Filed Pursuant to Rule 424(b)2

Registration No. 333-131369

Pricing Supplement No. 142 (to Prospectus and Prospectus Supplement
each dated January 30, 2006)

$5,000,000

AB SVENSK EXPORTKREDIT
(Swedish Export Credit Corporation)

S&P GSCITM Index Linked Notes
Due May 5, 2009

Your notes are issued by AB Svensk Exportkredit (Swedish Export Credit Corporation).  Your return on the notes at maturity is linked to the performance of the S&P GSCITM Index — Total Return, which we refer to as the S&P GSCI-TR or the index.  The notes are not principal protected.  As a result, at maturity you may receive less than all and possibly none of your principal investment.

On the maturity date, we will pay you a repayment amount in cash, which will be based on the difference between the initial index level of 9,057.745 and the final index level as determined on the fifth business day prior to the maturity date, which we call the determination date.  The repayment amount will equal the principal amount of your notes times a leverage factor of three times the percentage increase or decrease in the index, as adjusted to reflect the cost of providing the commodity-linked return on the notes described in this pricing supplement.

We will also pay interest on the notes on July 28, 2008, October 28, 2008 and January 28, 2009 and at maturity or upon earlier redemption or repurchase at a rate equal to three-month U.S. dollar LIBOR minus a spread of 0.27 % per annum.  The LIBOR rate will be reset on each quarterly interest payment date.

On any trading day prior to the determination date, a holder of all the notes may exercise the right to require us to repurchase all (but not a portion) of the notes for the repayment amount as determined on the date the holder gives notice of such exercise, plus interest accrued to the repurchase date, subject to the prior occurrence of an index end early event as described below.

An index end early event will be deemed to have occurred on a trading day prior to the determination date on which the index settles at or below 7,970.816, or  88% of the initial index level.  Upon an index end early event, you will receive the repayment amount determined using the closing value of the index on the trading day immediately following the date of such event, plus interest accrued to the redemption date.  The amount you will be entitled to receive in such event will be significantly less than the principal amount of your notes and could be zero.

See “Risk Factors” beginning on Page P-14 to read about factors you should consider before buying the notes.

THIS NOTE IS NOT PRINCIPAL PROTECTED.  YOU MAY LOSE UP TO 100% OF YOUR INVESTMENT IN THE NOTES.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this pricing supplement or the prospectus to which it relates. Any representation to the contrary is a criminal offense.

Goldman, Sachs & Co. has agreed to purchase the notes from us at a price equal to 99.75% of the principal amount of the notes, which will result in $4,987,500 of proceeds to us.

Goldman, Sachs & Co. may offer the notes in transactions in the over-the-counter market or through negotiated transactions at market prices or at negotiated prices.

UPDATED CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Aggregate Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Notes offered hereby	$5,000,000	100%	$5,000,000	$196.50(1)

(1)                                  The filing fee is calculated in accordance with Rule 457(r) under the Securities Act.  Pursuant to Rule 457(p) under the Securities Act, $13,810.20 of the registration fees paid in respect of securities covered by the registration statement of which this pricing supplement is a part remain unused.  $196.50 of that amount is being offset against the registration fee for this offering and $13,613.70 remains available for future registration fees.

Goldman, Sachs & Co. expects to deliver the notes in book-entry form only through the facilities of The Depository Trust

Company against payment in New York, New York, on April 28, 2008.

Standard & Poor’s® (“S&P”) and S&P® are registered trademarks of The McGraw-Hill Companies, Inc.  S&P GSCITM is a trademark of The McGraw-Hill Companies, Inc. They have been licensed for use by Goldman, Sachs & Co.  The offered notes are not sponsored, endorsed, sold or promoted by Standard & Poor’s and Standard & Poor’s makes no representation, warranty or condition regarding the advisability of investing in the offered notes.

Goldman, Sachs & Co.

Pricing Supplement dated April 21, 2008.

ABOUT THIS PRICING SUPPLEMENT

This pricing supplement is a supplement to:

·                  the accompanying prospectus supplement dated January 30, 2006 relating to our medium-term notes, series D, due nine months or more from date of issue and

·                  the accompanying prospectus dated January 30, 2006 relating to our debt securities.

If the information in this pricing supplement differs from the information contained in the prospectus supplement or the prospectus, you should rely on the information in this pricing supplement.

You should read this pricing supplement along with the accompanying prospectus supplement and prospectus.  All three documents contain information you should consider when making your investment decision.  You should rely only on the information provided or incorporated by reference in this pricing supplement, the prospectus and the prospectus supplement.  We have not authorized anyone else to provide you with different information.  We and Goldman, Sachs & Co. are offering to sell the notes and seeking offers to buy the notes only in jurisdictions where it is lawful to do so.  The information contained in this pricing supplement and the accompanying prospectus supplement and prospectus is current only as of its date.

INCORPORATION OF INFORMATION WE FILE WITH THE SEC

The SEC allows us to incorporate by reference the information we file with them.  This means:

·                  incorporated documents are considered part of this pricing supplement;

·                  we can disclose important information to you by referring you to those documents;

·                  information in this pricing supplement automatically updates and supersedes information in earlier documents that are incorporated by reference in the prospectus; and

·                  information that we file with the SEC that we incorporate by reference in this pricing supplement will automatically update and supersede this pricing supplement.

We incorporate by reference the documents listed below which we filed with the SEC under the Securities Exchange Act of 1934:

·                  our annual report on Form 20-F for the fiscal year ended December 31, 2007, which we filed with the SEC on April 1, 2008; and

·                  our report on Form 6-K which we furnished to the SEC on April 9, 2008.

We also incorporate by reference each of the following documents that we will file with the SEC after the date of this pricing supplement but before the end of the notes offering:

·                  any report on Form 6-K filed by us pursuant to the Securities Exchange Act of 1934 that indicates on its cover or inside cover page that we will incorporate it by reference in the registration statement of which this pricing supplement is a part; and

·                  reports filed under Sections 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934.

You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address:

AB Svensk Exportkredit
(Swedish Export Credit Corporation)
Västra Trädgårdsgatan 11B
10327 Stockholm, Sweden
Tel: 011-46-8-613-8300

DESCRIPTION OF THE NOTES

We will issue the notes under the indenture.  The information contained in this section and in the prospectus supplement and the prospectus summarizes some of the terms of the notes and the indenture.  This summary does not contain all of the information that may be important to you as a potential investor in the notes.  You should read the indenture and the supplemental indentures before making your investment decision.  We have filed copies of these documents with the SEC and at the offices of the trustee.  You should also carefully consider the matters set forth in “Risk Factors” before you decide to invest in the notes.

For the purposes hereof, the terms “Debt Securities,” “Indexed Security” and “Principal Indexed Security” used in the prospectus, and the terms “Notes” and “Indexed Notes” used in the prospectus supplement, include the notes we are offering in this pricing supplement.

Principal Amount:	$5,000,000 in aggregate. For purposes of expressing calculations of payments on the Notes, each Note is deemed to have a Principal Amount of $1,000.

Issue Price:	100% of the Principal Amount.

Trade Date:	April 21, 2008

Original Issue Date:	April 28, 2008

Maturity Date:

May 5, 2009 (the “Stated Maturity Date”), unless that day is not a business day, in which case the Stated Maturity Date will be the next following business day. If the fifth business day before the Stated Maturity Date is not the Determination Date, then the Stated Maturity Date will be the fifth business day after the Determination Date. If an Index End Early Event (as defined below) shall have occurred or the Early Repurchase Option (as defined below) shall have been exercised in accordance with the terms of the Note, the relevant maturity date shall be the Early Maturity Date (as defined below).

The Index:	The S&P GSCITM Index — Total Return, which we refer to as the S&P GSCI-TR or the Index. See “The S&P GSCI-TR”.

Sponsor:

The corporation or other entity that, in the determination of the Calculation Agent, (i) is responsible for setting and reviewing the rules and procedures and the methods of calculation and adjustments, if any, related to the Index and (ii) announces (directly or through an agent) the level of the Index on each Business Day. As of the date of this pricing supplement, the Sponsor is Standard & Poor’s.

Interest:

Interest will accrue on the outstanding principal amount of each Note for the period from and including the most recent Interest Payment Date (but if no interest has yet been paid, from and including the Original Issue Date) to but excluding the earlier of (i) the succeeding Interest Payment Date and (ii) the Early Maturity Date, as applicable.

For each Interest Period, interest will be payable on the Interest Payment Date immediately following the end of such Interest Period in an amount equal to:

(i) if the Interest Period does not end on the day before the Early Maturity Date:

Principal Amount x Accrued Interest Factor

(ii) if the Interest Period ends on the day before the Early Maturity Date:

FIDF x Principal Amount x Accrued Interest Factor

Interest Factor:	(Base Rate + Spread)/360, subject to a minimum of 0.00%.

Accrued Interest Factor:	For each Interest Period, the sum of the Interest Factors for each day during such Interest Period.

Base Rate:

USD LIBOR for a maturity of three months at 11:00 a.m., London time, on the applicable Interest Determination Date as reported on Reuters Screen LIBOR01 (or any successor or replacement page thereof), except that the Base Rate for the Interest Period ending on the day before the Stated Maturity Date will be a rate that the Calculation Agent will determine by interpolating between (1) the USD LIBOR of longest maturity that is less than or equal to the length of the applicable Interest Period, and (2) the USD LIBOR of shortest maturity that is greater than or equal to the length of the applicable Interest Period, in both cases as they appear on Reuters Screen LIBOR01 (or any successor or replacement page thereof), as of 11:00 a.m., London time, as determined on the applicable Interest Determination Date. For the avoidance of doubt, the Base Rate will not be re-evaluated even if the Stated Maturity Date is postponed due to a Market Disruption Event at the end of the final Interest Period.

Spread:	Minus 0.27% per annum.

Minimum Rate:	0.00%

Interest Period:

The period from and including the Original Issue Date to but excluding the next succeeding Interest Payment Date and each successive period from and including an Interest Payment Date to but excluding the next succeeding Interest Payment Date.

Interest Payment Dates:

July 28, 2008, October 28, 2008 and January 28, 2009 and the Maturity Date; provided that any such day that is subsequent to the Early Maturity Date shall not be an Interest Payment Date, and the Early Maturity Date shall instead be the last Interest Payment Date; provided, further, that if any such day is not a Business Day, then the Interest Payment Date will be the next succeeding Business Day, unless that succeeding business day would fall in the next calendar month, in which case such Interest Payment Date will be the immediately preceding Business Day.

If the Stated Maturity Date is postponed due to a Market Disruption Event or otherwise, we will pay the accrued interest on the Maturity Date as postponed.

Reset Dates:

July 28, 2008, October 28, 2008 and January 28, 2009; provided that if any such day is not a Business Day, the Reset Date will be the next succeeding Business Day, unless that succeeding Business Day would fall in the next calendar month, in which case such Reset Date will be the immediately preceding Business Day.

Interest Determination Dates:	The second London Banking Day prior to the Original Issue Date and to each Reset Date.

Determination Date:

April 28, 2009, provided however, that if such day is not a Trading Day or if a market disruption occurs or is continuing on such date, then the Determination Date shall be the next Trading Day on which no market disruption occurs or is continuing; provided, however, that in any event the Determination Date will be no later than May 5, 2009 (or, if such day is not a Business Day, the Business Day immediately following May 5, 2009). If the Determination Date is postponed until the latest possible date, the Calculation Agent shall make all required calculations on such date in the manner described in this pricing supplement.

Repayment Amount:	On the Maturity Date, in addition to the payment of accrued and unpaid interest, if any, you will receive an amount of cash per Note as determined by the Calculation Agent, equal to:

provided that in no event will the Repayment Amount be less than zero.
Final Commodity Amount:

Factor:	3.0

Initial Index Level:	9,057.745

Final Index Level:	The closing level of the Index on the Determination Date.

If the Final Index Level is less than the Initial Index Level, the amount payable on the Maturity Date will be less than the Principal Amount and may be zero.

Final Fee Amount:

Fee:	1.00% per annum (calculated on the actual number of days elapsed in a 365 day year).

Final Fee Days:	The total number of days from but excluding the Trade Date to and including the Determination Date.

Final TBill Amount:

Realized TBill Amount:	Equal to (1+Daily TBill Return) for each calendar day in the TBill Calculation Period, minus 1,

Where:

(1+Daily TBill Return) equals (1-91/360.r d-1) to the power of (-1/91) and d means each calendar day in the Calculation Period and rd is the TBill Auction High Rate for day d as defined above.

In formulaic terms the Realized TBill Amount equals

If on any day in the TBill Calculation Period United States Treasury Bills of the TBill Interest Rate Designated Maturity have been auctioned on a TBill Interest Rate Reset Date during the TBill Calculation Period but such rate for such TBill Interest Rate Reset Date does not appear on Telerate Page 56 (or any official successor or replacement page thereof), the rate for that TBill Interest Rate Reset Date will be the Bond Equivalent Yield of the rate set forth in H.15 Daily Update (or any official successor page thereto), or such other recognized electronic source used for the purpose of displaying such rate, for that day in respect of the Designated Maturity under the caption “U.S. Government Securities /Treasury bills/Auction high” converted by the Calculation Agent in a commercially reasonable manner to bank discount basis such that it is expressed in the same manner as the High Auction Rate.

If on any day in the TBill Calculation Period United States Treasury Bills of the TBill Interest Rate Designated Maturity have been auctioned on a TBill Interest Rate Reset Date during the TBill Calculation Period but such rate for such TBill Interest Rate Reset Date does not appear on Telerate Page 56 (or any official successor or replacement page thereof) and such rate is not set forth in the H.15 Daily Update in respect of the TBill Interest Rate Designated Maturity under the caption “U.S. Government securities/Treasury bills/Auction high” or another recognized electronic source, the rate for that TBill Interest Rate Reset Date will be the Bond Equivalent Yield of the auction rate for those Treasury Bills as announced by the United States Department of Treasury, converted by the Calculation Agent in a commercially reasonable manner to bank discount basis such that it is expressed in the same manner as the High Auction Rate.

If the United States Treasury Bills of the TBill Interest Rate Designated Maturity are not auctioned during any period of seven consecutive calendar days ending on a Friday and a TBill

Interest Rate Reset Date would have occurred if such Treasury Bills had been auctioned during that seven-day period, a TBill Interest Rate Reset Date will be deemed to have occurred on the day during that seven-day period on which such Treasury Bills would have been auctioned in accordance with the usual practices of the United States Department of Treasury, and the rate for that TBill Interest Rate Reset Date will be determined as if the parties had specified “USD-TBILL-Secondary Market” as the applicable TBill Interest Rate Option.

TBill Interest Rate Designated Maturity:	3 months.

TBill Auction High Rate for Each Date:	The USD-TBill Auction High Rate published at the most recent Auction Date prior to that day.

TBill Calculation Period:	From but excluding the Trade Date to and including the Determination Date.

TBill Interest Rate Reset Date:	Each day in the TBill Calculation Period on which U.S. Treasury Bills of the TBill Interest Rate Designated Maturity are auctioned.

TBill Interest Rate Option:	USD-TBILL Auction High Rate

Where:

“USD-TBILL Auction High Rate” means that the rate for a TBill Interest Rate Reset Date on which United States Treasury Bills are auctioned will be the rate for that day which appears on the Telerate Page 56 (or any official successor or replacement page thereof) under the heading “HIGH RATE”.

Market Disruption Event:

(i) The settlement price for any contract in the Index published by the trading facility on which it trades is a “limit price” (as further described under “Risk Factors—Suspensions or disruptions of trading in the commodity and related futures markets may adversely affect the value of your notes”) or (ii) the trading facility on which any contract included in the Index trades fails to report or publish a settlement price for such contract.

Effects of Market Disruption Events:

If a Market Disruption Event relating to the Index or one or more of the contracts underlying the Index (each an “index contract”) occurs on any Valuation Date, the Calculation Agent will calculate the Final Index Level or the Early Index Level, as applicable, using a price (i) for each index contract that did not suffer a Market Disruption Event on such date, the settlement price of such index contract on such date and (ii) for each index contract that did suffer a Market Disruption Event on such date, the settlement price of such index contract on the first succeeding Trading Day on which no Market Disruption Event is existing with respect to such index contract; provided that, if a Market Disruption Event occurs with respect to such index contract for five Business Days, the Calculation Agent will use a price for such index contract in the calculating the Final Index Level or the Early Index Level, as applicable, determined by the Calculation Agent on the fifth Business Day immediately succeeding such Valuation Date, taking into consideration the latest available quote for such index contract and any other information in good faith deemed relevant by the Calculation Agent. In calculating the Final Index Level or the Early Index Level in the circumstances described in this paragraph, the Calculation Agent shall use the formula for calculating the Index last in effect prior to such discontinuance.

Valuation Date:	Valuation Date means

(i) with respect to the Early Repurchase Option, the Early Repurchase Notice Date;

(ii) with respect to the Index End Early Event, the Trading Day immediately following the Trigger Date ((i) and (ii) each being called an “Early Valuation Date”); and

(iii) with respect to the Maturity Date, the Determination Date.

If the Early Repurchase Option has been exercised or an Index End Early Event has occurred, the amount payable on the Early Maturity Date shall be determined as set forth in the relevant sections below:

Early Repayment Amount:	On the Early Maturity Date, in addition to annual and unpaid interest, we will pay for each Note an amount in cash equal to:

Principal Amount + Early Commodity Amount — Early TBill Amount — Early Fee Amount

but not less than 0.

The Calculation Agent will provide written notice to the Trustee, on or prior to 10:30 a.m. (New York City time) on the third Business Day immediately preceding the Early Maturity Date, of the payment to be delivered with respect to each Note.  We will deliver such payment in cash to the Trustee for delivery to you on the Early Maturity Date, upon delivery of your Notes to the Trustee.

Early Maturity Date:

In the case of (i) exercise of the Early Repurchase Option or the occurrence of an Index End Early Event, the fifth Business Day following the applicable Early Valuation Date or (ii) a Market Disruption Event being in effect on the Early Valuation Date, the fifth Business Day following the date on which the applicable Early Index Level is determined.

Index End Early Event:

If on any Trading Day prior to the Determination Date, the Index Level settles at or below 7,970.816, which is 88% of the Initial Index Level (the “Trigger Level”), as determined by the Calculation Agent in its sole discretion, an Index End Early Event shall be deemed to have occurred and your note will be automatically redeemed in accordance with the provisions below relating to the Early Repurchase Option.

The Calculation Agent will provide written notice of the occurrence of an Index End Early Event to the Trustee and to DTC at or prior to 10:30 a.m. (New York City time) on the third Business Day immediately succeeding the Trigger Date.

Trigger Date:	The date on which the Index Level settles below the Trigger Level.

Early Repurchase Option:

A holder of all the Notes representing 100% of the aggregate Principal Amount will be entitled to require us to repurchase all (but not a portion) of the Notes on the applicable Early Maturity Date for the Early Repayment Amount plus accrued and unpaid interest to but excluding the applicable Early Maturity Date if by the earlier of 9:00 a.m. (New York time) on the Early Repurchase Notice Date such holder has (i) completed and delivered to the Calculation Agent through its participant at The Depository Trust Company, which we refer to as DTC, the “Official Notice of Early Repurchase Exercise” (in the form of Annex A attached hereto), (ii) given telephonic notification to the Calculation Agent (confirmed by fax on such date to the Calculation Agent, which will give notice to us) and (iii) irrevocably instructed its broker or the participant through which it owns its interest in the Notes to transfer the entire book entry interest in the Notes to the Trustee on its behalf on or before the applicable Early Maturity Date.

The holder of the Notes will not, however, be entitled to exercise the Early Repurchase Option if (i) an Index End Early Event has occurred on or prior to the Early Repurchase Notice Date or (ii) such holder owns Notes representing less than 100% of the aggregate Principal Amount.

Early Repurchase Notice Date:

Any Trading Day on which the holder of all the Notes has duly completed and delivered to the Calculation Agent the Official Notice of Early Repurchase Exercise, has made the telephonic and fax notifications to the Calculation Agent and us and irrevocably instructed its broker or DTC participant, in each case, at or prior to the earlier of 9:00 a.m. (New York City time), as described under “— Early Repurchase Option” above; provided that such Trading Day falls during the period commencing on the Trading Day following the Issue Date and ending on the earlier of (i) 9:00 a.m. on the Trading Day prior to any Trigger Date and (ii) 9:00 a.m. (New York City time) on the Determination Date. If the Official Notice of Early Repurchase Exercise was given after 9:00 a.m., New York time on a Trading Day, or on a day that is not a Trading Day, the Early Repurchase Notice Date will be the first Trading Day following the date on which the Official Notice of Early Repurchase Exercise is given unless an Index End Early Event occurs on such date.

Early Commodity Amount:

Early Index Level:	The closing level of the Index as determined on the applicable Valuation Date.
Commodity Discount Factor (“CDF”):

Commodity Discount Factor LIBOR (“CDF LIBOR”):

The rate for deposits in U.S. dollars for a period (the “Commodity Designated Maturity”) equal to Commodity Days Remaining (interpolated, if necessary, and subject to a minimum designated maturity of 1 month) which appears on Reuters Screen LIBOR01 (or any successor or replacement page thereof) as of 11:00 a.m., London time, on an Early Valuation Date. If such rate does not appear on Reuters Screen LIBOR01 (or any successor or replacement page thereof), Commodity Discount Factor LIBOR shall be determined by the Calculation Agent.

Commodity Days Remaining:	The number of days from (but excluding) the Early Maturity Date up to (and including) the Determination Date.
Fixed Income Discount Factor (“FIDF”):

Fixed Income Discount Factor LIBOR (“FIDF LIBOR”):

The rate for deposits in U.S. Dollars for a period (the “Fixed Income Designated Maturity”) equal to Fixed Income Days Remaining (interpolated, if necessary, and subject to a minimum designated maturity of 1 month) which appears on Reuters Screen LIBOR01 (or any successor or replacement page thereof) as of 11:00 a.m., London time, on the applicable Early Valuation Date. If such rate does not appear on Reuters Screen LIBOR01 (or any successor or replacement page thereof), LIBOR shall be determined by the Calculation Agent.

Fixed Income Days Remaining:	The number of days from (but excluding) the Early Maturity Date up to (and including) the earlier of the next Interest Reset Date and the Stated Maturity Date.

Early TBill Amount:	CDF * Principal Amount * Factor * Historic TBill Amount * TBill Factor

Historic TBill Amount:	The Realized TBill Amount, with a Calculation Period from the Trade Date to the applicable Early Valuation Date.

TBill Factor:

The projected Realized TBill Amount from the applicable Early Valuation Date to the Determination Date, calculated by the Calculation Agent in a commercially reasonable manner intended to reflect the fair economic value to both parties.

Early Fee Amount:

Early Fee Days:	The total number of days from but excluding the Trade Date up to and including the applicable Early Valuation Date.
General Provisions

Adjustment to Index:

If the Index is (i) not calculated and announced by the Sponsor but is calculated and announced by a successor sponsor acceptable to the Calculation Agent or (ii) replaced by a successor index using, in the determination of the Calculation Agent, the same or a substantially similar formula for the method of calculation as used in the calculation of the Index, then the Index will be deemed to be the Index so calculated and announced by that successor sponsor or that successor index, as the case may be.

If (i) prior to the Determination Date, the Sponsor makes a material change in the formula for or the method of calculating the Index or in any other way materially modifies the Index (other than a modification prescribed in that formula or method relating to the composition of the Index, the weighting of the components of the Index and other routine events and modifications) or (ii) on the Determination Date, in the absence of a Market Disruption Event, the Sponsor fails to calculate and announce the Index, or the Index has ceased to be calculated by the Sponsor or a successor sponsor and has not been replaced by a successor index, then the Calculation Agent shall calculate the level of the Index, in lieu of a published level for the Index, in accordance with the formula for and method of calculating the Index last in effect prior to that change or failure, but using only those contracts that were included in the Index immediately prior to that change or failure (or, if such contracts are no longer traded, contracts that are the most comparable, in the judgment of the Calculation Agent), in good faith and in a commercially reasonable manner.

If the Final Index Level published on the Determination Date is subsequently corrected and the correction is published by the Sponsor or (if applicable) a successor sponsor not later than four Business Days prior to the Maturity Date, then the corrected Final Index Level for the Determination Date shall be deemed the official Final Index Level for the Determination Date and the Calculation Agent shall use the corrected Final Index Level in accordance with the above provisions.

Trading Day:

For the purposes of this confirmation, “Trading Day” means a day when

1)             The Sponsor is open for business and calculates and publishes the S&P GSCI;

2)             The Calculation Agent in London is open for business;

3)             Goldman, Sachs & Co. in New York is open for business; and

4)             All trading facilities on which futures contracts are traded for the commodities included in the S&P GSCI are open for trading.

Business Day:

Any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in the City of New York or London.

Denominations:	$1,000 minimum and $1,000 integral multiples thereafter. For purposes of expressing calculations of payments on the Notes, each Note is deemed to have a principal amount of $1,000.

CUSIP:	00254EEN8

Form of Note:

Book Entry. The Notes will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, DTC and will be registered in the name of a nominee of DTC. DTC’s nominee will be the only registered holder of the Notes. Your beneficial interest in the Notes will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in DTC. In this pricing supplement, all references to actions taken by you or to be taken by you refer to actions taken or to be taken by DTC and its participants acting on your behalf, and all references to payments or notices to you will mean payments or notices to DTC, as the registered holder of the Notes, for distribution to participants in accordance with DTC’s procedures. For more information regarding DTC and book entry securities, please read “Description of the Notes—Forms of the Notes” in the accompanying prospectus supplement.

Trustee:	The Bank of New York Trust Company, N.A., successor in interest to J.P. Morgan Trust Company, National Association.

Calculation Agent:	Goldman Sachs International.

All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the Trustee and us.

Alternate Redemption Calculation in Case of an Event of Default:

In case an event of default with respect to the Notes shall have occurred and be continuing, the amount declared due and payable per Note upon any acceleration of the Notes (an “Event of Default Acceleration”) shall be determined by the Calculation Agent and shall be an amount in U.S. dollars equal to the Repayment Amount plus accrued and unpaid interest to but excluding the applicable redemption date, calculated as though the date of acceleration were a Valuation Date; provided that, if either (i) you have exercised your Early Repurchase Option or (ii) an Index End Early Event has occurred, the amount declared due and payable upon any such acceleration will be the Early Repayment Amount plus accrued and unpaid interest to but excluding the applicable redemption date determined by the Calculation Agent as of the applicable Valuation Date.

If the maturity of the Notes is accelerated because of an Event of Default Acceleration as described above, we shall, or shall cause the Calculation Agent to, provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, and to DTC of the aggregate amount of cash due with respect to the Notes as promptly as possible and in no event later than two Business Days after the date of acceleration.

Tax Redemption:

We may redeem the Notes prior to maturity if, due to the imposition by Sweden or one of its taxing authorities of any tax, assessment or governmental charge subsequent to the date of the issuance of the Notes, we would become obligated to pay additional amounts. If such an imposition occurs, we may at our option redeem all, but not less than all, the Notes by giving notice specifying a redemption date at least 30 days, but not more than 60 days, after the date of the notice. In such event, the redemption price per Note will be determined by the Calculation Amount and will be equal to the Repayment Amount plus accrued and unpaid interest to but excluding the redemption date, calculated as though the applicable Valuation Date were the third Business Day prior to the early redemption date.

RISK FACTORS

Unlike ordinary debt securities, the return on the notes depends on changes in values of a commodity index.  As described in more detail below, the trading price of the notes may vary considerably before the maturity date due, among other things, to fluctuations in the prices of the contracts that make up the S&P GSCI-TR and other events that are difficult to predict and beyond our control.  Your notes are a riskier investment than ordinary debt securities.  Also, your notes are not equivalent to investing directly in the contracts comprising the S&P GSCI-TR.  You should carefully consider the risks set forth below before investing in the notes.

The notes are financial instruments that are suitable only for sophisticated investors who are experienced with respect to derivatives and derivative transactions and indexed instruments, and who are able to bear the loss of a portion of their principal investment.  Accordingly, you should consult your own financial and legal advisors as to the risks entailed by an investment in the notes and the suitability of such notes in light of your particular circumstances.  For further information, see “Risks associated with foreign currency notes and indexed notes” in the prospectus supplement.

Assuming no changes in market conditions or any other relevant factors, the value of your notes on the date of this pricing supplement (as determined by reference to pricing models used by Goldman, Sachs & Co.) is significantly less than the original issue price.

The value or quoted price of your notes at any time, however, will reflect many factors and cannot be predicted.  If Goldman, Sachs & Co. makes a market in the notes, the price quoted by Goldman, Sachs & Co. would reflect any changes in market conditions and other relevant factors, and the quoted price (and the value of your notes that Goldman, Sachs & Co. will use for account statements or otherwise) could be higher or lower than the original issue price, and may be higher or lower than the value of your notes as determined by reference to pricing models used by Goldman, Sachs & Co.

If at any time a third party dealer quotes a price to purchase your notes or otherwise values your notes, that price may be significantly different (higher or lower) than any price quoted by Goldman, Sachs & Co.  You should read “The market value of your notes may be influenced by many factors that are complex and unpredictable, including volatile commodities prices” below.

Furthermore, if you sell your notes, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount.

There is no assurance that Goldman, Sachs & Co. or any other party will be willing to purchase your notes and, in this regard, Goldman, Sachs & Co. is not obligated to make a market in the notes.  See “Secondary trading in the notes may be limited” below.

We will not repay you a fixed amount of principal on the notes at maturity and we are not liable for any loss of principal that you may incur due to fluctuations in the index level.

The repayment amount will depend on the change in the value of the index.  Because the value of the index is subject to market fluctuations, the repayment amount may be less than the principal amount of the notes, and you will lose part or all of your investment if the final index level is below the initial index level.  Even if the final index level is above the initial index level, you may lose part of your principal investment if the excess does not offset the deduction in the repayment amount for the cost of providing the commodity-linked return on the notes.  You may also lose part or all of your investment if you sell the notes in the secondary market before their maturity.

Leverage increases the sensitivity of your notes to changes in the value of the index.

Because your investment in the notes is leveraged, changes in the value of the index will have a greater impact on the payout on your notes than on a payout on securities that are not so leveraged.  Since the leverage factor provides 300% exposure to increases and decreases in the value of the index, every 1% change in the value of the index will translate into approximately a 3% change in the repayment amount you will receive.  In particular, any decrease in the value of the index would result in a significantly greater decrease in the repayment amount and you would suffer losses on your investment in the notes substantially greater than you would if your notes did not contain a leverage component.

Your notes will be automatically redeemed if the index level is equal to less than 88% of the initial index level.

If on any trading day prior to the Determination Date, the index value is equal to or less than  88% of the initial index level, which we call an index end early event, your notes will be automatically redeemed.  The repayment amount will be based on the performance of the index, as reduced by interest charges and fees for providing the commodity-linked return on the notes, as determined on the trading day immediately following the index end early event.  In this case, you will receive a repayment amount that will likely be significantly less than the principal amount of your notes and could be zero if the index value drops precipitously.

The formula for determining the repayment amount does not take into account all developments in the S&P GSCI-TR.

The formula used to calculate the repayment amount otherwise only compares the index levels on the trade date and the applicable valuation date.  No other index levels will be taken into account for that purpose.  As a result, you may lose part of your investment even if the index has risen at certain times during the term of the notes before falling to a level below the initial index level on the determination date.

Past index performance is no guide to future performance.

The actual performance of the S&P GSCI-TR over the life of the notes, as well as the amount payable at maturity, may bear little relation to the historical levels of the S&P GSCI-TR or to the hypothetical return examples set forth elsewhere in this pricing supplement.  We cannot predict the future performance of the index.

The market value of your notes may be influenced by many factors that are complex and unpredictable, including volatile commodities prices.

When we refer to the market value of your notes, we mean the value that you could receive for your notes if you chose to sell them in the open market before the maturity date.

The market value of your notes will be affected by many factors that are beyond our control and are unpredictable.  Moreover, these factors interrelate in complex ways, and the effect of one factor on the market value of your notes may offset or enhance the effect of another factor.  The following paragraphs describe the expected impact on the market value of your notes given a change in a specific factor, assuming all other conditions remain constant.

Prices of commodity futures contracts may change unpredictably, affecting the value of your notes in unforeseeable ways.

Prices of commodity futures contracts are affected by a variety of factors, including weather, governmental programs and policies, national and international political and economic events, changes in interest and exchange rates and trading activities in commodities and related contracts.  These factors may affect the level of the S&P GSCI-TR and the value of your notes in varying ways, and different factors may cause the value of different commodities included in the index, and the volatilities of their prices, to move in inconsistent directions and at inconsistent rates.

The index level will affect the market value of your notes, but the market value of your notes may not change in the same manner as the level of the index.

We expect that the market value of your notes at any particular time will depend substantially on the amount, if any, by which the level of the index at that time has risen above or has fallen below the initial index level.

However, your notes may trade quite differently from the performance of the index.  For the reasons described under “The formula for determining the repayment amount does not take into account all developments in the S&P GSCI-TR” and other market-related reasons, such as those described below, changes in the level of the index may not result in comparable changes in the market value of your notes.  If you sell notes prior to maturity, you may receive substantially less than the amount that would be payable if the repayment amount were calculated as if your date of sale were the maturity date because of an expectation that the index level will continue to fluctuate, or exhibit volatility, until the final index level is determined.  If you sell your notes at a time when the level of the index has generally trended below, or not sufficiently above, the initial index level, you may receive less than the face amount of your notes.  Political, economic and other developments that affect the commodity underlying the index may also affect the level of the index and, indirectly, the market value of your notes.

Changes in interest rates are likely to affect the market value of your notes.

We expect that the market value of your notes, like that of a traditional debt security, will be affected by changes in interest rates, although these changes may affect your notes and a traditional debt security to different degrees.  In general, if interest rates increase, we expect that the market value of your notes will decrease and, conversely, if interest rates decrease, we expect that the market value of your notes will increase.

Changes in the volatility of the index are likely to affect the market value of your notes.

The volatility of the index refers to the size and frequency of the changes in the index level.  In general, if the volatility of the index increases, we expect that the market value of your notes will increase and, conversely, if the volatility of the index decreases, we expect that the market value of your notes will decrease.

Any decline in our credit ratings may affect the market value of your notes.

Our credit ratings are an assessment of our ability to pay our obligations, including those on the offered notes.  Consequently, actual or anticipated declines in our credit ratings may affect the market value of your notes.

Trading and other transactions by Goldman, Sachs & Co. in the contracts and the underlying commodities included in the S&P GSCI may adversely affect the value of your notes.

The S&P GSCITM  Index, on which the S&P GSCI-TR is based, is comprised of numerous commodity contracts as described in “The S&P GSCI-TR — The S&P GSCI—Composition of the S&P GSCI”.  Goldman, Sachs & Co. and its affiliates actively trade futures contracts and options on futures contracts on the commodities that underlie the S&P GSCI, over-the-counter contracts on these commodities, the underlying commodities included in the S&P GSCI and other instruments and derivative products based on the S&P GSCI and the S&P GSCI-TR.  Trading in the futures contracts on commodities included in the S&P GSCI, the underlying commodities and related over-the-counter products by Goldman, Sachs & Co. and its affiliates and unaffiliated third parties could adversely affect the value of the S&P GSCI-TR, which could in turn affect the return on and the value of your notes.

Although we are not obligated to do so, we have elected to hedge our obligation under the notes with an affiliate of Goldman, Sachs & Co.  That affiliate, in turn, will most likely directly or indirectly hedge any of its obligations through transactions in the futures and options markets.  Goldman, Sachs & Co. and its affiliates may also issue or underwrite financial instruments with returns indexed to the S&P GSCI or any of its sub-indices, including the S&P GSCI-TR.  In addition, the Sponsor has licensed and may continue to license the S&P GSCI and any of its sub-indices, including the S&P GSCI-TR, for use by unaffiliated trading advisors, for publication in newspapers and periodicals, for distribution by information and data dissemination services and for various other purposes.

There may be conflicts of interest between you and Goldman, Sachs & Co.

Certain activities conducted by Goldman, Sachs & Co. and its affiliates may conflict with your interests as a holder of the notes.  For example, as indicated above, we have elected to hedge our obligations under the notes with an affiliate of Goldman, Sachs & Co.  It is possible that affiliates of Goldman, Sachs & Co. could receive substantial returns with respect to these hedging activities while the value of your notes may decline.

Goldman, Sachs & Co. and its affiliates may also engage in trading for their proprietary accounts, for other accounts under their management or to facilitate transactions, including block transactions, on behalf of customers relating to one or more of the underlying commodities included in the S&P GSCI.  Any of these activities of Goldman, Sachs & Co. or its affiliates could adversely affect the level of the S&P GSCI — directly or indirectly by affecting the price of the underlying commodities — and, therefore, the value of the S&P GSCI-TR, the market value of your notes and the amount we will pay on your notes at maturity.

We may also issue, and Goldman, Sachs & Co. and its affiliates may also issue or underwrite, other securities or financial or derivative instruments indexed to the S&P GSCI or any of its sub-indices, including the S&P GSCI-TR, which would compete with the notes.  By introducing competing products into the marketplace in this manner, we or Goldman, Sachs & Co. and its affiliates could adversely affect the market value of your notes and the amount we pay on your notes at maturity.  To the extent that Goldman, Sachs & Co. or its affiliates serve as issuer, agent or underwriter of those securities or other similar instruments, their interests with respect to those products may be adverse to your interests as a holder of the notes.

As calculation agent, Goldman Sachs International will have the authority to make determinations that could affect the market value of your notes and the amount you receive at maturity.

As calculation agent for your notes, Goldman Sachs International will have discretion in making various determinations that affect your notes, including the final index level or early index level, the repayment amount payable on any early redemption for tax reasons or any acceleration, various interest rate determinations (including the base rate and the realized Tbill amount), and in some cases when a market disruption event is occurring, daily contract reference prices for futures contracts.  We will use these determinations to calculate how much cash we must pay at maturity or on an early maturity date.  The exercise of this discretion by Goldman Sachs International could adversely affect the value of your notes and may present Goldman, Sachs & Co. and Goldman Sachs International with a conflict of interest of the kind described above under “There may be conflicts of interest between you and Goldman, Sachs & Co.”

Suspensions or disruptions of trading in the commodity and related futures markets may adversely affect the value of your notes.

The commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention.  In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices which may occur during a single business day.  These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price”.  Once the limit price has been reached in a particular contract, trading restrictions will follow the regulations set forth by the trading facility on which the contract is listed.  Limit prices may have the effect of precluding trading in a particular contract, which could adversely affect the value of the index and, therefore, the value of your notes.

In making its calculations of the S&P GSCI and the S&P GSCI-TR as published on Reuters page GSCI, or any successor thereto, if the relevant trading facility does not publish a settlement price as scheduled, or publishes a settlement price that, in the reasonable judgment of the Sponsor, is manifestly incorrect, the Sponsor may determine the settlement price in its reasonable judgment.  In addition, if any day on which the Sponsor calculates the S&P GSCI is a day on which a relevant trading facility for a contract on a commodity that underlies the S&P GSCI is not open, then the Sponsor will use the settlement price for such contract as of the last day on which such trading facility was open.  Under the circumstances described above, the value of the S&P GSCI and the S&P GSCI-TR and the value of your notes may be adversely affected.

If a market disruption event occurs on any contract included in the S&P GSCI, the value of that contract at the determination date will not be calculated until a settlement price can be determined.  If a market disruption event lasts for five trading days, the Calculation Agent will calculate the final index level and the repayment amount on the fifth trading day in a commercially reasonable manner.  Accordingly, the calculation of your indexed payment may be delayed beyond what would otherwise be the determination date and may be subject to the judgment of the Calculation Agent.  Additionally, regardless of the market disruption event, the Sponsor will continue to calculate the S&P GSCI-TR settlement value and publish such value on Reuters, or any successor thereto, according to the process described above.  Therefore, if a market disruption event occurs, the repayment amount may not reflect the actual value of the S&P GSCI-TR on the determination date.

You may not receive your repayment amount on the stated maturity date or on the fifth business day after an early valuation date.  If a market disruption event is in effect on the applicable valuation date, you will not receive your repayment amount until the fifth business day after the final index level or the early index level can be determined.

The S&P GSCI-TR may in the future include contracts that are not traded on regulated futures exchanges.

The S&P GSCI-TR was originally based solely on futures contracts traded on regulated futures exchanges (referred to in the United States as “designated contract markets”).  At present, the S&P GSCI-TR continues to be comprised exclusively of regulated futures contracts.  As described below, however, the S&P GSCI-TR may in the future include over-the-counter contracts (such as swaps and forward contracts) traded on trading facilities that are subject to lesser degrees of regulation or, in some cases, no substantive regulation.  As a result, trading in such contracts, and the manner in which prices and volumes are reported by the relevant trading facilities, may not be subject to the same provisions of, and the protections afforded by, the Commodity Exchange Act of 1922, as amended, or other applicable statutes and related regulations, that govern trading on regulated futures exchanges.  In addition, many electronic trading facilities have only recently initiated trading and do not have significant trading histories.  As a result, the trading of contracts on such facilities and the inclusion of such contracts in the S&P GSCI-TR may be subject to certain risks not presented by most exchange-traded futures contracts, including risks related to the liquidity and price histories of the relevant contracts.

Higher future prices of commodities included in the S&P GSCI-TR relative to their current prices may decrease the repayment amount.

As the contracts that underlie the S&P GSCI-TR come to expiration, they are replaced by contracts that have a later expiration.  Thus, for example, a contract purchased and held in May may specify an July expiration.  As time passes, the contract expiring in July is replaced by a contract for delivery in October.  This is accomplished by selling the July contract and purchasing the October contract.  This process is referred to as “rolling”.  If the market for these contracts is (putting aside other considerations) in “backwardation”, where the prices are lower in the distant delivery months than in the nearer delivery months, the sale of the July contract would take place at a price that is higher than the price of the October contract, thereby creating a “roll yield”.  While many of the contracts included in the S&P GSCI have historically experienced constant periods of backwardation, backwardation will most likely not exist at all times.  Some commodities futures contracts included in the S&P GSCI, such as gold, have historically traded in “contango” markets.  Contango markets are those in which the prices of contracts are higher in the distant delivery months than in the nearer delivery months.  The absence of backwardation in the market for a commodities futures contract could result in negative “roll yields,” which could adversely affect the value of the S&P GSCI and, accordingly, decrease the repayment amount.

Data sourcing, calculation and concentration risks associated with the index may adversely affect the market price of the notes.

The notes are linked to the index, which is composed of a basket of exchange-traded futures contracts on commodities and is therefore less diversified than funds or investment portfolios investing in a broader range of products. Accordingly, the notes could experience greater volatility than these other investments.  Additionally, the annual composition of the index will be recalculated in reliance upon historic price, liquidity and production data that are subject to potential errors in data sources or other errors that may affect the weighting of the index underliers.  Any discrepancies that require revision are not applied retroactively but will be reflected in the weighting calculations of the index for the following period.  Additionally, the sponsor may not discover every discrepancy.  Furthermore, the weightings for the index are determined by the sponsor, in consultation with its advisory committee.  The sponsor also has discretion in making decisions with respect to the index and has no obligation to take the needs of any parties to transactions involving the index into consideration when reweighting or making any other changes to the index.  Finally, the exchange-traded commodities underlying the futures contracts included in the index form time to time are concentrated in a limited number of sectors.  An investment in the notes may therefore carry risks similar to a concentrated securities investment in a limited number of industries or sectors.

Changes in the composition and valuation of the S&P GSCI may adversely affect your notes.

The composition of the S&P GSCI may change over time, as additional contracts satisfy the eligibility criteria of the S&P GSCI or contracts currently included in the S&P GSCI fail to satisfy such criteria.  A number of modifications to the methodology for determining the contracts to be included in the S&P GSCI, and for valuing the S&P GSCI, have been made in the past several years and further modifications may be made in the future.  Such changes could adversely affect the value of the notes.

In the event that the Sponsor discontinues publication of the S&P GSCI or the S&P GSCI-TR, Goldman Sachs International, as calculation agent, will continue to calculate the S&P GSCI-TR during the remaining term of the notes, based on the methodology described in this pricing supplement.

Secondary trading in the notes may be limited.

The notes are a new issue of securities with no established trading market.  Your notes will not be listed on any securities exchange or be included in any interdealer market quotation system or any electronic communications network, and there may be little or no secondary market for your notes.  Even if a secondary market for your notes develops, it may not provide significant liquidity and we expect that transaction costs in any secondary market would be high.  As a result, the differences between bid and ask prices for your notes in any secondary market could be substantial.

ADDITIONAL INFORMATION

Calculation Agent

We have initially appointed Goldman Sachs International as Calculation Agent for the purpose of determining the Final Index Level and the Repayment Amount, as described herein, and for all calculations and determinations regarding Market Disruption Events or an Index End Early Event, the interest rate applicable to any overdue payment of the Repayment Amount and the redemption or repurchase price upon any early redemption or repurchase of the notes.  Unless there is manifest error, these determinations by the Calculation Agent shall be final and binding on us and the holders of the notes.

Investors may obtain information at any time regarding the calculation of the S&P GSCI-TR as published on Reuters Page S&P GSCI or, following any Market Disruption Event, as calculated for purposes of the notes, including following changes in the composition of the S&P GSCI, by contacting the Calculation Agent.  Upon request, the Calculation Agent will provide a written statement to an investor showing how the closing level of the S&P GSCI-TR was calculated on any date for purposes of the notes and how the Repayment Amount per U.S. $1,000 of the principal amount of the notes was calculated.

License Agreement

Goldman, Sachs & Co. has entered into a license agreement (the “License Agreement”) granting us a non-exclusive license to use the S&P GSCI-TR in connection with the notes.  The License Agreement provides that, in the event that Goldman, Sachs & Co. fails to provide the S&P GSCI-TR to us on a regular basis with the result that we are unable to determine the S&P GSCI-TR and the Repayment Amount payable in respect of the notes, we or our authorized designee (which shall be a major accounting firm which we appoint) shall be authorized to calculate the S&P GSCI-TR.  In such event, Goldman, Sachs & Co. will provide us or the accounting firm with any and all information that may be necessary in order to enable us or the accounting firm to perform these calculations.

Goldman, Sachs & Co. makes no representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the S&P GSCI or S&P GSCI-TR to track general commodity market performance or commodities futures market performance.  Goldman, Sachs & Co. has no obligation to take the needs of the licensee or the owners of the notes into consideration in determining, composing or calculating the S&P GSCI or S&P GSCI-TR.  Goldman, Sachs & Co. has no obligation or liability in connection with the administration or trading of the notes.

NEITHER WE NOR GOLDMAN, SACHS & CO. GUARANTEES THE QUALITY, ACCURACY OR THE COMPLETENESS OF THE S&P GSCI, THE S&P GSCI-TR OR ANY DATA INCLUDED THEREIN.  NEITHER WE NOR GOLDMAN, SACHS & CO. MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM ANY USE OF THE S&P GSCI, THE S&P GSCI-TR OR ANY DATA INCLUDED THEREIN.  NEITHER WE NOR GOLDMAN, SACHS & CO. MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P GSCI, THE S&P GSCI-TR AND ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL EITHER WE OR GOLDMAN, SACHS & CO. HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

THE NOTES ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY S&P.  S&P MAKES NO REPRESENTATION, CONDITION OR WARRANTY, EXPRESS OR IMPLIED, TO THE OWNERS OF THE NOTES OR ANY MEMBER OF THE PUBLIC REGARDING THE ADVISABILITY OF INVESTING IN SECURITIES GENERALLY OR IN THE NOTES PARTICULARLY OR THE ABILITY OF THE S&P GSCI TO TRACK GENERAL MARKET PERFORMANCE.  S&P’S ONLY RELATIONSHIP TO THE ISSUER IS THE LICENSING OF CERTAIN TRADEMARKS AND TRADE NAMES AND OF THE S&P GSCI WHICH IS DETERMINED, COMPOSED AND CALCULATED BY S&P WITHOUT REGARD TO THE NOTES.  S&P HAS NO OBLIGATION TO TAKE THE NEEDS OF THE ISSUER OR THE OWNERS OF THE NOTES INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE S&P GSCI.  S&P IS NOT RESPONSIBLE FOR AND HAS NOT PARTICIPATED IN THE DETERMINATION OF THE PRICES AND AMOUNT OF THE NOTES OR THE TIMING OF THE ISSUANCE OR SALE OF THE NOTES.  S&P HAS NO OBLIGATION OR LIABILITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR TRADING OF THE NOTES.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P GSCI OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN.  S&P MAKES NO WARRANTY, CONDITION OR REPRESENTATION, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE ISSUER, GOLDMAN, SACHS & CO., OWNERS OF THE NOTES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P INDICES OR ANY DATA INCLUDED THEREIN.  S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, REPRESENTATIONS OR CONDITIONS, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OR CONDITIONS OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE AND ANY OTHER EXPRESS OR IMPLIED WARRANTY OR CONDITION WITH

RESPECT TO THE S&P GSCI OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS) RESULTING FROM THE USE OF THE S&P GSCI OR ANY DATA INCLUDED THEREIN, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

Hypothetical Examples

In the table below, we provide a range of hypothetical pretax index returns for the index.  Based on these hypothetical index returns, we illustrate a range of approximate Repayment Amounts, expressed as a percentage of the Principal Amount of the notes.  These figures are provided for purposes of illustration only.  They should not be taken as an indication or prediction of future investment results and are intended merely to illustrate the impact that various hypothetical index returns could have on the Repayment Amount, assuming all other variables remain constant.

The information in the table reflects hypothetical rates of return on the notes assuming that they are purchased at a price of 100% of their principal amount on the original Issue Date and held to the Maturity Date.  If you sell your notes prior to the Maturity Date, your return will depend upon the market value of your notes at the time of sale, which may be affected by a number of factors that are not reflected in the table below.  For a discussion of some of these factors, see “Risk Factors” above.

The table below also assumes that there is no change in or affecting commodities futures contracts or the method by which Goldman, Sachs & Co. calculates the index level and that no Market Disruption Event occurs.  Also, the hypothetical rates of return shown below do not take into account the effects of applicable taxes.  Because of the U.S. tax treatment applicable to your note, tax liabilities could affect the after-tax rate of return on your notes to a comparatively greater extent than the after-tax return on the underlying commodity.

The Index has been volatile in the past and its performance cannot be predicted for any future period.  The actual performance of the index over the life of the notes, as well as the amount payable at maturity, may bear little relation to the hypothetical return examples set forth below or to the historical levels of the Index set forth elsewhere in this pricing supplement.  For information about the level of the Index during recent periods, see “The S&P GSCI-TR — Historical Values of the S&P GSCI-TR” below.

The table below assumes an Initial Index Level of 8,913.374 and is modeled using the Tbill forward curve prevailing at April 15, 2008.

Final Index Level	Percentage Change in S&P GSCI-TR	Percentage of Principal Amount		Annual Yield (%) on Principal Amount
17,826.75	100%	392.	62%	282.	65%
15,044.07	80%	332.	62%	225.	18%
14,261.40	60%	272.	62%	167.	53%
13,370.06	50%	242.	62%	138.	61%
12,478.72	40%	212.	62%	109.	63%
11,587.39	30%	182.	62%	80.	56%
10,696.05	20%	152.	62%	51.	41%
9,804.711	10%	122.	62%	22.	15%
8,913.374	0%	92.	62%	-7.	24%
8,022.037	-10%	62.	62%	-36.	82%
7,567.368	-12%	56.	62%	-42.	77%
7,130.699	-20%	32.	62%	-66.	68%
6,239.362	-30%	2.	62%	-97.	19%
5,348.024	-40%	0.	00%	-100.	00%
4,456.687	-50%	0.	00%	-100.	00%
3,565.350	-60%	0.	00%	-100.	00%
1,782.675	-80%	0.	00%	-100.	00%
0.00	-100%	0.	00%	-100.	00%

Same-Day Funds Settlement and Payment

The initial settlement for the notes and all payments of principal will be made in immediately available funds.

Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds.  In contrast, the notes will trade in the Same-Day Funds Settlement System of The Depository Trust Company (the “Depository”) until maturity, and secondary market trading activity in the notes will therefore be required by the Depository to settle in immediately available funds.  We cannot assure you as to the effect, if any, of settlement in immediately available funds on trading activity in the notes.

THE COMMODITY MARKETS

Contracts on physical commodities are traded on regulated futures exchanges, in the over-the-counter market and on various types of physical and electronic trading facilities and markets.  At present, all of the contracts included in the S&P GSCI are exchange-traded futures contracts.  An exchange-traded futures contract is a bilateral agreement providing for the purchase and sale of a specified type and quantity of a commodity or financial instrument during a stated delivery month for a fixed price.  A futures contract on an index of commodities provides for the payment and receipt of a cash settlement based on the value of such commodities.  A futures contract provides for a specified settlement month in which the commodity or financial instrument is to be delivered by the seller (whose position is therefore described as “short”) and acquired by the purchaser (whose position is therefore described as “long”) or in which the cash settlement amount is to be made.

There is no purchase price paid or received on the purchase or sale of a futures contract.  Instead, an amount of cash or cash equivalents must be deposited with the broker as “initial margin”.  This amount varies based on the requirements imposed by the exchange clearing houses, but may be as low as 5% or less of the value of the contract.  This margin deposit provides collateral for the obligations of the parties to the futures contract.

By depositing margin in the most advantageous form (which may vary depending on the exchange, clearing house or broker involved), a market participant may be able to earn interest on its margin funds, thereby increasing the potential total return that may be realized from an investment in futures contracts.  The market participant normally makes to, and receives from, the broker subsequent payments on a daily basis as the price of the futures contract fluctuates.  These payments are called “variation margin” and make the existing positions in the futures contract more or less valuable, a process known as “marking to market”.

Futures contracts are traded on organized exchanges, known as “contract markets” in the United States, through the facilities of a centralized clearing house and a brokerage firm which is a member of the clearing house.  The clearing house guarantees the performance of each clearing member which is a party to a futures contract by, in effect, taking the opposite side of the transaction.  At any time prior to the expiration of a futures contract, subject to the availability of a liquid secondary market, a trader may elect to close out its position by taking an opposite position on the exchange on which the trader obtained the position.  This operates to terminate the position and fix the trader’s profit or loss.

U.S. contract markets, as well as brokers and market participants, are subject to regulation by the Commodity Futures Trading Commission.  Futures markets outside the United States are generally subject to regulation by comparable regulatory authorities.  However, the structure and nature of trading on non-U.S. exchanges may differ from the foregoing description.

From its inception to the present, the S&P GSCI has been comprised exclusively of futures contracts traded on regulated exchanges.  This has been due to the fact that, historically, regulated futures exchanges were the only types of facilities for the trading of commodities that provided centralized trading mechanisms and public reports of trading activity that reflected the prices and volumes of transactions executed in the relevant market.  Recently, however, a number of electronic trading facilities have developed that offer trading in physical commodities and over-the-counter derivatives on commodities (such as swaps and forward contracts), through a centralized forum.  Many of these facilities also provide price and volume reports to their participants and, in some cases, to the public.  Such trading facilities are becoming a more significant component of the commodity trading market.  In addition, recent amendments to the Commodity Exchange Act permit such trading facilities to operate without being regulated in the same manner as organized futures exchanges.

Accordingly, the S&P GSCI may in the future include contracts traded on other types of trading facilities.  Such contracts may include, but will not necessarily be limited to, swaps and spot or forward contracts on a variety of physical commodities.  In the commodities context, swaps are bilateral transactions that typically provide for the parties to make payments over a period of time either in a fixed amount or in an amount determined by reference to the price of a commodity.  Spot and forward contracts typically provide for delivery of a commodity either at a stated time in the future or over a specified period of time, in return for a fixed purchase price (although such contracts may on occasion be settled through cash payments rather than physical delivery).

Transactions in such contracts executed through a trading facility may be bilateral transactions between two principals, in which case the parties are generally responsible for settlement of the transactions and for establishing any applicable credit terms, which may consist of futures-style margining but typically involve deposits of collateral and periodic adjustments of the amount of the collateral required.  Alternatively, certain trading facilities may provide for contracts to be cleared through a centralized clearing house similar (or identical) to the types of clearing houses that provide clearing services to regulated futures markets.  The terms of the contracts traded through these trading facilities, as well as the manner in which they are traded and the manner in which the prices and volumes of transactions are reported, may differ significantly from the comparable features of regulated futures contracts.  In addition, the trading facilities may be subject to less regulation than regulated futures exchanges or, in some cases, to no substantive regulation.

THE S&P GSCI-TR

The S&P GSCI-TR was established in May 1991 and reflects the excess returns that are potentially available through an unleveraged investment in the futures contracts comprising the S&P GSCI together with the interest income on the assets committed to a hypothetical investment in the S&P GSCI.   The value of the S&P GSCI-TR, on any given day, reflects:

·	the price levels of the contracts included in the S&P GSCI (which represents the value of the S&P GSCI);

·	the “contract daily return”, which is the percentage change in the total dollar weight of the S&P GSCI from the previous day to the current day; and

·	interest income on the assets committed to a hypothetical investment in the S&P GSCI.

Each of these components is described below.

The S&P GSCI is a proprietary index that Goldman, Sachs & Co. developed. Effective February 8, 2007, The Goldman Sachs Group, Inc. (“GS Group”) completed a transaction with S&P by which GS Group sold to S&P all of the rights of Goldman, Sachs & Co. in the S&P GSCI and all related indices and sub-indices, as well as certain intellectual property related to the S&P GSCI.
As of that date, therefore, Goldman, Sachs & Co. no longer owned the indices and is no longer responsible for the calculation, publication or administration of the indices, or for any changes to the methodology.  All decisions with respect to the indices are made, and the related actions taken, solely by S&P.  Goldman, Sachs & Co. has no control over any matters related to the indices.

The S&P GSCI is an index on a production-weighted basket of physical non-financial commodities that satisfy specified criteria.  The S&P GSCI is designed to be a measure of the performance over time of the markets for these commodities.  The only commodities represented in the S&P GSCI are those physical commodities on which active and liquid contracts are traded on trading facilities in major industrialized countries.  The commodities included in the S&P GSCI are weighted, on a production basis, to reflect the relative significance (in the view of the Sponsor, in consultation with its advisory committee, as described below) of such commodities to the world economy.  The fluctuations in the value of the S&P GSCI are intended generally to correlate with changes in the prices of such physical commodities in global markets.  The S&P GSCI was established in 1991 and has been normalized such that its hypothetical level on January 2, 1970 was 100.  Futures contracts on the S&P GSCI, and options on such futures contracts, are currently listed for trading on the Chicago Mercantile Exchange.

The S&P GSCI-TR is a total return index, reflecting the price levels of the futures contracts included in the S&P GSCI, the “contract daily return”, described below, which represents the percentage change in the total dollar weight of the S&P GSCI from one day to the next, and a Treasury bill return on a hypothetical investment in the S&P GSCI.  The S&P GSCI-TR, therefore, reflects the total return on an actual investment in the futures contracts comprising the S&P GSCI, including the interest income on the assets used to margin the positions in such futures contracts.

Set forth below is a summary of the composition of, and the methodology used to calculate, the S&P GSCI as of the date of this Pricing Supplement.  The methodology for determining the composition and weighting of the S&P GSCI and for calculating its value is subject to modification in a manner consistent with the purposes of the S&P GSCI, as described below.  The Sponsor makes the official calculations of the S&P GSCI.  At present, these calculations are performed continuously and are reported on Reuters Page GSCI with respect to the S&P GSCI and is updated on Reuters at least once every three minutes during business hours on each S&P GSCI Business Day.  The settlement price for the S&P GSCI-TR is reported on Reuters page GSCI at the end of each S&P GSCI Business Day.

Goldman, Sachs & Co., and certain of its affiliates will trade the contracts comprising the S&P GSCI, as well as the underlying commodities and other derivative instruments thereon, for their proprietary accounts and other accounts under their management.  Goldman, Sachs & Co., and certain of its affiliates may underwrite or issue other securities or financial instruments indexed to the S&P GSCI and related indexes and license the S&P GSCI for publication or for use by unaffiliated third parties.  These activities could present certain conflicts of interest and could adversely affect the value of the S&P GSCI.  There may be conflicts of interest between you and Goldman, Sachs & Co.  See “Risk Factors — Trading and other transactions by Goldman, Sachs & Co. in the contracts and the underlying commodities included in the S&P GSCI may adversely affect the value of your notes” and “There may be conflicts of interest between you and Goldman, Sachs & Co.”

In light of the rapid development of electronic trading platforms and the potential for significant shifts in liquidity between traditional exchanges and such platforms, the Sponsor, in consultation with its  advisory committee, has modified the methodology for determining the composition of the S&P GSCI and its sub-indices, including the S&P GSCI-TR, in order to provide market participants with efficient access to new sources of liquidity and the potential for more efficient trading.  As a result, the S&P GSCI methodology now provides for the inclusion of contracts traded on trading facilities other than exchanges, such as electronic trading platforms, if liquidity in trading for a given commodity shifts from an exchange to an electronic trading platform.  The Sponsor, in consultation with its advisory committee, will continue to monitor developments in the trading markets and will announce the inclusion of additional contracts, or further changes to the S&P GSCI methodology, in advance of their effectiveness.

Composition of the S&P GSCI

In order to be included in the S&P GSCI a contract must satisfy the following eligibility criteria:

1.                                       The contract must be in respect of a physical commodity and not a financial commodity.

2.                                       The contract must:

(a)                                  have a specified expiration or term or provide in some other manner for delivery or settlement at a specified time, or within a specified period, in the future;

(b)                                 at any given point in time, be available for trading at least five months prior to its expiration or such other date or time period specified for delivery or settlement; and

(c)                                  be traded on a trading facility which allows market participants to execute spread transactions through a single order entry between pairs of contract expirations included in the S&P GSCI that, at any given point in time, will be involved in the rolls to be effected in the next three roll periods.

The commodity must be the subject of a contract that:

(a)                                  is denominated in U.S. dollars;

(b)                                 is traded on or through an exchange, facility or other platform (referred to as a “trading facility”) that has its principal place of business or operations in a country which is a member of the Organization for Economic Cooperation and Development and that:

(i)             makes price quotations generally available to its members or participants (and to the Sponsor) in a manner and with a frequency that is sufficient to provide reasonably reliable indications of the level of the relevant market at any given point in time;

(ii)          makes reliable trading volume information available to the Sponsor with at least the frequency required by the Sponsor to make the monthly determinations;

(iii)       accepts bids and offers from multiple participants or price providers; and

(iv)      is accessible by a sufficiently broad range of participants.

3.                                       The price of the relevant contract that is used as a reference or benchmark by market participants (referred to as the “daily contract reference price”) generally must have been available on a continuous basis for at least two years prior to the proposed date of inclusion in the S&P GSCI. In appropriate circumstances, however, the Sponsor, in consultation with its advisory committee, may determine that a shorter time period is sufficient or that historical daily contract reference prices for such contract may be derived from daily contract reference prices for a similar or related contract.  The daily contract reference price may be (but is not required to be) the settlement price or other similar price published by the relevant trading facility for purposes of margining transactions or for other purposes.

4.                                       At and after the time a contract is included in the S&P GSCI, the daily contract reference price for such contract must be published between 10:00 A.M. and 4:00 P.M., New York City time, on each business day relating to such contract by the trading facility on or through which it is traded and must generally be available to all members of, or participants in, such facility (and to the Sponsor) on the same day from the trading facility or through a recognized third-party data vendor.  Such publication must include, at all times, daily contract reference prices for at least one expiration or settlement date that is five months or more from the date the determination is made, as well as for all expiration or settlement dates during such five-month period.

5.                                       For a contract to be eligible for inclusion in the S&P GSCI, volume data with respect to such contract must be available for at least the three months immediately preceding the date on which the determination is made.

6.                                       A contract that is:

(a)                                  not included in the S&P GSCI at the time of determination and that is based on a commodity that is not represented in the S&P GSCI at such time must, in order to be added to the S&P GSCI at such time, have a total dollar value traded, over the relevant period, as the case may be and annualized, of at least U.S. $15 billion.  The total dollar value traded is the dollar value of the total quantity of the commodity underlying transactions in the relevant contract over the period for which the calculation is made, based on the average of the daily contract reference prices on the last day of each month during the period.

(b)                                 A contract that is already included in the S&P GSCI at the time of determination and that is the only contract on the relevant commodity included in the S&P GSCI must, in order to continue to be included in the S&P GSCI after such time, have a total dollar value traded, over the relevant period, as the case may be and annualized, of at least U.S. $5 billion and at least U.S. $10 billion during at least one of the three most recent annual periods used in making the determination.

(c)                                  A contract that is not included in the S&P GSCI at the time of determination and that is based on a commodity on which there are one or more contracts already included in the S&P GSCI at such time must, in order to be added to the S&P GSCI at such time, have a total dollar value traded, over the relevant period, as the case may be and annualized of at least U.S. $30 billion.

(d)                                 A contract that is already included in the S&P GSCI at the time of determination and that is based on a commodity on which there are one or more contracts already included in the S&P GSCI at such time must, in order to continue to be included in the S&P GSCI after such time, have a total dollar value traded, over the relevant period, as the case may be and annualized, of at least U.S. $10 billion and at least U.S. $20 billion during at least one of the three most recent annual periods used in making the determination.

7.                                       A contract that is:

(a)                                  already included in the S&P GSCI at the time of determination must, in order to continue to be included after such time, have a reference percentage dollar weight of at least 0.10%.  The reference percentage dollar weight of a contract is determined by multiplying the CPW (defined below) of a contract by the average of its daily contract reference prices on the last day of each month during the relevant period.  These amounts are summed for all contracts included in the S&P GSCI and each contract’s percentage of the total is then determined.

(b)                                 A contract that is not included in the S&P GSCI at the time of determination must, in order to be added to the S&P GSCI at such time, have a reference percentage dollar weight of at least 1.00%.

8.                                       In the event that two or more contracts on the same commodity satisfy the eligibility criteria,

(a)                                  such contracts will be included in the S&P GSCI in the order of their respective total quantity traded during the relevant period (determined as the total quantity of the commodity underlying transactions in the relevant contract), with the contract having the highest total quantity traded being included first, provided that no further contracts will be included if such inclusion would result in the portion of the S&P GSCI attributable to such commodity exceeding a particular level.

(b)                                 If additional contracts could be included with respect to several commodities at the same time, that procedure is first applied with respect to the commodity that has the smallest portion of the S&P GSCI attributable to it at the time of determination.  Subject to the other eligibility criteria set forth above, the contract with the highest total quantity traded on such commodity will be included.  Before any additional contracts on the same commodity or on any other commodity are included, the portion of the S&P GSCI attributable to all commodities is recalculated.  The selection procedure described above is then repeated with respect to the contracts on the commodity that then has the smallest portion of the S&P GSCI attributable to it.

The contracts currently included in the S&P GSCI are all futures contracts traded on the New York Mercantile Exchange, Inc. (“NYM”), ICE Futures Europe (“ICE-UK”), ICE Futures US (“ICE-US”), the Chicago Mercantile Exchange (“CME”), the Chicago Board of Trade (“CBT”), the Kansas City Board of Trade (“KBT”), the Commodities Exchange Inc. (“CMX”) and the London Metal Exchange (“LME”).  The futures contracts currently included in the GSCI, their percentage dollar weights (“PDW”), their market symbols, the trading facilities on which they are traded and their contract production weights for 2008 are:

Commodity	PDW*		Market Symbol	Trading Facility	CPW 2008

Live Cattle	1.	72%	LC	CME	80690.59
Lean Hogs	1.	05%	LH	CME	60793.40
Feeder Cattle	0.	35%	FC	CME	13826.24
Cocoa	0.	21%	CC	ICE-US	3.47784
Coffee “C”	0.	53%	KC	ICE-US	16531.1
Sugar #11	0.	99%	SB	ICE-US	321233.7
Silver	0.	25%	SI	CMX	605.7201
Copper — Grade A	3.	04%	IC	LME	15.46
Gold	1.	77%	GC	CMX	81.5343
Corn	3.	61%	C	CBT	25047.14
Wheat (Chicago Wheat)	3.	73%	W	CBT	17608.84
Wheat (Kansas Wheat)	0.	89%	KW	KBT	4308.438
Soybeans	2.	19%	S	CBT	6724.534
High Grade Primary Aluminum	2.	42%	IA	LME	34.922
Special High Grade Zinc	0.	52%	IZ	LME	9.672
Cotton #2	0.	82%	CT	ICE-US	44904.52
Primary Nickel	0.	80%	IN	LME	1.20
Standard Lead	0.	45%	IL	LME	6.752
Oil (No. 2 Heating Oil, NY)	5.	20%	HO	NYM	69165.06
Oil (Gasoil)	5.	17%	LGO	ICE-UK	216.2461
Oil (RBOB Gasoline)	4.	41%	RB	NYM	66013.97
Oil (WTI Crude Oil)	39.	04%	CL	NYM/ICE	14822.0
Oil (Brent Crude Oil)	13.	92%	LCO	ICE-UK	5373.649
Natural Gas	6.	92%	NG	NYM/ICE	28870.6

·                  Percentage dollar weights are based on the settlement prices as of April 15, 2008. The sum of the percentage dollar weights presented might not total 100% due to rounding conventions applied to the underlying dollar weights.  The futures contracts included in the S&P GSCI, their percentage dollar weights and their contract production weights, among other matters, may change in the future.

© 2008 Standard & Poor’s.  Used with permission.

The quantity of each of the contracts included in the S&P GSCI is determined on the basis of a five-year average (referred to as the “world production average”) of the production quantity of the underlying commodity as published by the United Nations Statistical Yearbook, the Industrial Commodity Statistics Yearbook and other official sources.  However, if a commodity is primarily a regional commodity, based on its production, use, pricing, transportation or other factors, the Sponsor, in consultation with its advisory committee, may calculate the weight of such commodity based on regional, rather than world, production data.  At present, natural gas is the only commodity the weight of which is calculated on the basis of regional production data, with the relevant region being North America.

The five-year moving average is updated annually for each commodity included in the S&P GSCI, based on the most recent five-year period (ending approximately two years prior to the date of calculation and moving backwards) for which complete data for all commodities is available.  The contract production weights, or CPWs, used in calculating the S&P GSCI are derived from world or regional production averages, as applicable, of the relevant commodities, and are calculated based on the total quantity traded for the relevant contract and the world or regional production average, as applicable, of the underlying commodity.  However, if the volume of trading in the relevant contract, as a multiple of the production levels of the commodity, is below specified thresholds, the CPW of the contract is reduced until the threshold is satisfied.  This is designed to ensure that trading in each such contract is sufficiently liquid relative to the production of the commodity.

In addition, the Sponsor performs this calculation on a monthly basis and, if the multiple of any contract is below the prescribed threshold, the composition of the S&P GSCI is reevaluated, based on the criteria and weighting procedure described above.  This procedure is undertaken to allow the S&P GSCI to shift from contracts that have lost substantial liquidity into more liquid contracts, during the course of a given year.  As a result, it is possible that the composition or weighting of the S&P GSCI will change on one or more of these monthly evaluation dates.  In addition, regardless of whether any changes have occurred during the year, the Sponsor reevaluates the composition of the S&P GSCI, in consultation with its advisory committee, at the conclusion of each year, based on the above criteria.  Other commodities that satisfy such criteria, if any, will be added to the S&P GSCI.  Commodities included in the S&P GSCI and its sub-indices which no longer satisfy such criteria, if any, will be deleted.

The Sponsor, in consultation with its advisory committee, also determines whether modifications in the selection criteria or the methodology for determining the composition and weights of and for calculating the S&P GSCI are necessary or appropriate in order to assure that the S&P GSCI represents a measure of commodity market performance.

Contract Expirations

Because the S&P GSCI is comprised of actively traded contracts with scheduled expirations, it can only be calculated by reference to the prices of contracts for specified expiration, delivery or settlement periods, referred to as “contract expirations”.  The contract expirations included in the S&P GSCI and, as a result thereof, in a sub-index for each commodity during a given year are designated by the Sponsor, in consultation with its advisory committee, provided that each such contract must be an “active contract”.  An “active contract” for this purpose is a liquid, actively traded contract expiration, as defined or identified by the relevant trading facility or, if no such definition or identification is provided by the relevant trading facility, as defined by standard custom and practice in the industry.

If a trading facility deletes one or more contract expirations, the S&P GSCI will be calculated during the remainder of the year in which such deletion occurs on the basis of the remaining contract expirations designated by the Sponsor.  If a trading facility ceases trading in all contract expirations relating to a particular contract, the Sponsor may designate a replacement contract on the commodity.  The replacement contract must satisfy the eligibility criteria for inclusion in the S&P GSCI.  To the extent practicable, the replacement will be effected during the next monthly review of the composition of the index.  If that timing is not practicable, the Sponsor will determine the date of the replacement and will consider a number of factors, including the differences between the existing contract and the replacement contract with respect to contractual specifications and contract expirations.

Value of the S&P GSCI

The value of the S&P GSCI on any given day is equal to the total dollar weight of the S&P GSCI divided by a normalizing constant that assures the continuity of the S&P GSCI over time.  The total dollar weight of the S&P GSCI is the sum of the dollar weight of each of the underlying commodities.  The dollar weight of the S&P GSCI on any given day is equal to:

·	the daily contract reference price,

·	multiplied by the appropriate CPWs and,

·	during a roll period, the appropriate “roll weights” (discussed below).

The daily contract reference price used in calculating the dollar weight of each commodity on any given day is the most recent daily contract reference price made available by the relevant trading facility, except that the daily contract reference price for the most recent prior day will be used if the exchange is closed or otherwise fails to publish a daily contract reference price on that day.  In addition, if the trading facility fails to make a daily contract reference price available or publishes a daily contract reference price that, in the reasonable judgment of the Sponsor, reflects manifest error, the relevant calculation will be delayed until the price is made available or corrected; provided, that, if the price is not made available or corrected by 4:00 P.M. New York City time, the Sponsor may, if it deems such action to be appropriate under the circumstances, determine the appropriate daily contract reference price for the applicable  contract in its reasonable judgment for purposes of the relevant S&P GSCI calculation.  In that event, Goldman, Sachs & Co. will disclose the basis for the determination of such price (if made available to it) to any investor on request.  Requests should be directed to the Calculation Agent at the address specified above under “Additional Information—Calculation Agent”.

Contract Daily Return

The contract daily return on any given day is equal to the sum, for each of the commodities included in the S&P GSCI, of the applicable daily contract reference price on the relevant contract multiplied by the appropriate CPW and the appropriate “roll weight,” divided by the total dollar weight of the S&P GSCI on the preceding day, minus one.

The “roll weight” of a commodity reflects the fact that the positions in futures contracts must be liquidated or rolled forward into more distant contract expirations as they approach expiration.  If actual positions in the relevant markets were rolled forward, the roll would likely need to take place over a period of days.  Since the S&P GSCI is designed to replicate the performance of actual investments in the underlying contracts, the rolling process incorporated in the S&P GSCI also takes place over a period of days at the beginning of each month (referred to as the “roll period”).  On each day of the roll period, the “roll weights” of the first nearby contract expirations and the more distant contract expiration into which it is rolled are adjusted, so that the hypothetical position in the contract on the commodity that is included in the S&P GSCI is gradually shifted from the first nearby contract expiration to the more distant contract expiration.

If on any day during a roll period any of the following conditions exists, the portion of the roll that would have taken place on that day is deferred until the next day on which such conditions do not exist:

·	no daily contract reference price is available for a given contract expiration;

·	any such price represents the maximum or minimum price for such contract month, based on exchange price limits (referred to as a “Limit Price”);

·

the daily contract reference price published by the relevant trading facility reflects manifest error, or such price is not published by 4:00 P.M., New York City time. In that event, the Sponsor may, but is not required to, determine a daily contract reference price and complete the relevant portion of the roll based on such price; provided, that, if the trading facility publishes a price before the opening of trading on the next day, the Sponsor will revise the portion of the roll accordingly; or

·	trading in the relevant contract terminates prior to its scheduled closing time.

If any of these conditions exist throughout the roll period, the roll with respect to the affected contract will be effected in its entirety on the next day on which such conditions no longer exist.

Calculation of the S&P GSCI-TR

The value of the S&P GSCI-TR on any S&P GSCI Business Day is equal to the product of (i) the value of the S&P GSCI-TR on the immediately preceding S&P GSCI Business Day multiplied by (ii) one plus the sum of the contract daily return and the Treasury bill return on the hypothetical investment in the S&P GSCI on the S&P GSCI Business Day on which the calculation is made multiplied by (iii) one plus the Treasury bill return on the hypothetical investment in the S&P GSCI for each non S&P GSCI Business Day since the immediately preceding S&P GSCI Business Day.  The result of the foregoing calculation is then rounded to seven digits of precision.

The value of the S&P GSCI has been normalized such that its hypothetical level on January 2, 1970 was 100.

Historical Performance

The table set forth below illustrates, on a hypothetical basis for the dates January 2, 1970 through January 1, 1991, and on an actual basis since January 2, 1991, how the S&P GSCI-TR would have performed before and on January 1, 1991 based on the selection criteria and methodology described above and how the S&P GSCI-TR did perform after that date.  Most of the commodities currently comprising the S&P GSCI, however, have not been continuously include din the S&P GSCI since 1970, either because futures contracts on such commodities had not yet been introduced or because the futures contracts available for trading did not satisfy the selection criteria.  Conversely, certain commodities previously included in the S&P GSCI no longer meet the selection criteria and have been deleted.

Goldman, Sachs & Co. began calculating and publishing the S&P GSCI-TR on Reuters page GSCI in May, 1991.  Accordingly, while the historical performance table set forth below is based on the selection criteria and methodology described herein, the S&P GSCI-TR was not actually calculated and published prior to May 1991.

THE HISTORICAL PERFORMANCE REFLECTED IN THE TABLE SET FORTH BELOW IS BASED ON THE S&P GSCI-TR SELECTION CRITERIA IDENTIFIED ABOVE AND ON ACTUAL PRICE MOVEMENTS IN THE RELEVANT MARKETS ON THE RELEVANT DATE.  WE CANNOT ASSURE YOU, HOWEVER, THAT THIS PERFORMANCE WILL BE REPLICATED IN THE FUTURE OR THAT THE HISTORICAL PERFORMANCE OF THE S&P GSCI-TR WILL SERVE AS A RELIABLE INDICATOR OF ITS FUTURE PERFORMANCE.

Historical Value of the S&P GSCI-TR*

January 2, 1970	100.060	January 2, 1990	1,937.460
January 4, 1971	115.780	January 2, 1991	2,346.026
January 3, 1972	138.900	January 2, 1992	2,304.202
January 2, 1973	198.450	January 4, 1993	2,371.271
January 2, 1974	354.320	January 3, 1994	2,111.224
January 2, 1975	478.500	January 3, 1995	2,185.207
January 2, 1976	400.020	January 2, 1996	2,711.254
January 2, 1977	351.050	January 2, 1997	3,591.150
January 3, 1978	390.020	January 2, 1998	3,019.388
January 3, 1979	515.250	January 4, 1999	1,992.325
January 2, 1980	692.400	January 3, 2000	2,766.771
January 2, 1981	794.660	January 2, 2001	4,022.431
January 4, 1982	593.610	January 2, 2002	2,891.268
January 3, 1983	657.980	January 2, 2003	3,819.382
January 3, 1984	747.230	January 2, 2004	4,520.702
January 3, 1985	764.670	January 3, 2005	5,173.254
January 2, 1986	833.670	January 3, 2006	6,729.989
January 2, 1987	868.830	January 2, 2007	5,611.067
January 4, 1988	1,105.180	January 2, 2008	7,710.136
January 3, 1989	1,371.300	April 15, 2008	8,913.374

*Values from January 2, 1970 through January 1, 1991 are hypothetical; values from January 2, 1991 are actual S&P GSCI-TR values.

© 2008 Standard & Poor’s.  Used with permission.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain United States federal income tax considerations that may be relevant to a beneficial owner of a note who purchases the note at original issuance at the issue price, who holds the note as a capital asset, and who is a U.S. domestic corporation or other entity that generally is subject to U.S. federal income tax on a net income basis and uses an accrual method of tax accounting (a “U.S. holder”).  This summary is based upon the United States Internal Revenue Code of 1986, as amended (the “Code”), administrative pronouncements, judicial decisions, and existing and proposed Treasury Regulations, changes to any of which subsequent to the date of this offering memorandum may affect the tax consequences described in this offering memorandum, possibly with retroactive effect.  This summary does not address tax considerations applicable to holders that may be subject to special tax rules, such as mutual funds, dealers or traders in securities, financial institutions, tax-exempt entities, holders that hold the notes as a part of a hedging, straddle, conversion or other integrated transaction, or U.S. Holders (as defined below) whose functional currency is not the United States dollar.

The discussion set out below is intended only as a summary of certain United States federal income tax consequences of an investment in the notes.  Prospective investors are urged to consult their tax advisors as to the tax consequences of an investment in the notes, including the application to their particular situations of the tax considerations discussed below, as well as the application of state, local or foreign tax laws.

No statutory, administrative or judicial authority directly addresses the treatment of the notes for U.S. federal income tax purposes.  The characterization of the notes for such purposes therefore is uncertain.  Prospective investors should consult their tax advisors regarding the characterization of the notes.  In general, however, U.S. holders should expect to accrue ordinary income in respect of the notes on a current basis during their holding period.  Prospective investors should consult their advisors regarding the amount and character of any gain or loss on the sale, retirement or other taxable disposition of the notes.

PLAN OF DISTRIBUTION

Subject to the terms and conditions set forth in an Agency Agreement dated January 30, 2006, and a Terms Agreement dated April 21, 2008 (the “Agreements”), we have agreed to sell to Goldman, Sachs & Co. and Goldman, Sachs & Co. has agreed to purchase, all of the notes offered hereby at 99.75% of the Aggregate Principal Amount.  Under the terms and conditions of the Agreements, Goldman, Sachs & Co. is committed to take and pay for all of the notes, if any are taken.

Goldman, Sachs & Co. proposes to offer the Notes from time to time for sale in one or more transactions in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt and acceptance by it and subject to its right to reject any order in whole or in part.

In connection with the offering, Goldman, Sachs & Co. may purchase and sell the notes in the open market.  These transactions may include over-allotment and stabilizing transactions and purchases to cover positions created by short sales.  Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes.  Short sales involve the sale by Goldman, Sachs & Co. of a greater aggregate principal amount of notes than they are required to purchase in the offering.

These activities may stabilize, maintain, or otherwise affect the market price of the notes, which may be higher than the price that might otherwise prevail in the open market.  If these activities are commenced, they may be discontinued at any time.  These transactions may be effected in the over-the-counter market or otherwise.

The notes are a new issue of securities with no established trading market.  We have been advised by Goldman, Sachs & Co. that it intends to make a market in the notes but is not obligated to do so and may discontinue market making at any time without notice.  The notes will not be listed on any securities exchange, and there may not be a secondary market for the notes.  We cannot give any assurance to the liquidity of the trading market for the notes.

We have agreed to indemnify Goldman, Sachs & Co. against, or to make contributions relating to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

From time to time, Goldman, Sachs & Co. and its affiliates have, and in the future may, engage in transactions with and perform services for us for which they have been, and may be, paid customary fees.  In particular, an affiliate of Goldman, Sachs & Co. is the writer of a hedge of our obligation under the notes.

Goldman, Sachs & Co. has agreed to pay the out of pocket expenses (other than our internal costs and expenses) of the issue of the notes.

The initial sale of the notes in this offering entails a longer settlement period than is customary for similar debt securities.  Goldman, Sachs & Co. expects to deliver the notes against payment on April 28, 2008.

ANNEX A

OFFICIAL NOTICE OF EARLY REPURCHASE EXERCISE

	Dated:	[On or after the original issue date of the Notes and prior to 9:00 a.m., New York time, on the earlier of the Trading Day immediately preceding the Trigger Date and the Determination Date]

AB Svensk Exportkredit Våstra Tradgårdsgaton 11B 10327 Stockholm, Sweden Fax No.:+46-8-411-4813	Goldman Sachs International, as Calculation Agent Peterborough Court 133 Fleet Street London EC4A 2BB
The Bank of New York Trust Company, N.A. (successor in interest to J.P. Morgan Trust Company, National Association) 2 North LaSalle Street, Suite 1020 Chicago, Illinois 60602 Fax No.: (312) 827-8542	Fax No.:+44-20-7752-8216 (Attn: GSI Calculation Agent)

Ladies and Gentlemen:

The undersigned, holder of all the outstanding S&P GSCITM Index Linked Notes due May 5, 2009 of AB Svensk Exportkredit (“SEK”) (CUSIP No. 00254EEN8) (the “Notes”) hereby irrevocably elects to exercise, with respect to the principal amount of the Notes indicated below, as of the date hereof (or, if this letter is received after the earlier of 9:00 a.m. (New York time) on any Trading Day or on any day that is not a Trading Day, as of the next Trading Day), provided that such day is after the original issue date of the Notes and is not later than the earlier of (i) 9:00 a.m. (New York time) on the Determination Date and (ii) 9:00 a.m. (New York time) on the Trading Day immediately preceding a Trigger Date, the Early Repurchase Option as described in Pricing Supplement No. 142 dated April 21, 2008 (the “Pricing Supplement”) to the Prospectus and Prospectus Supplement, each dated January 30, 2006, of SEK.  Terms not defined herein have the meanings given to such terms in the Pricing Supplement.

Please date and acknowledge receipt of this notice in the place provided below on the date of receipt, and fax a copy to the fax number indicated, whereupon SEK will deliver cash on the Early Maturity Date, in accordance with the terms of the Notes, as described in the Pricing Supplement.

The undersigned certifies to you that (i) it is, or is duly authorized to act for, the beneficial owner of the principal amount of the Notes indicated below its signature (and attaches evidence of such ownership as provided by the undersigned’s position services department or the position services department of the entity through which the undersigned holds its Notes), (ii) that such principal amount comprises all the Notes outstanding and (iii) it will cause such principal amount of Notes to be transferred to the Trustee on or before the Early Maturity Date.

Very truly yours,

[Name of Holder]

By:
[Title]

[Fax No.]

$
Principal Amount of Notes surrendered for repurchase

Receipt of the above Official

Notice of Early Repurchase Exercise is hereby acknowledged
AB SVENSK EXPORTKREDIT, as Issuer
GOLDMAN SACHS INTERNATIONAL, as Calculation Agent
By GOLDMAN SACHS INTERNATIONAL, as Calculation Agent
By:
Title:
Date and time of acknowledgment

PROSPECTUS SUPPLEMENT

(To Prospectus dated January 30, 2006)

AB SVENSK EXPORTKREDIT

(Swedish Export Credit Corporation)

(incorporated in Sweden with limited liability)

Medium-Term Notes, Series D

Due Nine Months or More from Date of Issue

We may offer an unlimited principal amount of notes. The following terms may apply to the notes, which we may sell from time to time. We may vary these terms and will provide the final terms for each offering of notes in a pricing supplement. If the information in a pricing supplement differs from the information contained in this prospectus supplement or the prospectus, you should rely on the information contained in the relevant pricing supplement.

·                  Fixed or floating interest rate. The floating interest rate formula may be based on:

·                  LIBOR

·                  Commercial Paper Rate

·                  Treasury Rate

·                  CD Rate

·                  Federal Funds Rate

·                  Any other rate specified in the relevant pricing supplement

·                  We may sell the notes as indexed notes or discount notes

·                  The notes may be subject to redemption at our option or repurchase at our option

·                  The notes will be in registered form and may be in book-entry or certificated form

·                  The notes will be denominated in U.S. dollars or other currencies

·                  U.S. dollar-denominated notes will be issued in denominations of U.S.$1,000 and integral multiples of U.S.$1,000

·                  The notes will not be listed on any securities exchange, unless otherwise indicated in the applicable pricing supplement

·                  We will make interest payments on the notes without deducting withholding or similar taxes imposed by Sweden

See “Risks Associated With Foreign Currency Notes and Indexed Notes” beginning on page S-7 to read about certain risks associated with foreign currency notes and indexed notes which you should consider before investing in the notes.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the related prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Deutsche Bank Securities	Goldman, Sachs & Co.

Lehman Brothers

Merrill Lynch & Co.	Morgan Stanley

This prospectus supplement is dated January 30, 2006.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement supplements the accompanying prospectus dated January 30, 2006 relating to our debt securities. If the information in this prospectus supplement differs from the information contained in the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should read this prospectus supplement along with the accompanying prospectus. Both documents contain information you should consider when making your investment decision. You should rely only on the information provided or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with different information. We and the agents are offering to sell the notes and seeking offers to buy the notes only in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus is current only as of its date.

SUMMARY DESCRIPTION OF THE NOTES

This summary highlights information contained elsewhere in this prospectus supplement and in the prospectus. It does not contain all the information that you should consider before investing in the notes. You should carefully read the pricing supplement relating to the terms and conditions of a particular issue of notes along with this entire prospectus supplement and the prospectus.

Swedish Export Credit Corporation

We, Swedish Export Credit Corporation (or SEK), are a public stock corporation wholly owned by the Kingdom of Sweden through the Ministry of Foreign Affairs.

Our principal executive office is located at Västra Trädgårdsgatan 11B, 10327 Stockholm, Sweden and our telephone number is (+46) 8-613-8300.

The Notes

Issuer:	Swedish Export Credit Corporation

Agents:	Deutsche Bank Securities Inc. Goldman, Sachs & Co. Lehman Brothers Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated Morgan Stanley & Co. Incorporated

Trustee:	JP Morgan Trust Company, National Association

Paying Agent:	JP Morgan Trust Company, National Association, unless otherwise specified in the applicable pricing supplement

Amount:	We may offer an unlimited amount of notes.

Issue Price:	We may issue the notes at par, or at a premium over, or discount to, par and either on a fully paid or partly paid basis.

Maturities:	The notes will mature at least nine months from their date of issue.

Fixed Rate Notes:	Fixed rate notes will bear interest at a fixed rate.

Floating Rate Notes:	Floating rate notes will bear interest at a rate determined periodically by reference to one or more interest rate bases plus a spread or multiplied by a spread multiplier.

Indexed Notes:	Payments of principal or interest on indexed notes will be calculated by reference to a specific measure or index.

Discount Notes:	Discount notes are notes that are offered or sold at a price less than their principal amount and called discount notes in the applicable pricing supplement. They may or may not bear interest.

Redemption and Repayment:

If the notes are redeemable at our option (other than on the occurrence of the tax events described under “Description of Debt Securities—Optional Redemption Due to Changes in Swedish Tax Treatment” in the accompanying prospectus) or repayable at the option of the holder before maturity, the pricing supplement will specify:

· the initial redemption date on or after which we may redeem the notes or the repayment date or dates on which the holders may elect repayment of the notes;

· the redemption or repayment price or how this will be calculated; and

· the required prior notice to the holders or to us.

Status:

The notes will constitute our direct, unconditional and unsecured indebtedness and will rank equally in right of payment with all our unsecured and unsubordinated indebtedness. The notes will not be obligations of the Kingdom of Sweden.

Taxes:

Subject to certain exceptions, we will make all payments on the notes without withholding or deducting any taxes imposed by Sweden. For further information, see “Description of the Notes—Additional Amounts.”

Further Issues:

We may from time to time, without the consent of existing holders, create and issue notes having the same terms and conditions as any other outstanding notes offered pursuant to a pricing supplement in all respects, except for the issue date, issue price and, if applicable, the first payment of interest thereon. Additional notes issued in this manner will be consolidated with, and will form a single series with, any such other outstanding notes.

Listing:

We have not applied to list the notes on any securities exchange. However, we may apply to list any particular issue of notes on a securities exchange, as provided in the applicable pricing supplement. We are under no obligation to list any issued notes and may in fact not do so.

Stabilization:

In connection with issues of notes, a stabilizing manager or any person acting for the stabilizing manager may over-allot or effect transactions with a view to supporting the market price of the notes at a level higher than that which might otherwise prevail for a limited period after the issue date. However, there may be no obligation of the stabilizing manager or any agent of the stabilizing manager to do this. Any such stabilizing, if commenced, may be discontinued at any time, and must be brought to an end after a limited period. Such stabilizing shall be in compliance with all applicable laws, regulations and rules.

Governing Law:

The notes will be governed by, and construed in accordance with, New York law, except that matters relating to the authorization and execution of the notes by us will be governed by the law of Sweden. Furthermore, if the notes are at any time secured by property or assets in Sweden, matters relating to the enforcement of such security will be governed by the law of Sweden.

Purchase Currency:

You must pay for notes by wire transfer in the specified currency. You may ask an agent to arrange for, at its discretion, the conversion of U.S. dollars or another currency into the specified currency to enable you to pay for the notes. You must make this request on or before the fifth business day preceding the issue date, or by a later date if the agent allows. The agent will set the terms for each conversion and you will be responsible for all currency exchange costs.

Certain Risk Factors:	For information about risks associated with foreign currency notes and indexed notes, see “Risks Associated with Foreign Currency Notes and Indexed Notes” beginning on page S-7.

RISKS ASSOCIATED WITH FOREIGN CURRENCY

NOTES AND INDEXED NOTES

An investment in a foreign currency note or an indexed note entails significant risks that are not associated with an investment in a non-indexed note denominated in U.S. dollars. This section describes certain risks associated with investing in such notes. The applicable pricing supplement may describe additional risks. You should consult your financial and legal advisors about the risks of investing in the notes and the suitability of your investment in light of your particular situation. We disclaim any responsibility for advising you on these matters.

Fluctuations in currency exchange rates and the imposition of exchange controls could cause the U.S. dollar equivalent of any interest payments and/or principal payable at maturity of a foreign currency note or a currency indexed note to be lower than the U.S. dollar equivalent amount you paid to purchase the note.

In general, the currency markets can be extremely volatile. Significant changes in the rate of exchange between the U.S. dollar and the specified currency for a foreign currency note (or, in the case of a currency indexed note, the rate of exchange between the specified currency and the indexed currency or currencies or between two or more indexed currencies for such note) during the term of any foreign currency note or currency indexed note may significantly reduce the U.S. dollar equivalent value of any interest payable in respect of such note and, consequently, the U.S. dollar equivalent rate of return on the U.S. dollar equivalent amount you paid to purchase such note. Moreover, if at maturity the specified currency for such note has depreciated against the U.S. dollar (or, in the case of a currency indexed note, if significant changes have occurred in the rate of exchange between the specified currency and the indexed currency or currencies or between two or more indexed currencies for such note), the U.S. dollar equivalent value of the principal amount payable in respect of such note may be significantly less than the U.S. dollar equivalent amount you paid to purchase such note.

In certain circumstances such changes could result in a net loss to you on a U.S. dollar equivalent basis. If any currency indexed note is indexed to an indexed currency on a greater than one to one basis, the note will be leveraged and the percentage of the potential loss (or gain) to the investor as a result of the changes in exchange rates between currencies discussed above may be greater than the actual percentage of the change in the rate of exchange between the U.S. dollar and the currency or currencies in which the note is denominated or to which it is indexed.

Currency exchange rates are determined by, among other factors:

·                  changing supply and demand for a particular currency;

·                  trade, fiscal, monetary, foreign investment and exchange control programs and policies of governments;

·                  U.S. and foreign political and economic events and policies;

·                  restrictions on U.S. and foreign exchanges or markets;

·                  changes in balances of payments and trade;

·                  U.S. and foreign rates of inflation;

·                  U.S. and foreign interest rates; and

·                  currency devaluations and revaluations.

In addition, governments and central banks from time to time intervene, directly and by regulation, in the currency markets to influence prices and may, from time to time, impose or modify foreign exchange controls for a specified currency or indexed currency. Changes in exchange controls could affect exchange rates for a particular currency as well as the availability of a specified currency for making payments in respect of notes denominated in that currency.

We have no control over the factors that affect rates of exchange between currencies. In recent years, rates of exchange have been highly volatile and such volatility may be expected to continue in the future. Fluctuations in any particular exchange rate that have occurred in the past, however, are not necessarily indicative of fluctuations in the rate that may occur during the term of any note.

The information set forth above is directed to prospective purchasers of foreign currency notes and currency indexed notes that are residents of the United States. If you are a resident of a country other than the United States, you should consult your own financial and legal advisors with respect to any matters that may affect your purchase or holding of, or receipt of payments of any principal, premium or interest in respect of, foreign currency notes or currency indexed notes.

THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT DESCRIBE ALL THE RISKS OF AN INVESTMENT IN FOREIGN CURRENCY NOTES OR CURRENCY INDEXED NOTES. AS A RESULT, YOU SHOULD ALSO CONSULT YOUR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS, IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES, POSED BY AN INVESTMENT IN SUCH NOTES. SUCH NOTES ARE NOT AN APPROPRIATE INVESTMENT FOR PERSONS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

The pricing supplement relating to any foreign currency notes or currency indexed notes will contain information concerning historical exchange rates for the relevant specified currency or indexed currency against the U.S. dollar and a brief description of such currency and any exchange controls then in effect with respect to such currency.

If we are unable to make payments in the specified currency of a foreign currency note, you may experience losses due to exchange rate fluctuations.

Exchange controls may restrict or prohibit us from making payments of any principal, premium or interest in respect of any note in any currency or composite currency. Even if there are no actual exchange controls, it is possible that, on a payment date with respect to any particular note, the currency in which amounts then due in respect of such note are payable would not be available to us. In that event, we will make such payments in the manner set forth under “Description of the Notes—Payment of Principal and Interest”.

If we are required to make payment in respect of a note in a specified currency other than U.S. dollars and such currency is unavailable due to the imposition of exchange controls or other circumstances beyond our control or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, then we will make all payments in respect of such note in U.S. dollars until such currency is again available or so used. Any amounts payable in such currency on any date will be converted by the exchange rate agent (which may be us, the trustee or a bank or financial institution we select) into U.S. dollars on the basis of the most recently available market exchange rate for such currency or as otherwise indicated in the applicable pricing supplement. Any payment made under such circumstances in U.S. dollars will not constitute an event of default under the indenture.

You may not be able to secure a foreign currency judgment in the United States.

The notes generally will be governed by, and construed in accordance with, the law of the New York. See “Description of Debt Securities—Governing Law” in the accompanying prospectus. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar. The Judiciary Law of New York provides, however, that an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation and converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree.

An investment in indexed notes entails significant risks not associated with a similar investment in fixed or floating rate debt securities.

An investment in notes that are indexed, as to principal, premium, if any, and/or interest, to one or more currencies or composite currencies, including exchange rates and swap indices between currencies or composite currencies, commodities, commodity indices or baskets securities, or securities baskets or indices, interest rates or other indices or measures, either directly or inversely, entails significant risks that are not associated with investments in a conventional fixed rate or floating rate debt security.

These risks include the possibility that an index or indices may be subject to significant changes, that the resulting interest rate will be less than that payable on a conventional fixed or floating rate debt security issued by us at the same time, that the repayment of principal and/or premium, if any, can occur at times other than that expected by the investor, and that you, as the investor, could lose all or a substantial portion of principal and/or premium, if any, payable on the maturity date. These risks depend on a number of interrelated factors, including economic, financial and political events, over which we have no control.

Additionally, if the formula used to determine the amount of principal, premium, if any, and/or interest payable with respect to such notes contains a multiplier or leverage factor, the effect of any change in the applicable index or indices will be magnified. In recent years, values of certain indices have been highly volatile; such volatility in the past is not necessarily indicative, however, of fluctuations that may occur in the future.

Any optional redemption feature of any notes might affect their market value. Since we may be expected to redeem notes when prevailing interest rates are relatively low, an investor generally will not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate that is as high as the then-current interest rate on the notes.

The secondary market, if any, for indexed notes will be affected by a number of factors independent of our creditworthiness and the value of the applicable index or indices, including the complexity and volatility of the index or indices, the method of calculating the principal, premium, if any, and/or interest in respect of indexed notes, the time remaining to the maturity of such notes, the outstanding amount of such notes, any redemption features of such notes, the amount of other debt securities linked to such index or indices and the level, direction and volatility of market interest rates generally. Such factors also will affect the market value of indexed notes.

In addition, certain notes may be designed for specific investment objectives or strategies and, therefore, may have a more limited secondary market and experience more price volatility than conventional debt securities. Investors may not be able to sell such notes readily or at prices that will enable them to realize their anticipated yield. You should not purchase such notes unless you understand and are able to bear the risks that such notes may not be readily saleable, that the value of such notes will fluctuate over time and that such fluctuations may be significant.

Finally, our credit ratings may not reflect the potential impact of the various risks that could affect the market value of the notes. Accordingly, prospective investors should consult their own financial and legal advisors as to the risks an investment in the notes may entail and the suitability of the notes in light of their particular circumstances.

The pricing supplement relating to any note indexed to a commodity, commodity index, stock or stock index will contain information concerning the historical prices of the commodity or stock or the historical levels of the commodity or stock index underlying such note.

CURRENCY EXCHANGE INFORMATION

If you purchase any notes, you must pay for them by wire transfer in the currency we specify. If you are a prospective purchaser of foreign currency notes (that is, notes for which the currency we specify is other than U.S. dollars), you may ask the agent to arrange for, at its discretion, the conversion of U.S. dollars or another currency into the specified currency to enable you to pay for such foreign currency notes. You must make this request on or before the fifth business day preceding the issue date for such notes, or by a later date if the agent allows. The agent will perform each conversion on such terms and subject to such conditions, limitations and charges as such agent may from time to time establish in accordance with its regular foreign exchange practices. You will be responsible for any resulting currency exchange costs.

DESCRIPTION OF THE NOTES

The following description supplements the information contained in “Description of Debt Securities” in the prospectus. If the information in this prospectus supplement differs from the prospectus, you should rely on the information in this prospectus supplement. Because the information provided in a pricing supplement may differ from that contained in this prospectus supplement, you should rely on the pricing supplement for the final description of a particular issue of notes. The following description will apply to a particular issue of notes only to the extent that it is not inconsistent with the description provided in the applicable pricing supplement.

We will issue the notes under an indenture, dated as of August 15, 1991, between us and the predecessor in interest to JP Morgan Trust Company, National Association, as successor trustee, as supplemented by a first supplemental indenture dated as of June 2, 2004 and further supplemented by a second supplemental indenture dated as of January 30, 2006 (together, the “supplemental indentures”). Except where otherwise indicated or clear from the context, all references to the “indenture” are to the indenture as supplemented by the supplemental indentures. The information contained in this section and in the prospectus summarizes some of the terms of the notes and the indenture. This summary does not contain all of the information that may be important to you as a potential investor in the notes. You should read the indenture, each of the supplemental indentures and the forms of the notes before making your investment decision. We have filed copies of these documents with the Securities and Exchange Commission (the SEC) and we have filed or will file copies of these documents at the offices of the trustee and the other paying agents, if any.

General Terms of the Notes

The following are summaries of the material provisions of the indenture and the notes.

·                  The notes will constitute a single series of debt securities with an unlimited aggregate principal amount we will issue pursuant to the indenture. We have more fully described the indenture in the accompanying prospectus.

·                  We are offering the notes on a continuous basis through the agents identified on the cover page of this prospectus supplement.

·                  The notes will mature at least nine months from their issue dates.

·                  The notes may be subject to redemption prior to their maturity dates, as described under “—Redemption and Repurchase”.

·                  The notes will constitute our direct, unconditional and unsecured indebtedness and will rank equally in right of payment with all our unsecured and unsubordinated indebtedness. The notes will not be obligations of the Kingdom of Sweden.

·                  We will issue the notes in fully registered form only, without coupons.

·                  Unless otherwise specified, we will issue the notes in authorized denominations of U.S.$ 1,000 and integral multiples thereof (in the case of notes denominated in U.S. dollars). We will set forth the authorized denominations of foreign currency notes in the applicable pricing supplement;

·                  We expect to issue the notes initially in book-entry form, represented by a single global master note. Thereafter, the notes may be issued either in book entry form (represented by such master global note or one or more other global notes) or in certificated form. Except as we describe in the accompanying prospectus under the heading “—Description of Debt Securities—Global Securities,” we will not issue book-entry notes in exchange for certificated notes. See “—Form of the Notes—Book-Entry Notes” below. You may present certificated notes for registration of transfer or exchange at the office of the trustee (currently located at 153 West 51st Street, New York, NY 10019), or at such other office or agency of the trustee as we may designate for such purpose in the Borough of Manhattan, The City of New York.

The pricing supplement relating to a note will describe the following terms:

·                  the principal or face amount of such note;

·                  the currency we have specified for the note (and, if such specified currency is other than U.S. dollars, certain other terms relating to the note and the specified currency, including the authorized denominations of the note);

·                  the price (expressed as a percentage of the aggregate principal or face amount thereof) at which we will issue the note;

·                  the date on which we will issue the note;

·                  the maturity date for the note;

·                  if the note is a fixed rate note, the rate per annum at which the note will bear interest;

·                  if the note is a floating rate note, the initial interest rate, the formula or formulas by which interest on the note will be calculated thereafter, the dates on which we will pay interest and any other terms relating to the particular method and times for calculating the interest rate for such note;

·                  if the note is an indexed note, a description of the applicable index and the manner of determining the indexed principal amount and/or the indexed interest amount thereof (all as defined in the accompanying prospectus), together with other material information relevant to holders of such note;

·                  if the note is a discount note, the total amount of original issue discount, the amount of original issue discount allocable to the initial accrual period and the yield to maturity of such note;

·                  whether such note may be redeemed prior to its maturity date (other than as a result of a change in Swedish taxation as described under “ —Redemption and Repurchase”) and, if so, the provisions relating to redemption, including, in the case of a discount note or an indexed note, the information necessary to determine the amount due upon redemption;

·                  whether the note will be issued initially as a book-entry note or a certificated note; and

·                  any other material terms of the note.

Business Days

In this prospectus supplement, the term “business day” with respect to any note means any day, other than a Saturday or Sunday, that is a day on which:

(1)           commercial banks are generally open for business in The City of New York; and

(2)           (a) if such note is a foreign currency note and the specified currency in which such note is denominated is the euro, the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System or any successor system is open for business; and (b)  if such note is a foreign currency note and the specified currency in which the note is denominated is other than the euro, commercial banks are generally open for business in the financial center of the country issuing such currency;

and

(3)           if the note is an indexed note, commercial banks are generally open for business in such other place or places as may be set forth in the applicable pricing supplement; and

(4)           if the interest rate formula for the note is LIBOR, a London banking day. The term “London banking day” with respect to any note means any day on which dealings in deposits in the specified currency for such note are transacted in the London interbank market.

Discount Notes

Any of the notes we issue may be “discount notes”. A discount note is:

(A)                              a note, including any note having an interest rate of zero, that has a stated redemption price at maturity that exceeds its issue price by at least 0.25% of its principal or face amount, multiplied by the number of full years from the issue date to the maturity date for such note; and

(B)                                any other note that we designate as issued with original issue discount for United States federal income tax purposes.

Form of the Notes

The Depository Trust Company, or DTC, is under no obligation to perform or continue to perform the procedures described below, and it may modify or discontinue them at any time. Neither we nor the trustee will be responsible for DTC’s performance of its obligations under its rules and procedures. Additionally, neither we nor the trustee will be responsible for the performance by direct or indirect participants of their obligations under their rules and procedures.

We expect to issue the notes initially in the form of a single master global note in fully registered form, without coupons. The master global note will initially be registered in the name of a nominee (Cede & Co.) of DTC, as depositary. Except as set forth in the accompanying prospectus under “Book-Entry Procedures and Settlement,” the notes will not be issuable as certificated notes. For more information, see “—Book-Entry Notes” below.

Registered Notes.  Registered notes are payable to the order of and registered in the name of a particular person or entity. In the case of book-entry registered notes, the global security is registered in the name of a nominee of the applicable clearing system, and this nominee is considered the sole legal owner or holder of the notes for purposes of the indenture. Beneficial interests in a registered note and transfers of those interests are recorded by the security registrar.

Book-Entry Notes.  All book-entry notes with the same issue date and terms will be represented by one or more global securities (which may be the master global note) deposited with, or on behalf of, DTC, and registered in the name of DTC or its nominee (Cede & Co.). DTC acts as a depositary for, and holds the global securities on behalf of, certain financial institutions, called “participants”. These participants, or other financial institutions acting through them called “indirect participants”, will represent your beneficial interests in the global securities. They will record the ownership and transfer of your beneficial interests through computerized book-entry accounts, eliminating the need for physical movement of the notes. Book-entry notes will not be exchangeable for certificated notes and, except under the circumstances described below, will not otherwise be issued as certificated notes.

If you wish to purchase book-entry securities, you must either be a direct participant or make your purchase through a direct or indirect participant. Investors who purchase book-entry securities will hold them in an account at the bank or financial institution acting as their direct or indirect participant. Holding securities in this way is called holding in “street name”.

When you hold securities in street name, you must rely on the procedures of the institutions through which you hold your securities to exercise any of the rights granted to holders. This is because our legal obligations and those of the trustee run only to the registered owner of the global security, which will be the clearing system or its nominee. For example, once we and the trustee make a payment to the registered holder of a global security, neither we nor the trustee will be liable for the payment to you, even if you do not receive it. In practice, the clearing system will pass along any payments or notices it receives from us to its participants, which will pass along the payments to you. In addition, if you desire to take any action which a holder of the global security is entitled to take, then the clearing system would authorize the participant through which you hold your book-entry securities to take such action, and the participant would then either authorize you to take the action or would act for you on your instructions. The transactions between you, the participants and the clearing system will be governed by customer agreements, customary practices and applicable laws and regulations, and not by any of our or the trustee’s legal obligations.

As an owner of book-entry securities represented by a global security, you will also be subject to the following restrictions:

·                  you will not be entitled to (1) receive physical delivery of the securities in certificated form or (2) have any of the securities registered in your name, except under the circumstances described below under “—Certificated Notes”;

·                  you may not be able to transfer or sell your securities to some insurance companies and other institutions that are required by law to own their securities in certificated form; and

·                  you may not be able to pledge your securities in circumstances where certificates must be physically delivered to the creditor or the beneficiary of the pledge in order for the pledge to be effective.

Outside the United States, if you are a participant in either of Clearstream Banking, société anonyme (referred to as Clearstream Luxembourg) or Euroclear Bank, S.A./N.V. or its successor, as operator of the Euroclear System (referred to as Euroclear) you may elect to hold interests in global securities through such systems. Alternatively, you may elect to hold interests indirectly through organizations that are participants of such systems. Clearstream Luxembourg and Euroclear will hold interests on behalf of their participants through customers’ security accounts in the names of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the names of their respective depositaries, which we refer to as the U.S. depositaries, on the books of the DTC.

As long as the notes are represented by global securities, we will pay principal of and interest on such notes to or as directed by DTC as the registered holder of the global securities. Payments to DTC will be in immediately available funds by wire transfer. DTC, Clearstream Luxembourg or Euroclear, as applicable, will credit the relevant accounts of their participants on the applicable date.

DTC, Clearstream Luxembourg and Euroclear, respectively, advise as follows:

·                  As to DTC: DTC advises us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds issues of U.S. and non-U.S. equity, corporate and municipal debt securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of which (and/or their representatives) own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

·                  As to Clearstream Luxembourg: Clearstream Luxembourg has advised us that it was incorporated as a professional depositary under Luxembourg law. Clearstream Luxembourg is owned by Deutsche Börse AG.

Clearstream Luxembourg holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in accounts of participants, thereby eliminating the need for physical movement of certificates. Clearstream Luxembourg provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. As a professional depositary, Clearstream Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream Luxembourg participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Luxembourg participant either directly or indirectly.

Distributions with respect to notes held beneficially through Clearstream Luxembourg will be credited to cash accounts of Clearstream Luxembourg participants in accordance with its rules and procedures, to the extent received by or on behalf of Clearstream Luxembourg.

As a registered bank in Luxembourg, Clearstream Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream Luxembourg customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. In the United States, Clearstream Luxembourg customers are limited to securities brokers and dealers and banks, and may include the underwriters for the notes. Other institutions that maintain a custodial relationship with a Clearstream Luxembourg customer may obtain indirect access to Clearstream, Luxembourg. Clearstream Luxembourg is an indirect participant in DTC.

Distributions with respect to the notes held beneficially through Clearstream Luxembourg will be credited to cash accounts of Clearstream Luxembourg customers in accordance with its rules and procedures, to the extent received by Clearstream Luxembourg.

·                  As to Euroclear: Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V., as operator of the Euroclear System (which we refer to as the Euroclear Operator), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation.

The Euroclear Operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance Systems S.C. On the other hand, Euroclear Clearance Systems S.C. establishes policy for

Euroclear on behalf of Euroclear Participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the “Terms and Conditions Governing Use of Euroclear” and the related “Operating Procedures” of the Euroclear System, and applicable Belgian law (we refer to these collectively as the Euroclear Terms and Conditions). The Euroclear Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.

All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

Distributions with respect to notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear Terms and Conditions, to the extent received by or on behalf of Euroclear.

Certificated Notes.  We will issue debt securities in fully registered certificated form in exchange for book-entry securities represented by a global security only under the circumstances described in the prospectus under “Description of Debt Securities—Global Securities”. If we do so, you will be entitled to have registered in your name, and have physically delivered to you, debt securities in certificated form equal to the amount of book-entry securities you beneficially own. If we issue certificated debt securities, they will have the same terms and authorized denominations as the global security.

Global Clearance and Settlement Procedures

You will be required to make your initial payment for the notes in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Luxembourg customers and/or Euroclear participants will occur in the ordinary way in accordance with applicable rules and operating procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream Luxembourg or Euroclear participants, on the other, will be effected within DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving notes in DTC, and making or receiving payment in accordance with normal procedures. Clearstream Luxembourg participants and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of notes received in Clearstream Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following DTC settlement date. Such credits, or any transactions in the notes settled during such processing, will be reported to the relevant Euroclear participants or Clearstream Luxembourg participants on that business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of notes by or through a Clearstream Luxembourg participant or a Euroclear participant to a DTC participant will be received with value on the business day of settlement in DTC but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and they may discontinue the procedures at any time.

All information in this document on DTC, Clearstream Luxembourg and Euroclear is derived from DTC, Clearstream Luxembourg or Euroclear, as the case maybe, and reflects the policies of these organizations; these policies are subject to change without notice, or the indexed principal amount and /or indexed or indexed notes interest amount.

Paying Agents, Transfer Agents, Exchange Rate Agent and Calculation Agent

Until the notes are paid, we will maintain a paying agent and transfer agent in The City of New York. We have initially appointed the trustee to serve as our paying agent and transfer agent.

We will appoint an exchange rate agent to determine the exchange rate for converting payments on notes denominated in a currency other than U.S. dollars into U.S. dollars, where applicable. We have initially appointed the trustee to serve as our exchange rate agent. In addition, as long as any floating rate notes or indexed notes are outstanding, we will maintain a calculation agent for calculating the interest rate and interest payments, or indexed principal amount and/or indexed interest amount on the notes. We have initially appointed the trustee to serve as our calculation agent.

Payment of Principal and Interest

General

We will pay interest on registered notes (a) to the persons in whose names the notes are registered at the close of business on the record date or (b) if we are paying interest at maturity, redemption or repurchase, we will make this payment to the person to whom principal is payable. The regular record date for registered notes is the date 15 calendar days before the applicable interest payment date, whether or not a business day. If we issue notes between a record date and an interest payment date, we will pay the interest that accrues during this period on the next following interest payment date to the persons in whose names the notes are registered on the record date for that following interest payment date.

Book-Entry Notes

We will, through our paying agent, make payments of principal, premium, if any, and interest on book-entry notes by wire transfer to the clearing system or the clearing system’s nominee as the registered owner of the notes, which will receive the funds for distribution to the holders. We expect that the holders will be paid in accordance with the procedures of the clearing system and its participants. Neither we nor the paying agent will have any responsibility or liability for any of the records of, or payments made by, the clearing system or the clearing system’s nominee or common depositary.

Registered Certificated Notes

If we issue registered certificated notes, we will make payments of principal, premium, if any, and interest to you, as a holder, by wire transfer if:

·                  you own at least U.S.$ 10,000,000 aggregate principal amount or its equivalent of notes; and

·                  not less than 15 calendar days before the payment date, you notify the paying agent of your election to receive payment by wire transfer and provide it with your bank account information and wire transfer instructions.

If we do not pay interest by wire transfer for any reason, we will, subject to applicable laws and regulations, mail a check to you on or before the due date for the payment at your address as it appears on the security register mailed on the applicable record date.

Payment Currency

We will pay any principal, premium or interest in respect of a note in the currency we have specified for such note. In the case of a foreign currency note, the exchange rate agent will arrange to convert all payments in respect of such note into U.S. dollars in the manner described in the next paragraph. However, if U.S. dollars are not available for making payments due to the imposition of exchange controls or other circumstances beyond our control, then the holder of such note will receive payments in such specified currency until U.S. dollars are again available for making such payments. Notwithstanding the foregoing, the holder of a foreign currency note may (if we so indicate in the applicable pricing supplement and note) elect to receive all payments in respect of such note in the specified currency for such note by delivery of a written notice to the trustee not later than 15 calendar days prior to the applicable payment date. The holder’s election generally will remain in effect until revoked by written notice to the trustee received not later than 15 calendar days prior to the applicable payment date. The holder’s election may not be effective under certain circumstances as described below under “Risks Associated with Foreign Currency Notes and Indexed Notes—If we are unable to make payments in the specified currency of a foreign currency note, you may experience losses due to exchange rate fluctuations.”

In the case of a foreign currency note, the exchange rate agent will determine the amount of any U.S. dollar payment in respect of such note based on the following exchange rate: the highest firm bid quotation expressed in U.S. dollars, for the foreign or composite currency in which such note is denominated, received by the exchange rate agent at approximately 11:00 a.m., New York City time, on the second business day preceding the applicable payment date (or, if no such rate is quoted on such date, the last date on which such rate was quoted), from three (or, if three are not available, then two) recognized foreign exchange dealers in The City of New York, for the purchase by the quoting dealer, for settlement on such payment date, of the aggregate amount of the specified currency for such note payable on such payment date in respect of all notes denominated in such specified currency. If no such bid quotations are available, we will make such payments in such specified currency, unless such specified currency is unavailable due to the imposition of exchange controls or to other circumstances beyond our control, in which case we will make such payments as described above under “Risks Associated with Foreign Currency Notes and Indexed Notes—If we are unable to make payments in the specified currency of a foreign currency note, you may experience losses due to exchange rate fluctuations”.

All currency exchange costs will be borne by the holders of foreign currency notes by deductions from such payments. Any of the foreign exchange dealers submitting quotes to the exchange rate agent which may be one of the agents soliciting orders for the notes or an affiliate of such an agent. All determinations that the exchange rate agent makes, after being confirmed by us, will be binding unless they are clearly wrong.

If the principal of any discount note is declared to be due and payable immediately due to the occurrence of an event of default, the amount of principal due and payable with respect to such note shall be the issue price of such note plus the amount of original issue discount amortized from the issue date of such note to the date of declaration. Such amortization shall be calculated using the “interest method” (computed in accordance with U.S. generally accepted accounting principles in effect on the date of declaration).

Interest Rates

General

The interest rate on the notes will not be higher than the maximum rate permitted by New York law, currently 25% per year on a simple interest basis. This limit may not apply to notes in which U.S.$ 2,500,000 or more has been invested. Interest payments on the notes will generally include interest accrued from and including the issue date or the last interest payment date to but excluding the following interest payment date or the date of maturity, redemption or repurchase. Each of these periods is called an interest period.

The relevant pricing supplement will specify the day count fraction applicable to the calculation of payments due on the notes:

·                  if “1/1” is specified, the relevant payment will be calculated on the basis of 1;

·                  if “actual/365”, “act/365”, “A/365”, “actual/actual” or “act/act” is specified, the relevant payment will be calculated on the basis of the actual number of days in the period in respect of which payment is being made divided by 365 (or, if any portion of that calculation period falls in a leap year, the sum of (i) the actual number of days in that portion of the period falling in a leap year divided by 366 and (ii) the actual number of days in that portion of the calculation period falling in a non-leap year divided by 365);

·                  if “actual/365 (fixed)”, “act/365 (fixed)”, “A/365 (fixed)” or “A/365F” is specified, the relevant payment will be calculated on the basis of the actual number of days in the calculation period in respect of which payment is being made divided by 365;

·                  if “actual/360”, “act/360” or “A/360” is specified, the relevant payment will be calculated on the basis of the actual number of days in the calculation period in respect of which payment is being made divided by 360;

·                  if “30/360”, “360/360” or “bond basis” is specified, the relevant payment will be calculated on the basis of the number of days in the calculation period in respect of which payment is being made divided by 360 (the number of days to the calculated on the basis of a year of 360 days with 12 30-day months (unless (i) the last day of the calculation period is the 31st day of a month but the first day of the calculation period is a day other than the 30th or 31st day of a month, in which case the month that includes that last day shall not be considered to be shortened to a 30-day month or (ii) the last day of the calculation period is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month)); and

·                  if “30E/360” or “eurobond basis” is specified, the relevant payment will be calculated on the basis of the number of days in the calculation period in respect of which payment is being made divided by 360 (the number or days to be calculated on the basis of a year of 360 days with 12 30-day months, without regard to the date of the first day or last day of the calculation period unless, in the case of the final calculation period, the maturity date is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month).

Unless otherwise specified in the relevant pricing supplement, interest on fixed rate notes will be calculated on a 30/360 basis.

The relevant pricing supplement will also specify the relevant business day convention applicable to the calculation of payments due on the notes. The term “business day convention” means the convention for adjusting any relevant date if it would otherwise fall on a day that is not a business day. The following terms, when used in conjunction with the term “business day convention” and a date, shall mean that an adjustment will be made if that date would otherwise fall on a day that is not a business day so that:

·                  if “following” is specified, that date will be the first following day that is a business day;

·                  if “modified following” or “modified” is specified, that date will be the first following day that is a business day unless that day falls in the next calendar month, in which case that date will be the first preceding day that is a business day; and

·                  if “preceding” is specified, that date will be the first preceding day that is a business day.

Fixed Rate Notes

Unless otherwise specified in the applicable pricing supplement, each fixed rate note will bear interest from its issue date at the rate per annum (which may be zero) stated on the face of the note until the principal amount of the note is paid or made available for payment. Unless otherwise specified in the applicable pricing supplement, we will pay interest on each fixed rate note semiannually in arrears on each March 15 and September 15 and at maturity. Each payment of interest on a fixed rate note in respect of an interest payment date shall include interest accrued through the day before such interest payment date.

If we are required to make a payment required in respect of a fixed rate note on a date that is not a business day for such note, we need not make the payment on such date, but may make it on the first succeeding business day with the same force and effect as if we had made it on such date, and no additional interest shall accrue as a result of such delayed payment.

Floating Rate Notes

Each floating rate note will bear interest during each interest reset period (as defined below) based on the interest rate formula for such note. The pricing supplement for a floating rate note may specify an interest rate for the first interest period. This formula is generally composed of the following:

·                  a base interest rate with a specified maturity called the index maturity, e.g., three months, six months, etc.;

·                  plus or minus a spread measured in basis points with one basis point equal to 1/100 of a percentage point; or

·                  multiplied by a spread multiplier measured as a percentage.

The applicable pricing supplement will specify the base rate, the index maturity and the spread or spread multiplier. The pricing supplement may also specify a maximum (ceiling) or minimum (floor) interest rate limitation. The calculation agent (which will initially be the trustee) will use the interest rate formula, taking into account any maximum or minimum interest rate, to determine the interest rate in effect for each interest period. All determinations made by the calculation agent will be binding unless they are clearly wrong.

We may issue floating rate notes with the following base rates:

·                  LIBOR;

·                  Commercial Paper Rate;

·                  Treasury Rate;

·                  CD Rate;

·                  Federal Funds Rate; or

·                  any other rate specified in the relevant pricing supplement.

The applicable pricing supplement will also specify the following with respect to each floating rate note:

·                  the dates as of which the calculation agent will determine the interest rate for each interest period (referred to as the interest determination date);

·                  the frequency with which the interest rate will be reset, i.e., daily, weekly, monthly, quarterly, semiannually or annually;

·                  the dates on which the interest rate will be reset (referred to as the interest reset date), i.e., the first day of each new interest period, using the interest rate that the calculation agent determined on the interest determination date for that interest period;

·                  the interest payment dates; and

·                  if already determined, the initial interest rate in effect from and including the issue date to but excluding the first interest reset date.

Unless otherwise specified in the applicable pricing supplement, the date or dates on which interest will be reset will be as follows:

·                  in the case of notes that reset daily, each business day;

·                  in the case of notes, other than those whose base rate is the Treasury Rate, that reset weekly, the Wednesday of each week;

·                  in the case of notes whose base rate is the Treasury Rate that reset weekly, the Tuesday of each week (except as provided below);

·                  in the case of notes that reset monthly, the third Wednesday of each month;

·                  in the case of notes that reset quarterly, the third Wednesday of March, June, September and December;

·                  in the case of notes that reset semi-annually, the third Wednesday of the two months of each year specified in the applicable pricing supplement; and in the case of notes that reset annually, the third Wednesday of the month of each year specified in the applicable pricing supplement;

with the following two exceptions:

·                  the interest rate in effect from the date of issue to the first interest reset date will be the initial interest rate; and

·                  the interest rate in effect for the 10 days immediately prior to the maturity date will be that in effect on the tenth day preceding the maturity date.

Determination of Reset Interest Rates

The interest rate applicable to each period commencing on the respective interest reset date (the “interest reset period”) will be the rate determined as of the applicable interest determination date defined below on or prior to the calculation date.

Unless otherwise specified in the applicable pricing supplement, the “interest determination date” with respect to an interest reset date for:

·                  notes for which the base rate is LIBOR, the second London banking day before the interest reset date unless the designated LIBOR currency is pounds sterling, in which case the interest determination date will be the applicable interest reset date;

·                  notes for which the base rate is the CD Rate, Commercial Paper Rate or Federal Funds Rate, will be the second business day before the interest reset date; and

·                  notes for which the base rate is the Treasury Rate, the day of the week in which that interest reset date falls on which treasury bills (as defined below under “—Treasury Rate”) are normally auctioned. Treasury bills are normally sold at auction on the Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, but is sometimes held on the preceding Friday. If as a result of a legal holiday a treasury bill auction is held on the Friday of the week preceding an interest reset date, the related interest determination date will be the preceding Friday; and if an auction falls on any interest reset date, then the interest reset date instead will be the first business day following the auction.

The interest determination date pertaining to a floating rate note the interest rate of which is determined with reference to two or more base rates will be the first business day which is at least two business days prior to the interest reset date for that floating rate note on which each base rate is determined. Each base rate will be determined on that date and the applicable interest rate will take effect on the related interest reset date.

The interest rate in effect with respect to a floating rate note on each day that is not an interest reset date will be the interest rate determined as of the interest determination date for the immediately preceding interest reset date. The interest rate in effect on any day that is an interest reset date will be the interest rate determined as of the interest determination date for that interest reset date, subject in each case to any applicable law and maximum or minimum interest rate limitations. However, the interest rate in effect with respect to a floating rate note for the period from its original issue date to the first interest reset date, to which we refer as the “initial interest rate,” will be determined as specified in the applicable pricing supplement.

Interest Payment Dates

Unless otherwise specified in the applicable pricing supplement, the date or dates on which interest will be payable are as follows:

·                  in the case of notes that reset daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified in the applicable pricing supplement;

·                  in the case of notes that reset quarterly, on the third Wednesday of March, June, September, and December of each year;

·                  in the case of notes that reset semi-annually, on the third Wednesday of the two months of each year specified in the applicable pricing supplement; and

·                  in the case of notes that reset annually, on the third Wednesday of the month specified in the applicable pricing supplement.

If any interest payment date, other than one that falls on the maturity date or on a date for earlier redemption or repurchase, or interest reset date for a floating rate note would fall on a day that is not a business day, the interest payment date or interest reset date will instead be the next business day, unless the notes are LIBOR notes and that business day falls in the next month, in which case the interest payment date or the interest reset date will be the preceding business day. If any payment on a floating rate note is due on the maturity date or upon earlier redemption or repurchase and that date is not a business day, the payment will be made on the next business day. In addition, if any payment on a floating rate note is due on a date that is not a business day in the relevant place of payment, we will make the payment on the next business day in that place of payment and no additional interest will accrue as a result of this delay. We will treat these payments as if they were made on the due date.

Accrued Interest

Except as specified in the applicable pricing supplement, the calculation agent will calculate the accrued interest payable on floating rate notes for any interest period by multiplying the principal amount of the note by an accrued interest factor, which will equal the interest rate for the interest period times the relevant day count. If the interest rate varies during the period, the accrued interest factor will equal the sum of the interest factors for each day in the interest period. The calculation agent will compute the interest factors for each day by dividing the interest rate applicable to that day by 360, 365 or 366, depending on the day count fraction.

The calculation agent will round all percentages resulting from any interest rate calculation to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward. For example, the calculation agent will round 9.876545%, or .09876545, to 9.87655% or .0987655. The calculation agent will also round all specified currency amounts used in or resulting from any interest rate calculation to the nearest one-hundredth of a unit, with .005 of a unit being rounded upward.

Calculation Agent

Unless otherwise specified in the applicable pricing supplement, the trustee will act as calculation agent for the floating rate notes. If you are the holder of a floating rate note, you may ask the calculation agent to provide you with the current interest rate and, if it has been determined, the interest rate that will be in effect on the next interest reset date. The calculation agent will also notify us, each paying agent and the registered holders, if any, of the following information for each interest period (except for the initial interest period if this information is specified in the applicable pricing supplement):

·                  the interest rate in effect for the interest period;

·                  the number of days in the interest period;

·                  the next interest payment date; and

·                  the amount of interest that we will pay for a specified principal amount of notes on that interest payment date.

The calculation agent will generally provide this information by the first business day of each interest period, unless the terms of a particular series of notes provide that the calculation agent will calculate the applicable interest rate on a calculation date after that date, in which case the calculation agent will provide this information by the first business day following the applicable calculation date.

Base Rates

LIBOR.  Unless otherwise specified in the applicable pricing supplement, “LIBOR” means the rate determined by the calculation agent in accordance with the following provisions:

(a)                                  For an interest determination date relating to any floating rate note for which LIBOR is an applicable base rate, to which we refer as a “LIBOR interest determination date,” LIBOR will be either:

—                                   if “LIBOR Reuters” is specified in the applicable pricing supplement, the arithmetic mean of the offered rates, unless the Designated LIBOR page, as defined below, by its terms provides only for a single rate, in which case that single rate shall be used, for deposits in the designated LIBOR currency having the index maturity specified in the applicable pricing supplement, commencing on the applicable interest reset date, that appear, or, if only a single rate is required as aforesaid, appears, on the designated LIBOR page as of 11:00 a.m., London time, on that LIBOR interest determination date,

or

—                                   if “LIBOR Telerate” is specified in the applicable pricing supplement or if neither “LIBOR Reuters” nor “LIBOR Telerate” is specified in the applicable pricing supplement as the method for calculating LIBOR, the rate for deposits in the designated LIBOR currency having the index maturity specified in the applicable pricing supplement commencing on that interest reset date, that appears on the Designated LIBOR page as of 11:00 a.m., London time, on that LIBOR interest determination date.

If fewer than two offered rates appear, or no rate appears, as applicable, LIBOR in respect of that LIBOR interest determination date will be determined as if the parties had specified the rate described in clause (b) below.

(b)                                 For a LIBOR interest determination date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the designated LIBOR page as specified in clause (a) above, the calculation agent will request the principal London offices of each of four major reference banks, which may include one or more of the agents or their affiliates, in the London interbank market, as selected by the calculation agent, after consultation with us, to provide its offered quotation for deposits in the designated LIBOR currency for the period of the index maturity specified in the applicable pricing supplement, commencing on the applicable interest reset date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that LIBOR interest determination date and in a principal amount that is representative for a single transaction in the designated LIBOR currency in that market at that time.

·                       If the reference banks provide at least two such quotations, then LIBOR for that LIBOR interest determination date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, then LIBOR for that LIBOR interest determination date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., in the applicable principal financial center, as defined below, on that LIBOR interest determination date by three major banks, which may include one or more of the agents or their affiliates, in that principal financial center selected by the calculation agent, after consultation with us, for loans in the designated LIBOR currency to leading European banks, having the index maturity specified in the applicable pricing supplement and in a principal amount that is representative for a single transaction in that designated LIBOR currency in that market at that time.

·                       If the banks selected by the calculation agent are not quoting as set forth above, LIBOR with respect to that LIBOR interest determination date will be LIBOR for the immediately preceding interest reset period, or if there was no interest reset period, the rate of interest payable will be the initial interest rate.

“Designated LIBOR currency” means the currency specified in the applicable pricing supplement as to which LIBOR will be calculated. If no such currency is specified in the applicable pricing supplement, the designated LIBOR currency shall be U.S. dollars.

“Designated LIBOR page” means

·                  if “LIBOR Reuters” is specified in the applicable pricing supplement, the display on the Reuters Monitor Money Rates Service, or any successor service, on the page specified in the applicable pricing supplement, or any successor page on that service, for the purpose of displaying the London interbank rates of major banks for the designated LIBOR currency; or

·                  if “LIBOR Telerate” is specified in the applicable pricing supplement or if neither “LIBOR Reuters” nor “LIBOR Telerate” is specified in the applicable pricing supplement as the method for calculating LIBOR, the display on MoneyLine Telerate, Inc., or any successor service, for the purpose of displaying the London interbank rates of major banks for the designated LIBOR currency.

“Principal financial center” means the capital city of the country to which the designated LIBOR currency relates (or the capital city of the country issuing the specified currency, as applicable), except that with respect to U.S. dollars, Australian dollars, Canadian dollars, South African rand and Swiss francs, the “principal financial center” means The City of New York, Sydney, Toronto, Johannesburg and Zurich, respectively, and with respect to euros the principal financial center means the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System or any successor system.

Commercial Paper Rate.  Unless otherwise specified in the applicable pricing supplement, “commercial paper rate” means, for any interest determination date relating to any floating rate note for which the commercial paper rate is an applicable base rate, to which we refer as a “commercial paper rate interest determination date,” the money market yield on that date of the rate for commercial paper having the index maturity specified in the applicable pricing supplement as published in H.15(519) under the caption “Commercial Paper—Nonfinancial”. If the commercial paper rate cannot be determined as described above, the following procedures will apply:

·                  If the rate described above is not published by 3:00 p.m., New York City time, on the relevant calculation date, then the commercial paper rate will be the money market yield of the rate on that commercial paper rate interest determination date for commercial paper of the specified index maturity as published in H.15 Daily Update, or in another recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Commercial Paper—Nonfinancial”.

·                  If by 3:00 p.m., New York City time, on the calculation date, the rate described is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source, the commercial paper rate for the applicable commercial paper rate interest determination date will be calculated by the calculation agent and will be the money market yield of the arithmetic mean of the offered rates (quoted on a bank discount basis), as of 11:00 a.m., New York City time, on that commercial paper rate interest determination date of three leading dealers of U.S. dollar commercial paper in The City of New York, which may include one or more of the agents or their affiliates, selected by the calculation agent, after consultation with us, for commercial paper of the index maturity specified in the applicable pricing supplement placed for a non-financial issuer whose bond rating is “Aa,” or the equivalent, from a nationally recognized statistical rating agency.

·                  If the dealers selected as described above by the calculation agent are not quoting as set forth above, the commercial paper rate with respect to that commercial paper rate interest determination date will be the commercial paper rate in effect for the immediately preceding interest reset period, or if there was no interest reset period, the rate of interest payable will be the initial interest rate.

“Money market yield” means the yield, expressed as a percentage, calculated in accordance with the following formula:

Money market yield =	360 x D	x 100
360 – (D x M)

where “D” is the annual rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and “M” is the actual number of days in the applicable interest period.

Treasury Rate Notes.  Unless otherwise specified in the applicable pricing supplement, “treasury rate” means, with respect to any interest determination date relating to any floating rate note for which the treasury rate is an applicable base rate, to which we refer as a “treasury rate interest determination date,” the rate from the auction held on such treasury rate interest determination date of direct obligations of the United States, or “treasury bills,” having the index maturity specified in the applicable pricing supplement under the caption “INVESTMENT RATE” on the display on MoneyLine Telerate, Inc. or any successor service, on page 56, or any other page as may replace that page on that service, to which we refer as “Telerate page 56,” or page 57, or any other page as may replace that page on that service, or “Telerate page 57”. If the treasury rate cannot be determined in this manner, the following procedures will apply:

·                  If the rate described above is not so published by 3:00 p.m., New York City time, on the related calculation date, the bond equivalent yield of the rate for those treasury bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying that rate, under the caption “U.S. Government Securities/Treasury Bills/Auction High,” will be the treasury rate.

·                  If the rate described in the prior paragraph is not so published by 3:00 p.m., New York City time, on the related calculation date, the bond equivalent yield, as defined below, of the auction rate of such treasury bills as announced by the U.S. Department of the Treasury.

·                  If the auction rate described in the prior paragraph is not so announced by the U.S. Department of the Treasury, or if no such auction is held, then the treasury rate will be the bond equivalent yield of the rate on that treasury rate interest determination date of treasury bills having the index maturity specified in the applicable pricing supplement as published in H.15(519) under the caption “U.S. Government Securities/Treasury Bills/Secondary Market” or, if not yet published by 3:00 p.m., New York City time, on the related calculation date, the rate on that treasury rate interest determination date of those treasury bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying that rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”.

·                  If the rate described in the prior paragraph is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source, then the treasury rate will be calculated by the calculation agent and will be the bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on that treasury rate interest determination date, of three leading primary United States government securities dealers, which may include one or more of the agents or their affiliates, selected by the calculation agent, after consultation with the Company, for the issue of treasury bills with a remaining maturity closest to the index maturity specified in the applicable pricing supplement.

·                  If the dealers selected as described above by the calculation agent are not quoting as set forth above, the treasury rate with respect to that treasury rate interest determination date will be the treasury rate for the immediately preceding interest reset period, or if there was no interest reset period, the rate of interest payable will be the initial interest rate.

“Bond equivalent yield” means a yield, expressed as a percentage, calculated in accordance with the following formula:

Bond equivalent yield =	D x N
360 – (D x M)

where “D” is the applicable per annum rate for treasury bills quoted on a bank discount basis, “N” refers to 365 or 366, as the case may be, and “M” is the actual number of days in the applicable interest reset period.

CD Rate.  Unless otherwise specified in the applicable pricing supplement, CD rate means, with respect to any interest determination date relating to any floating rate note for which the CD rate is an applicable base rate, which date we refer to as a “CD rate interest determination date,” the rate on that date for negotiable U.S. dollar certificates of deposit having the index maturity specified in the applicable pricing supplement as published in H.15(519), as defined below, under the heading “CDs (Secondary Market)”. If the CD rate cannot be determined in this manner, the following procedures will apply:

·                  If the rate described above is not published by 3:00 p.m., New York City time, on the relevant calculation date, then the CD rate will be the rate on that CD rate interest determination date for negotiable U.S. dollar certificates of deposit having the specified index maturity as published in H.15 Daily Update, as defined below, or other recognized electronic sources used for the purpose of displaying the applicable rate, under the caption “CDs (Secondary Market)”.

·                  If by 3:00 p.m., New York City time, on the applicable calculation date, that rate is not published in either H.15(519), H.15 Daily Update or another recognized electronic source, the CD rate for that CD rate interest determination date will be calculated by the calculation agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on that CD rate interest determination date, of three leading non-bank dealers in negotiable U.S. dollar certificates of deposit in The City of New York, which may include one or more of the agents or their affiliates, selected by the calculation agent, after consultation with us, for negotiable U.S. dollar certificates of deposit of major U.S. money market banks for negotiable certificates of deposit with a remaining maturity closest to the index maturity specified in the applicable pricing supplement in an amount that is representative for a single transaction in that market at that time.

·                  If the dealers selected as described above by the calculation agent are not quoting rates as set forth above, the CD rate for that CD interest rate determination date will be the CD rate in effect for the immediately preceding interest reset period, or if there was no interest reset period, then the rate of interest payable will be the initial interest rate.

“H.15(519)” means the weekly statistical release designated “Statistical Release H.15(519), Selected Interest Rates,” or any successor publication, published by the Board of Governors of the Federal Reserve System.

“H.15 Daily Update” means the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publication. All references to this website are inserted as inactive textual references to the “uniform resource locator,” or “URL,” and are for your informational reference only. Information on that website is not incorporated by reference in this prospectus supplement or the accompanying prospectus.

Federal Funds Rate.  Unless otherwise specified in the applicable pricing supplement, “federal funds rate” means, with respect to any interest determination date relating to any floating rate note for which the federal funds rate is an applicable base rate, to which we refer as a “federal funds rate interest determination date,” the rate on that date for United States dollar federal funds as published in H.15(519) under the heading “Federal Funds (Effective)” as that rate is displayed on MoneyLine Telerate, Inc., or any successor service, on page 120, or any other page as may replace that page on that service, to which we refer as “Telerate page 120”. If the federal funds rate cannot be determined in this manner, the following procedures will apply.

·                  If the rate described above does not appear on Telerate page 120 by 3:00 p.m., New York City time, on the related calculation date, then the federal funds rate will be the rate on that federal funds rate interest determination date for United States dollar federal funds as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying that rate, under the caption “Federal Funds (Effective)”.

·                  If the rate described above does not appear on Telerate page 120 or is not yet published in H.15(519), H.15 Daily Update or another electronic source by 3:00 p.m., New York City time, on the related calculation date, then the federal funds rate for that federal funds rate interest determination date will be calculated by the calculation agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York, which may include one or more of the agents or their affiliates, selected by the calculation agent, after consultation with us, prior to 9:00 a.m., New York City time, on that federal funds rate interest determination date.

·                  If the brokers selected as described above by the calculation agent are not quoting as set forth above, the federal funds rate with respect to that federal funds rate interest determination date will be the federal funds rate for the immediately preceding interest reset period, or if there was no interest reset period, the rate of interest payable will be the initial interest rate.

Indexed Notes

We may offer indexed notes according to which the principal and/or interest is determined by reference to an index relating to:

·                  Securities of one or more issuers;

·                  the rate of exchange between the specified currency of the note and one or more other currencies or composite currencies, called the indexed currencies;

·                  the price of one or more commodities, called the indexed commodities, on specified dates;

·                  any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance described in the applicable pricing supplement; or

·                  one or more indices or baskets of the items described above.

The pricing supplement will describe how interest and principal payments on indexed notes will be determined. It will also include historical and other information about the index or indices and information about the U.S. tax consequences to the holders of indexed notes.

Amounts payable on an indexed note will be based on the face amount of the note. The pricing supplement will describe whether the principal amount that we will pay you on redemption or repayment before maturity would be the face amount, the principal amount at that date or another amount.

If a third party is responsible for calculating or announcing an index for certain indexed notes and that third party stops calculating or announcing the index, or changes the way that the index is calculated in a way not permitted in the pricing supplement, then the index will be calculated by an independent determination agent named in the pricing supplement. If no independent agent is named, then we will calculate the index. If neither the determination agent nor we can calculate the index in the same way and under the same conditions as the original third party, then the principal or interest on the notes will be determined as described in the pricing supplement. All calculations that we or the independent determination agent make will be binding unless they are clearly wrong.

If you purchase an indexed note, the applicable pricing supplement will include information about the relevant index, about how amounts that are to become payable will be determined by reference to the price or value of that index and about the terms on which amounts payable on the note may be settled physically or in cash. The pricing supplement will also identify the calculation agent that will calculate the amounts payable with respect to the indexed debt security and may exercise significant discretion in doing so. An investment in indexed notes may entail significant risks. See “Risks Associated With Foreign Currency Notes and Indexed Notes—Indexed Notes.”

European Monetary Union

On January 1, 1999, the European Union introduced the single European currency known as the euro in the 11 (now 12) participating member states of the European Monetary Union. A participating member state is a member state of the European Union that has adopted the euro as its legal currency according to the Treaty of Rome of March 25, 1957, as amended by the Single European Act of 1986 and the Treaty on European Union, signed in Maastricht on February 1, 1992. During a transition period from January 1, 1999 to December 31, 2001, the former national currencies of those 12 participating member states continued to be legal tender in their country of issue, at rates irrevocably fixed on December 3, 1998. As of the date of this prospectus supplement, Sweden does not participate in the single currency.

The European Union completed the final stage of its economic and monetary union on January 1, 2002, when euro notes and coins became available and participating member states withdrew their national currencies. It is not possible to predict how the European Monetary Union may affect the value of the notes or the rights of holders. You are responsible for informing yourself about the effects of European Monetary Union on your investment.

If so specified in the applicable pricing supplement, we may at our option, and without the consent of the holders of the notes or any coupons or the need to amend the notes or the indenture, redenominate the notes issued in the currency of a country that subsequently participates in the final stage of the European Monetary Union, or otherwise participates in the European Monetary Union in a manner with similar effect to such final stage, into euro. The provisions relating to any such redenomination will be contained in the applicable pricing supplement.

Redemption and Repurchase

Redemption

The pricing supplement for the issuance of each series of notes will indicate either that:

·                  the notes cannot be redeemed prior to their maturity date (other than on the occurrence of the tax events described under “Description of Debt Securities—Optional Redemption Due to Changes in Swedish Tax Treatment” in the accompanying prospectus); or

·                  the notes will be redeemable at our or the holder’s option on or after a specified date at a specified redemption price. The redemption price may be par or may decline from a specified premium to par at a later date, together, in each case, with accrued interest to the date of redemption.

Repurchase

We may repurchase notes at any time and price in the open market or otherwise. Notes we repurchase may, at our discretion, be held, resold (subject to compliance with applicable securities and tax laws) or surrendered to the trustee for cancellation.

Discount Notes

If the pricing supplement states that a note is a discount note, the amount payable in the event of redemption or other acceleration of the maturity date will be the amortized face amount of the note as of the date of redemption, repayment or acceleration, but in no event more than its principal amount. The amortized face amount is equal to (a) the issue price plus (b) that portion of the difference between the issue price and the principal amount that has accrued at the yield to maturity described in the pricing supplement (computed in accordance with generally accepted U.S. bond yield computation principles) by the redemption or acceleration date.

Sinking Fund

The notes will not be subject to any sinking fund.

Notices

Notices to holders of notes will be made by first class mail, postage prepaid, or sent by facsimile transmission to the registered holders.

Risks Relating to Jurisdiction and Enforcement of Judgments

We have irrevocably appointed the Swedish Consulate General in The City of New York as our authorized agent for service of process in any action based on the debt securities brought against us in any State or federal court in The City of New York. We will waive any immunity from the jurisdiction of these courts to which we might be entitled in any action based on these debt securities, but the waiver will not extend to actions brought under U.S. federal securities laws.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes certain U.S. federal income tax considerations that may be relevant to you if you invest in notes and are a U.S. holder. You will be a U.S. holder if you are a beneficial owner of the notes and you are an individual who is a citizen or resident of the United States, a U.S. domestic corporation, or any other person that is subject to U.S. federal income tax on a net income basis in respect of an investment in the notes. This summary deals only with U.S. holders that hold notes as capital assets. It does not address considerations that may be relevant to you if you are an investor that is subject to special tax rules, such as a bank, thrift, real estate investment trust, regulated investment company, insurance company, dealer in securities or currencies, trader in securities or commodities that elects mark to market treatment, certain short-term holders of the notes, persons that will hedge their exposure to the notes or will hold notes as a hedge against currency risk or as a position in a “straddle” or conversion transaction, tax-exempt organization or a person whose “functional currency” is not the U.S. dollar. U.S. holders should be aware that the U.S. federal income tax consequences of holding notes may be materially different for investors described in the prior sentence.

This summary is based on laws, regulations, rulings and decisions now in effect, all of which may change. Any change could apply retroactively and could affect the continued validity of this summary.

You should consult your tax adviser about the tax consequences of holding notes, including the relevance to your particular situation of the considerations discussed below, as well as the relevance to your particular situation of state, local or other tax laws.

Payments or Accruals of Interest

Payments or accruals of “qualified stated interest” (as defined below) on a note will be taxable to you as ordinary interest income at the time that you receive or accrue such amounts (in accordance with your regular method of tax accounting). If you use the cash method of tax accounting and you receive payments of interest pursuant to the terms of a note in a currency other than U.S. dollars (a “foreign currency”), the amount of interest income you will realize will be the U.S. dollar value of the foreign currency payment based on the exchange rate in effect on the date you receive the payment, regardless of whether you convert the payment into U.S. dollars. If you are an accrual-basis U.S. holder, you will accrue interest income on foreign currency notes in the relevant foreign currency, and will translate the amount so accrued into U.S. dollars based on the average exchange rate in effect during the interest accrual period (or with respect to an interest accrual period that spans two taxable years, based on the average exchange rate for the partial period within the taxable year). Alternatively, as an accrual-basis U.S. holder, you may elect to translate all interest income on foreign currency-denominated notes at the spot rate on the last day of the accrual period (or the last day of the taxable year, in the case of an accrual period that spans more than one taxable year) or on the date that you receive the interest payment if that date is within five business days of the end of the accrual period. If you make this election, you must apply it consistently to all debt instruments from year to year and you cannot change the election without the consent of the Internal Revenue Service. If you use the accrual method of accounting for tax purposes, you will recognize foreign currency gain or loss on the receipt of a foreign currency interest payment if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. This foreign currency gain or loss will be treated as ordinary income or loss, but generally will not be treated as an adjustment to interest income received on the note.

Purchase, Sale and Retirement of Notes

Initially, your tax basis in a note generally will equal the cost of the note to you. Your basis will increase by any amounts that you are required to include in income under the rules governing original issue discount and market discount, and will decrease by the amount of any amortized premium and any payments other than payments of qualified stated interest made on the note. (The rules for determining these amounts are discussed below.) If you purchase a note that is denominated in a foreign currency, the cost to you (and therefore generally your initial tax basis) will be the U.S. dollar value of the foreign currency purchase price on the date of purchase calculated at the exchange rate in effect on that date. If the foreign currency note is traded on an established securities market and you are a cash-basis taxpayer (or if you are an accrual-basis taxpayer that makes a special election), you will determine the U.S. dollar value of the cost of the note by translating the amount of the foreign currency that you paid for the note at the spot rate of exchange on the settlement date of your purchase. The amount of any subsequent adjustments to your tax basis in a note in respect of foreign currency-denominated original issue discount, market discount and premium will be determined in the manner described below. If you convert U.S. dollars into a foreign currency and then immediately use that foreign currency to purchase a note, you generally will not have any taxable gain or loss as a result of the conversion or purchase.

When you sell or exchange a note, or if a note that you hold is retired, you generally will recognize gain or loss equal to the difference between the amount you realize on the transaction (less any accrued qualified stated interest, which will be subject to tax in the manner described above under “Payments or Accruals of Interest”) and your tax basis in the note. If you sell or exchange a note for a foreign currency, or receive foreign currency on the retirement of a note, the amount you will realize for U.S. tax purposes generally will be the dollar value of the foreign currency that you receive calculated at the exchange rate in effect on the date the foreign currency note is disposed of or retired. If you dispose of a foreign currency note that is traded on an established securities market and you are a cash-basis U.S. holder (or if you are an accrual-basis holder that makes a special election), you will determine the U.S. dollar value of the amount realized by translating the amount at the spot rate of exchange on the settlement date of the sale, exchange or retirement.

The special election available to you if you are an accrual-basis taxpayer in respect of the purchase and sale of foreign currency notes traded on an established securities market, which is discussed in the two preceding paragraphs, must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the Internal Revenue Service.

Except as discussed below with respect to market discount, short-term notes (as defined below) and foreign currency gain or loss, the gain or loss that you recognize on the sale, exchange or retirement of a note generally will be capital gain or loss. The gain or loss on the sale, exchange or retirement of a note will be long-term capital gain or loss if you have held the note for more than one year on the date of disposition. Net long-term capital gain recognized by an individual U.S. holder generally will be subject to tax at a lower rate than net short-term capital gain or ordinary income. The ability of U.S. holders to offset capital losses against ordinary income is limited.

Despite the foregoing, the gain or loss that you recognize on the sale, exchange or retirement of a foreign currency note generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which you held the note. This foreign currency gain or loss will not be treated as an adjustment to interest income that you receive on the note.

Original Issue Discount

If we issue notes at a discount from their “stated redemption price at maturity” (as defined below), and the discount is equal to or more than the product of one-fourth of one percent (0.25%) of the stated redemption price at maturity of the notes multiplied by the number of full years to their maturity, the notes will be “original issue discount notes.” The difference between the issue price and the stated redemption price at maturity of the notes will be the “original issue discount.” The “issue price” of the notes will be the first price at which a substantial amount of the notes are sold to the public (i.e., excluding sales of notes to underwriters, placement agents, wholesalers, or similar persons). The “stated redemption price at maturity” will include all payments under the notes other than payments of qualified stated interest. The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property (other than debt instruments issued by the Company) at least annually during the entire term of a note at a single fixed interest rate or, subject to certain conditions, based on one or more interest indices.

If you invest in an original issue discount note, you generally will be subject to the special tax accounting rules for original issue discount obligations provided by the Internal Revenue Code of 1986, as amended, and certain U.S. Treasury regulations. You should be aware that, as described in greater detail below, if you invest in an original issue discount note, you generally will be required to include original issue discount in ordinary gross income for U.S. federal income tax purposes as it accrues, although you may not yet have received the cash attributable to that income.

In general, and regardless of whether you use the cash or the accrual method of tax accounting, if you are the holder of an original issue discount note with a maturity greater than one year, you will be required to include in ordinary gross income the sum of the “daily portions” of original issue discount on that note for all days during the taxable year that you own the note. The daily portions of original issue discount on an original issue discount note are determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that period. Accrual periods may be any length and may vary in length over the term of an original issue discount note, so long as no accrual period is longer than one year and each scheduled payment of principal or interest occurs on the first or last day of an accrual period. If you are the initial holder of the note, the amount of original issue discount on an original issue discount note allocable to each accrual period is determined by:

(i)                                     multiplying the “adjusted issue price” (as defined below) of the note at the beginning of the accrual period by a fraction, the numerator of which is the annual yield to maturity (defined below) of the note and the denominator of which is the number of accrual periods in a year; and

(ii)                                  subtracting from that product the amount (if any) payable as qualified stated interest allocable to that accrual period.

The “adjusted issue price” of an original issue discount note at the beginning of any accrual period will generally be the sum of its issue price (including any accrued interest) and the amount of original issue discount allocable to all prior accrual periods, reduced by the amount of all payments other than any qualified stated interest payments on the note in all prior accrual periods. All payments on an original issue discount note (other than qualified stated interest) will generally be viewed first as payments of previously accrued original issue discount (to the extent of the previously accrued discount), with payments considered made from the earliest accrual periods first, and then as a payment of principal. The “annual yield to maturity” of a note is the discount rate (appropriately adjusted to reflect the length of accrual periods) that causes the present value on the issue date of all payments on the note to equal the issue price. In the case of an original issue discount note that is a floating rate note, both the “annual yield to maturity” and the qualified stated interest will be determined for these purposes as though the note will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the note on its date of issue or, in the case of some floating rate notes, the rate that reflects the yield that is reasonably expected for the note. (Additional rules may apply if interest on a floating rate note is based on more than one interest index.)

As a result of this “constant yield” method of including original issue discount income, the amounts you will be required to include in your gross income if you invest in an original issue discount note denominated in U.S. dollars generally will be lesser in the early years and greater in the later years than amounts that would be includible on a straight-line basis.

You generally may make an irrevocable election to include in income your entire return on a note (i.e., the excess of all remaining payments to be received on the note, including payments of qualified stated interest, over the amount you paid for the note) under the constant yield method described above. If you purchase notes at a premium or market discount and if you make this election, you will also be deemed to have made the election (discussed below under the “Premium” and “Market Discount”) to amortize premium or to accrue market discount currently on a constant yield basis in respect of all other premium or market discount bonds that you hold.

In the case of an original issue discount note that is also a foreign currency note, you should determine the U.S. dollar amount includible as original issue discount for each accrual period by (i) calculating the amount of original issue discount allocable to each accrual period in the foreign currency using the constant yield method described above and (ii) translating that foreign currency amount at the average exchange rate in effect during that accrual period (or, with respect to an interest accrual period that spans two taxable years, at the average exchange rate for each partial period). Alternatively, you may translate the foreign currency amount at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year, for an accrual period that spans two taxable years) or at the spot rate of exchange on the date of receipt, if that date is within five business days of the last day of the accrual period, provided that you have made the election described above under “Payments or Accruals of Interest.” Because exchange rates may fluctuate, if you are the holder of an original issue discount note that is also a foreign currency note, you may recognize a different amount of original issue discount income in each accrual period than would be the case if you were the holder of an otherwise similar original issue discount note denominated in U.S. dollars. Upon the receipt of an amount attributable to original issue discount (whether in connection with a payment of an amount that is not qualified stated interest or the sale or retirement of the original issue discount note), you will recognize ordinary income or loss measured by the difference between the amount received (translated into U.S. dollars at the exchange rate in effect on the date of receipt or on the date of disposition of the original issue discount note, as the case may be) and the amount of original issue discount accrued (using the exchange rate applicable to such previous accrual).

If you purchase an original issue discount note outside of the initial offering at a cost less than its remaining redemption amount (i.e., the total of all future payments to be made on the note other than payments of qualified stated interest), or if you purchase an original issue discount note in the initial offering at a price other than the note’s issue price, you generally will also be required to include in gross income the daily portions of original issue discount, calculated as described above. However, if you acquire an original issue discount note at a price greater than its adjusted issue price, you will be required to reduce your periodic inclusions of original issue discount to reflect the premium paid over the adjusted issue price. On the other hand, if you acquired an original issue discount note at a price that was less than its adjusted issue price by at least 0.25% of its adjusted issue price multiplied by the number of remaining whole years to maturity, the market discount rules discussed below also will apply.

Floating rate notes generally will be treated as “variable rate debt instruments” under U.S. Treasury regulations dealing with original issue discount notes Accordingly, the stated interest on a floating rate note generally will be treated as “qualified stated interest” and such a note will not have original issue discount solely as a result of the fact that it provides for interest at a variable rate. If a floating rate note does not qualify as a “variable rate debt instrument,” the note will be subject to special rules that govern the tax treatment of debt obligations that provide for contingent payments. We will provide a detailed description of the tax considerations relevant to U.S. holders of any such notes in the pricing supplement.

Certain notes may be redeemed prior to their stated maturity, either at the option of the Company or at the option of the holder, or may have special repayment or interest rate reset features as indicated in the pricing supplement. Notes containing these features, in particular original issue discount notes may be subject to special rules that differ from the general rules discussed above. If you purchase original issue discount notes with these features, you should carefully examine the pricing supplement and consult your tax adviser about their treatment since the tax consequences of investing in original issue discount notes will depend, in part, on the particular terms and features of those notes.

Short-Term Notes

The rules described above also will generally apply to original issue discount notes with maturities of one year or less (“short-term notes”), but with some modifications.

First, the original issue discount rules treat none of the interest on a short-term note as qualified stated interest, and treat a short-term note as having original issue discount. Thus, all short-term notes will be original issue discount notes. Except as noted below, if you are a cash-basis holder of a short-term note and you do not identify the short-term note as part of a hedging transaction you will generally not be required to accrue original issue discount currently, but you will be required to treat any gain realized on a sale, exchange or retirement of the note as ordinary income to the extent such gain does not exceed the original issue discount accrued with respect to the note during the period you held the note. You may not be allowed to deduct all of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a short-term note until the Maturity of the note or its earlier disposition in a taxable transaction. Notwithstanding the foregoing, if you are a cash-basis U.S. holder of a short-term note, you may elect to accrue original issue discount on a current basis (in which case the limitation on the deductibility of interest described above will not apply). A U.S. holder using the accrual method of tax accounting and some cash method holders (including banks, securities dealers, regulated investment companies and certain trust funds) generally will be required to include original issue discount on a short-term note in gross income on a current basis. Original issue discount will be treated as accruing for these purposes on a ratable basis or, at the election of the holder, on a constant yield basis based on daily compounding.

Second, regardless of whether you are a cash-basis or accrual-basis holder, if you are the holder of a short-term note you may elect to accrue any “acquisition discount” with respect to the note on a current basis. Acquisition discount is the excess of the remaining redemption amount of the note at the time of acquisition over the purchase price. Acquisition discount will be treated as accruing ratably or, at the election of the holder, under a constant yield method based on daily compounding. If you elect to accrue acquisition discount, the original issue discount rules will not apply.

Finally, the market discount rules described below will not apply to short-term notes.

Premium

If you purchase a note at a cost greater than the note’s remaining redemption amount, you will be considered to have purchased the note at a premium, and you may elect to amortize the premium as an offset to interest income, using a constant yield method, over the remaining term of the note. If you make this election, it generally will apply to all debt instruments that you hold at the time of the election, as well as any debt instruments that you subsequently acquire. In addition, you may not revoke the election without the consent of the Internal Revenue Service. If you elect to amortize the premium, you will be required to reduce your tax basis in the note by the amount of the premium amortized during your holding period. Original issue discount notes purchased at a premium will not be subject to the original issue discount rules described above. In the case of premium on a foreign currency note, you should calculate the amortization of the premium in the foreign currency. Premium amortization deductions attributable to a period reduce interest income in respect of that period, and therefore are translated into U.S. dollars at the rate that you use for interest payments in respect of that period. Exchange gain or loss will be realized with respect to amortized premium on a foreign currency note based on the difference between the exchange rate computed on the date or dates the premium is amortized against interest payments on the note and the exchange rate on the date the holder acquired the note. If you do not elect to amortize premium, the amount of premium will be included in your tax basis in the note. Therefore, if you do not elect to amortize premium and you hold the note to Maturity, you generally will be required to treat the premium as capital loss when the note matures.

Market Discount

If you purchase a note at a price that is lower than the note’s remaining redemption amount (or in the case of an original issue discount note, the note’s adjusted issue price), by 0.25% or more of the remaining redemption amount (or adjusted issue price), multiplied by the number of remaining whole years to maturity, the note will be considered to bear “market discount” in your hands. In this case, any gain that you realize on the disposition of the note generally will be treated as ordinary interest income to the extent of the market discount that accrued on the note during your holding period. In addition, you may be required to defer the deduction of a portion of the interest paid on any indebtedness that you incurred or continued to purchase or carry the note. In general, market discount will be treated as accruing ratably over the term of the note, or, at your election, under a constant yield method. You must accrue market discount on a foreign currency note in the specified currency. The amount that you will be required to include in income in respect of accrued market discount will be the U.S. dollar value of the accrued amount, generally calculated at the exchange rate in effect on the date that you dispose of the note.

You may elect to include market discount in gross income currently as it accrues (on either a ratable or constant yield basis), in lieu of treating a portion of any gain realized on a sale of the note as ordinary income. If you elect to include market discount on a current basis, the interest deduction deferral rule described above will not apply. If you do make such an election, it will apply to all market discount debt instruments that you acquire on or after the first day of the first taxable year to which the election applies. The election may not be revoked without the consent of the Internal Revenue Service. Any accrued market discount on a foreign currency note that is currently includible in income will be translated into U.S. dollars at the average exchange rate for the accrual period (or portion thereof within the holder’s taxable year).

Indexed Notes and Other Notes Providing for Contingent Payments

Special rules govern the tax treatment of debt obligations that provide for contingent payments (“contingent debt obligations”). These rules generally require accrual of interest income on a constant yield basis in respect of contingent debt obligations at a yield determined at the time of issuance of the obligation, and may require adjustments to these accruals when any contingent payments are made. We will provide a detailed description of the tax considerations relevant to U.S. holders of any contingent debt obligations in the pricing supplement.

Information Reporting and Backup Withholding

The paying agent must file information returns with the United States Internal Revenue Service in connection with note payments made to certain United States persons. If you are a United States person, you generally will not be subject to United States backup withholding tax on such payments if you provide your taxpayer identification number to the paying agent. You may also be subject to information reporting and backup withholding tax requirements with respect to the proceeds from a sale of the notes. If you are not a United States person, you may have to comply with certification procedures to establish that you are not a United States person in order to avoid information reporting and backup withholding tax requirements.

PLAN OF DISTRIBUTION

Distribution

We may offer the notes on a continuous basis through agents that have agreed to use their reasonable best efforts to solicit orders. The terms and conditions contained in the agency agreement, dated January 30, 2006 (the Agency Agreement), and any terms agreement entered into thereunder will govern these selling efforts. The agents who have entered into this agreement with us are listed on page S-4.

We will pay the agents a commission that will be negotiated at the time of sale. Generally, the commission will take the form of a discount, which may vary based on the maturity of the notes offered and is expected to range from 0.125% to 0.650% of the principal amount.

In addition to the agents listed on page S-4, we may sell notes through other agents who execute the forms and receive the confirmations required by the Agency Agreement. The applicable pricing supplement will specify the agents and their commission.

We have the right to accept orders or reject proposed purchases in whole or in part. The agents also have the right, using their reasonable discretion, to reject any proposed purchase of notes in whole or in part.

We may also sell notes to agents as principal, i.e., for their own accounts. These notes may be resold in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices. The pricing supplement relating to these notes will specify the purchase price paid by the agents and, if the notes are to be resold at a fixed public offering price, the initial public offering price and the underwriting discounts and commissions. Unless the pricing supplement specifies otherwise, any note purchased by an agent as principal will be purchased at 100% of the principal amount of the note minus a percentage equal to the commission applicable to an agency sale of a note of identical maturity. These notes may be sold to other dealers. The agents and dealers may allow concessions, which will be described in the pricing supplement. Such concessions may not be in excess of those concessions received by such agent from us. After the initial public offering of the notes, the public offering price, the concession and the discount may be changed.

The notes will generally not have an established trading market when issued. The agents may make a market in the notes, but are not obligated to do so and may discontinue any market-making at any time without notice. We cannot assure you that a secondary market will be established for any series of notes, or that any of them will be sold. The notes will not be listed on any securities exchange, unless otherwise indicated in the pricing supplement.

In order to facilitate the offering of the notes, the stabilizing manager or any person acting for the stabilizing manager may engage in transactions with a view to supporting the market price of the notes issued under this program at a level higher than that which might otherwise prevail for a limited period after the issue date. In particular, the stabilizing manager or any person acting for it may:

·                  over-allot in connection with the offering, i.e., offer and apportion more of the notes than the agents have, creating a short position in the notes for their own accounts;

·                  bid for and purchase notes in the open market to cover over-allotments or to stabilize the price of the notes; or

·                  if the stabilizing manager or any person acting on its behalf repurchases previously-distributed notes, reclaim selling concessions which they gave to dealers when they sold the notes.

Any of these activities may stabilize or maintain the market price of the notes above independent market levels. The stabilizing manager or any person acting on its behalf are not required to engage in these activities, but, if they do, they may discontinue them at any time and they must be brought to an end after a limited period. Such stabilizing shall be in compliance with all applicable laws, regulations and rules.

We may agree to reimburse the agents for certain expenses incurred in connection with the offering of the notes. The agents and their affiliates may engage in transactions with and perform services for us in the ordinary course of business.

We have agreed to indemnify the agents against certain liabilities, including liabilities under the U.S. Securities Act of 1933 (the Securities Act). The agents, whether acting as agent or principal, and any dealer that offers the notes, may be deemed to be “underwriters” within the meaning of the Securities Act.

A form of pricing supplement is attached as Annex A to this prospectus supplement.

Selling Restrictions

Each of the agents has represented and agreed that it has not offered, sold or delivered and will not offer, sell or deliver any of the notes directly or indirectly, or distribute this prospectus supplement or the accompanying prospectus or any other offering material relating to the notes, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and that will not impose any obligations on us except as set forth in the terms agreement.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive other than France (each of which we refer to as a Relevant Member State), each agent has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (which we refer to as the Relevant Implementation Date) it has not made and will not make an offer of notes to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of notes to the public in that Relevant Member State:

(a)                                in (or in Germany, where the offer starts within) the period beginning on the date of publication of a prospectus in relation to those notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive and ending on the date which is 12 months after the date of such publication;

(b)                               at any time to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(c)                                at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(d)                               at any time in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

Each agent has represented and agreed that:

(a)                                in relation to any notes which have a maturity of less than one year, (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell any notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the notes would otherwise constitute a contravention of Section 19 of the FSMA by SEK;

(b)                               it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(c)                                it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any notes in, from or otherwise involving the United Kingdom.

Hong Kong

The notes may not be offered or sold by means of any document other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong, and no advertisement, invitation or document relating to the notes may be issued, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

Singapore

This document has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this document and any other document or material in connection with the offer or sale, or invitation or subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the notes to the public in Singapore.

Japan

The notes have not been and will not be registered under the Securities and Exchange Law of Japan (the Securities and Exchange Law) and each agent has agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

France

Each agent has confirmed and agreed as follows:

No prospectus (including any amendment, supplement or replacement thereto) has been prepared in connection with the offering of the notes that has been approved by the Autorité des marchés financiers or by the competent authority of another State that is a contracting party to the Agreement on the European Economic Area and notified to the Autorité des marchés financiers; no notes have been offered or sold nor will be offered or sold, directly or indirectly, to the public in France except to permitted investors (“Permitted Investors”) consisting of qualified investors (investisseurs qualifiés) acting for their own account and/or investors belonging to a limited circle of investors (cercle restreint d’investisseurs) acting for their own account, all as defined and in accordance with Articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code Monétaire et Financier; none of this Prospectus or any other materials related to the offering or information contained therein relating to the notes has been released, issued or distributed to the public in France except to Permitted Investors; and the direct or indirect resale to the public in France of any notes acquired by any Permitted Investors may be made only as provided by articles L. 411-1, L. 411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the French Code Monétaire et Financier and applicable regulations thereunder.

Kingdom of Sweden

Each agent has confirmed and agreed that it will not, directly or indirectly, offer for subscription or purchase or issue invitations to subscribe for or buy or sell notes or distribute drafts or definitive documents in relation to any such offer, invitation or sale in the Kingdom of Sweden, except in compliance with the laws of the Kingdom of Sweden.

ANNEX A

[FORM OF PRICING SUPPLEMENT]

PRICING SUPPLEMENT No. [            ]

(To Prospectus dated January 30, 2006 and

Prospectus Supplement dated January 30, 2006)

[Principal Amount]            [Face Amount]

AB SVENSK EXPORTKREDIT

(Swedish Export Credit Corporation)

(Incorporated in Sweden with limited liability)

[TITLE OF ISSUE]

[MATURITY DATE]

[Issue Price: [    ]]

Medium-Term Notes, Series C

Due Nine Months or More from Date of Issue

The notes are issued by AB Svensk Exportkredit (Swedish Export Credit Corporation). The notes will mature on [MATURITY DATE]. [The notes will not be redeemable before maturity except for tax reasons] [and] [will not be entitled to the benefit of any sinking fund].

[Interest on the notes will be payable on each [MONTH/DATE] and each [MONTH/DAY] and at maturity.]

[The notes will not be listed on any securities exchange.]

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved these securities or determined whether this pricing supplement or the related prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Price to Public		Discounts and Commissions		Proceeds, before expenses
Per Note	[	]%	[	]%	[	]%
Total	[	]	[	]	[	]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Offering Price Per Unit	Aggregate Offering Price	Amount of Registration Fee
Debt securities	U.S.$[ ]	[ ]%	U.S.$[ ]	U.S.$[ ]

[If you purchase any of the notes, you will also be required to pay accrued interest from [ISSUE DATE] if we deliver the notes after that date.]

[AGENT[S]] expect to deliver the notes to investors on or about [CLOSING DATE] [through the facilities of [NAME OF DEPOSITARY].

[AGENT[S]]

The date of this pricing supplement is [DATE].

ABOUT THIS PRICING SUPPLEMENT

This pricing supplement is a supplement to:

·                  the accompanying prospectus supplement dated January 30, 2006 relating to an unlimited aggregate principal amount of our medium-term notes, series D, due nine months or more from date of issue and

·                  the accompanying prospectus dated January 30, 2006 relating to our debt securities.

If the information in this pricing supplement differs from the information contained in the prospectus supplement or the prospectus, you should rely on the information in this pricing supplement.

You should read this pricing supplement along with the accompanying prospectus supplement and prospectus. All three documents contain information you should consider when making your investment decision. You should rely only on the information provided or incorporated by reference in this pricing supplement, the prospectus and the prospectus supplement. We have not authorized anyone else to provide you with different information. We and the purchasers are offering to sell the notes and seeking offers to buy the notes only in jurisdictions where it is lawful to do so. The information contained in this pricing supplement and the accompanying prospectus supplement and prospectus is current only as of its date.

INCORPORATION OF INFORMATION WE FILE WITH THE SEC

The SEC allows us to incorporate by reference the information we file with them. This means:

·                  incorporated documents are considered part of this prospectus;

·                  we can disclose important information to you by referring you to those documents;

·                  information in this prospectus automatically updates and supersedes information in earlier documents that are incorporated by reference in this prospectus; and

·                  information that we file with the SEC and which we incorporate by reference in this prospectus will automatically update and supersede information in this prospectus.

[We incorporate by reference the documents listed below, which we filed with or furnished to the SEC under the Securities Exchange Act of 1934:

·                  our annual report on Form 20-F for the fiscal year ended December 31, [YEAR], which we filed with the SEC on [DATE] [and]

·                  [our report on Form 6-K, which we furnished to the SEC on [DATE].]

We [also] incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until we terminate the offering:

·                  any report on Form 6-K filed by us pursuant to the Securities Exchange Act of 1934 that indicates on its cover or inside cover page that we will incorporate it by reference in this prospectus; and

·                  reports filed under Sections 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934.

You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address:

AB Svensk Exportkredit
(Swedish Export Credit Corporation)
Västra Trädgårdsgatan 11B
10327 Stockholm, Sweden
Tel: 011-46-8-613-8300

DESCRIPTION OF THE NOTES

We will issue the notes under the indenture, as supplemented by the first supplemental indenture and the second supplemental indenture. The information contained in this section and in the prospectus supplement and the prospectus summarizes some of the terms of the notes and the indenture, as supplemented. This summary does not contain all of the information that may be important to you as a potential investor in the notes. You should read the indenture, the supplemental indentures and the form of the notes before making your investment decision. We have filed copies of these documents with the SEC and we have filed or will file copies of these documents at the offices of the trustee and the paying agent[s].

Aggregate Principal Amount:	[ ]

Issue Price:	[ ]%

Original Issue Date:	[ ]

Maturity Date:	[ ]

Specified Currency:	[ ]

Authorized Denominations:	[ ]

Form:	[ ]

Interest Rate:	[Floating/[ ]% per annum/Other]

Interest Payment Dates:	[ ]

Regular Record Dates:	[ ]

Floating Rate Notes:

Base Rate:	— LIBOR*

— Commercial Paper Rate

— Treasury Rate

— CD Rate

— Federal Funds Rate

— Other

* — LIBOR Moneyline Telerate — LIBOR Reuters

Index Maturity:	[ ]

Initial Interest Rate:	[ ]

Spread (+/—) or Spread Multiplier:	[ ]

Interest Reset Dates:	[ ]

Interest Determination Dates:	[ ]

Maximum Interest Rate:	[Specify] [None; provided, however, that in no event will the interest rate be higher than the maximum rate permitted by New York law, as modified by United States law of general application]

Minimum Interest Rate:	[ ]

Optional Redemption:	— Yes — No

[Initial Redemption Date:]	[ ]

Optional Repayment:	— Yes — No

Indexed Note:	— Yes — No

Foreign Currency Note:	— Yes — No

Purchasers:	[ ]

Purchase Price:	[ ]%

[Net Proceeds, after Commissions, to us:]	[ ]

Closing Date:	[ ]

Method of Payment:	[ ]

Listing, if any:

Securities Codes:

CUSIP:	[ ]

Trustee:	JP Morgan Trust Company, National Association

Paying Agent:	[ ]

[Luxembourg Paying Agent:]	[ ]

Calculation Agent:	[ ]

Exchange Rate Agent:	[ ]

Transfer Agent:	[ ]

Further Issues:

We may from time to time, without the consent of existing holders, create and issue further notes having the same terms and conditions as the notes being offered hereby in all respects, except for the issue date, issue price and, if applicable, the first payment of interest thereon. Additional notes issued in this manner will be consolidated with, and will form a single series with, the previously outstanding notes.

Payment of Principal and Interest:	[ ]

Governing Law:

The notes will be governed by, and construed in accordance with, New York law, except that matters relating to the authorization and execution of the notes by us will be governed by the law of Sweden. Furthermore, if the notes are at any time secured by property or assets in Sweden, matters relating to the enforcement of such security will be governed by the law of Sweden.

Further Information:	[ ]

PLAN OF DISTRIBUTION

[Describe distribution arrangements, if applicable.] [[All] [A portion] of the Notes will be sold outside the United States.]

Prospectus

AB SVENSK EXPORTKREDIT

(Swedish Export Credit Corporation)

(Incorporated in Sweden with limited liability)

Debt Securities

We, AB Svensk Exportkredit, also known as Swedish Export Credit Corporation, or SEK, may from time to time offer and sell our debt securities in amounts, at prices and on terms to be determined at the time of sale and provided in supplements to this prospectus. We may sell debt securities having an unlimited aggregate initial offering price or aggregate principal amount in the United States. The debt securities will constitute direct, unconditional and unsecured indebtedness of SEK and will rank equally in right of payment among themselves and with all our existing and future unsecured and unsubordinated indebtedness.

We may sell the debt securities directly, through agents designated from time to time or through underwriters. The names of any agents or underwriters will be provided in the applicable prospectus supplement.

You should read this prospectus and any supplements carefully. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference in them is accurate as of any date other than the date on the front of these documents.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 30, 2006

ABOUT THIS PROSPECTUS

This prospectus provides you with a general description of the debt securities we may offer. Each time we sell debt securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If the information in this prospectus differs from any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and the accompanying prospectus supplement together with additional information described below under the heading “Where You Can Find More Information”.

INCORPORATION OF INFORMATION WE FILE WITH THE SEC

The SEC allows us to incorporate by reference the information we file with them. This means:

·                  incorporated documents are considered part of this prospectus;

·                  we can disclose important information to you by referring you to those documents;

·                  information in this prospectus automatically updates and supersedes information in earlier documents that are incorporated by reference in this prospectus; and

·                  information that we file with the SEC and which we incorporate by reference in this prospectus will automatically update and supersede information in this prospectus.

We incorporate by reference:

·                  our annual report on Form 20-F for the fiscal year ended December 31, 2004, which we filed with the SEC on April 8, 2005 under the Securities Exchange Act of 1934; and

·                  our reports on Form 6-K, which we filed with the SEC on September 30, 2005 and November 1, 2005 under the Securities Exchange Act of 1934.

We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until we terminate the offering:

·                  any report on Form 6-K filed by us pursuant to the Securities Exchange Act of 1934 that indicates on its cover or inside cover page that we will incorporate it by reference in this prospectus; and

·                  reports filed under Sections 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934.

You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address:

AB Svensk Exportkredit
(Swedish Export Credit Corporation)
Västra Trädgårdsgatan 11B
10327 Stockholm, Sweden
Tel: 011-46-8-613-8300

FORWARD-LOOKING STATEMENTS

The following documents relating to our debt securities may contain forward-looking statements:

·                  this prospectus;

·                  any prospectus supplement;

·                  any pricing supplement to a prospectus supplement; and

·                  the documents incorporated by reference in this prospectus and any prospectus supplement or pricing supplement.

Certain of the statements contained in these documents may be statements of future expectations and other forward-looking statements that are based on our management’s views and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in such statements. In addition to statements, which are forward-looking by reason of context, the words “may”, “will”, “should”, “plan”, “intend”, “anticipate”, “believe”, “estimate”, “potential”, or “continue” and similar expressions identify forward-looking statements. Actual results, performance or events may differ materially from those in such statements due to, without limitation:

·                  general economic conditions, including in particular economic conditions and markets,

·                  performance of financial markets,

·                  interest rates,

·                  currency exchange rates,

·                  changing levels of competition,

·                  changes in laws and regulations,

·                  changes in the policies of central banks and/or foreign governments, and

·                  general competitive factors,

in each case on a local, regional, national and/or global basis. We assume no obligation to update any forward-looking information contained in these documents.

ENFORCEMENT OF LIABILITIES; SERVICE OF PROCESS

We are a public limited liability company incorporated in Sweden, and all of our directors and executive officers and the experts named herein are residents of countries other than the United States. A substantial portion of our assets and all or a substantial portion of the assets of such persons are located outside the United States. As a result, it may be difficult or impossible for investors to effect service of process within the United States upon such persons or to realize against them or us upon judgments of courts of the United States predicated upon civil liabilities under the U.S. Securities Act of 1933, as amended (the “Securities Act”). We have been advised by our Swedish counsel, Advokatfirman Vinge, that there is doubt as to the enforceability of claims in Sweden in respect of liabilities predicated solely upon the Securities Act, whether or not such claims are based upon judgments of United States courts. We have consented to service of process in The City of New York for claims based upon the indenture (as discussed below) and the debt securities we may offer, except insofar as such claims are predicated upon the Securities Act.

PROSPECTUS SUMMARY

General

This summary provides you with a brief overview of key information concerning SEK. This summary also provides you with a brief summary of the material terms of the debt securities we may offer, to the extent we know these material terms on the date of this prospectus. For a more complete understanding of the terms of the offered debt securities, and before making your investment decision, you should carefully read:

·                  this prospectus, which explains the general terms of the debt securities we may offer;

·                  the accompanying prospectus supplement, which (1) explains the specific terms of the debt securities being offered and (2) updates and changes information in this prospectus; and

·                  the documents referred to below in “Where You Can Find More Information”.

Swedish Export Credit Corporation

We, Swedish Export Credit Corporation, are a public stock corporation wholly owned by the Kingdom of Sweden through the Ministry of Foreign Affairs.

Our objective is to engage in financing activities that are directly related to Swedish exports of goods and services or otherwise promote Swedish commerce and industry, especially the export sector, by providing competitive long-term credits. We extend credit on commercial terms at prevailing market rates, which we call the M-system, and on State-supported terms, which we call the S-system.

The following table contains certain of our key financial figures as of the dates and for the periods specified, as computed under Swedish accounting principles:

	As of or for the Year Ended December 31,
	2004	2003	2002
	(in millions of Skr)
Total assets	162,066.2	151,800.5	132,538.5
Total shareholders’ funds	3,391.8	2,952.2	3,764.7
Net income for the year ended*	439.6	427.5	479.7

*              Exclusive of the S-system

Our principal executive office is located at Västra Trädgårdsgatan 11B, 10327 Stockholm, Sweden. Our telephone number is (+46) 8-613-8300.

The Debt Securities We May Offer

We may use this prospectus to offer an unlimited amount of debt securities.

We will issue the debt securities under an indenture, dated as of August 15, 1991, originally between us and the predecessor in interest to J.P. Morgan Trust Company, National Association, as trustee as supplemented by a first supplemental indenture dated as of June 2, 2004 and further supplemented by a second supplemental indenture dated January 30, 2006 (together with the first supplemental indenture, the “supplemental indentures”). J.P. Morgan Trust Company, National Association now acts as trustee under the indenture. The indenture provides that the debt securities may be issued at one time, or from time to time, in one or more series.

The debt securities will be our direct, unconditional and unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness for borrowed money. The debt securities will not be obligations of Kingdom of Sweden.

The prospectus supplement relating to any series of debt securities will specify the terms of such debt securities.

General Indenture Provisions that Apply to the Debt Securities.

·                  The indenture does not limit the amount of debt securities that may be issued thereunder or under any other debt instrument.

·                  The indenture allows for different types of debt securities, such as fixed rate securities, floating rate securities and indexed securities, to be issued in one or more series. The indenture permits us to issue debt securities in book-entry, certificated and bearer form.

·                  The indenture permits us to issue debt securities in currencies other than U.S. dollars.

·                  The indenture allows us to merge or consolidate with another Swedish company, or convey all or substantially all of our assets to another Swedish company, so long as the transaction would not result in an event of default. If any of these transactions occur, the other company would be required to assume our obligations under the debt securities and the indenture. We would be released from all liabilities under the debt securities and the indenture when the other company assumed our responsibilities.

·                  The indenture permits us to elect to redeem the debt securities of any series upon the occurrence of a change in Swedish tax law requiring us to withhold amounts payable on these debt securities in respect of Swedish taxes and, as a result, to pay additional amounts.

·                  The indenture provides that the holders of a majority of the principal amount of the debt securities outstanding in any series may vote to change our obligations or your rights concerning those debt securities. However, changes to the financial terms of a debt security, including changes to the stated maturity date of any principal or interest, reductions in the principal amount or rate of interest or changing the place for payment of interest, cannot be made unless every holder of that security consents.

·                  The indenture permits us to satisfy our payment obligations under any series of debt securities at any time by depositing with the trustee sufficient amounts of cash or U.S. government securities to pay our obligations under such series when due.

Events of Default

The indenture specifies that the following shall constitute events of default with respect to the debt securities of any series:

·                  default for 30 days in the payment of any interest on any debt security of such series when due;

·                  default for 15 days in the payment of any principal or premium in respect of any debt security of such series when due;

·                  default for 15 days in the deposit of any sinking fund payment in respect of any debt security of such series when due;

·                  default in the performance of any other covenant in the indenture (other than a covenant expressly included in the indenture solely for the benefit of debt securities of a series other than such series) that has continued for 30 days after written notice thereof by the trustee or the holders of 25% in aggregate principal amount of the outstanding debt securities of such series;

·                  default resulting in the acceleration of the maturity of any of our other indebtedness for borrowed money having an aggregate principal or face amount in excess of U.S.$ 10,000,000; and

·                  certain events of bankruptcy, insolvency or reorganization.

The holders of a majority of the principal amount of outstanding debt securities of a series may, on behalf of all holders of outstanding debt securities of such series, waive a past event of default. However, no such waiver is permitted for a default in payment of principal, premium or interest in respect of any debt security of such series.

Ratios of Earnings to Fixed Charges

The following table shows the ratios of our earnings to fixed charges (exclusive of the S-system) for the periods indicated:

	Year ended December 31,
	2004	2003	2002	2001	2000
Swedish accounting principles	1.14	1.16	1.16	1.12	1.13
U.S. accounting principles	1.34	1.22	1.96	0.91	1.13

For the purpose of calculating ratios of earnings to fixed charges, earnings consist of net profit for the year, plus taxes and fixed charges. Fixed charges consist of interest expenses, including borrowing costs, in SEK exclusive of the S-system.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement, we will use the net proceeds from the sale of debt securities for general business purposes.

CAPITALIZATION

The following table sets out our unaudited consolidated capitalization as at September 30, 2005. This table should be read in conjunction with the financial statements referred to elsewhere in this document.

As of
September 30, 2005
Actual
(Skr millions)
Senior debt:
Long-term	156,271.7
Short-term	29,855.6
Total senior debt(1),(2)	186,127.3

Subordinated debt:
Long-term	3,190.0
Short-term	—
Total subordinated debt(1)	3,190.0

Shareholder’s funds:
Non-distributable capital
Share capital(3) (990,000 shares issued and paid-up, par value Skr 1,000 made up of 640,000 Class A shares and 350,000 Class B shares)	990.0
Non-distributable reserves	1,174.1

Total non-distributable capital	2,164.1

Distributable capital:
Undistributed profits	1,227.6
Net profit for the period	260.4

Total distributable capital	1,488.0
Total shareholder’s funds	3,652.1

Total capitalization	192,969.4

(1)             At September 30, 2005, our consolidated group had no contingent liabilities. Other than that disclosed herein, we had no other indebtedness as at September 30, 2005.

(2)             Unguaranteed and unsecured.

(3)             In accordance with our Articles of Association, SEK’s share capital shall neither be less than Skr 700 million nor more than Skr 2,800 million.

There has been no material change in SEK’s capitalization, indebtedness, contingent liabilities and guarantees since September 30, 2005.

DESCRIPTION OF DEBT SECURITIES

The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the following general provisions may apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities.

The debt securities will be issued under an indenture, dated as of August 15, 1991, between us and the predecessor in interests to JP Morgan Trust Company, which currently serves as trustee, as supplemented by a first supplemental indenture dated as of June 2, 2004 and further supplemented by a second supplemental indenture dated January 30, 2006 (together with the first supplemental indenture, the “supplemental indentures”). We have filed the indenture and each of the supplemental indentures as exhibits to the registration statement. The statements under this caption include brief summaries of the material provisions of the indenture as supplemented, do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture and the supplemental indentures, including the definitions in those documents of certain terms. Numerical references in parentheses below are to sections of the indenture. Whenever we refer in this document or in a prospectus supplement to particular sections of, or defined terms in, the indenture, we intend to incorporate by reference such sections or defined terms.

General

The debt securities offered by this prospectus will be in an unlimited aggregate initial public offering price or purchase price. The indenture provides that we may issue debt securities in an unlimited amount thereunder from time to time in one or more series. We may originally issue the debt securities of a series all at one time or from time to time and, unless otherwise provided, we may “reopen” any outstanding series of debt securities from time to time to issue of additional debt securities of such series. (Section 301)

The debt securities will rank equally with all of our other unsecured and unsubordinated indebtedness for borrowed money. (Section 1011) We refer to the prospectus supplement relating to the particular series of debt securities we are offering thereby for the terms of such debt securities, including, where applicable:

(i)                      the designation and maximum aggregate principal or face amount, if any, of such debt securities;

(ii)                   the price (expressed as a percentage of the aggregate principal or face amount thereof) at which we will issue such debt securities;

(iii)                the date or dates on which such debt securities will mature;

(iv)               the currency or currencies in which we are selling such debt securities and in which we will make payments of any principal, premium or interest in respect of such debt securities, and whether the holder of any such debt security may elect the currency in which such payments are to be made and, if so, the manner of such election;

(v)                  the rate or rates (which may be fixed, variable or zero) at which such debt securities will bear interest, if any;

(vi)               the date or dates from which any interest on such debt securities will accrue, the date or dates on which such interest will be payable and the date or dates on which payment of such interest will commence;

(vii)            our obligation, if any, to redeem, repay or purchase such debt securities, in whole or in part, pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the periods within which or the dates on which, the prices at which and the terms and conditions upon which such debt securities shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

(viii)         the periods within which or the dates on which, the prices at which and the terms and conditions upon which such debt securities may be redeemed, if any, in whole or in part, at our option or otherwise;

(ix)                 whether we will issue such debt securities as registered securities, bearer securities or both, and the terms relating to the exchange of any such bearer securities;

(x)                    whether we will issue such debt securities in whole or in part in the form of one or more global securities and, if so, the identity of the depository for such global security or securities and the terms and conditions, if any, upon which you may exchange interests in such global security or securities in whole or in part for individual debt securities;

(xi)                 whether we will issue any such debt securities as indexed securities (as defined below) and, if so, the manner in which the principal (or face amount) thereof or interest thereon or both, as the case may be, shall be determined, and any other terms in respect thereof;

(xii)              whether we will issue any such debt securities as discount securities (as defined below) and, if so, the portion of the principal amount thereof that shall be due and payable upon a declaration of acceleration of the maturity thereof in respect of the occurrence of an event of default and the continuation thereof;

(xiii)           any additional restrictive covenants or events of default provided with respect to such debt securities; and

(xiv)          any other terms of such debt securities. (Section 301)

We may issue debt securities as registered securities, bearer securities or both. We may issue debt securities of a series in whole or in part in the form of one or more global securities, as described below under “Global Securities”. We will describe the particular terms of any bearer securities, including any limitations on the issuance, transfer or exchange thereof and any special United States federal income tax considerations in respect thereof, in the applicable prospectus supplement.

If we are required to pay any principal, premium or interest in respect of debt securities of any series in a currency other than U.S. dollars or in a composite currency, we will describe the restrictions, elections, federal income tax consequences, specific terms and other information with respect to such debt securities and such currency in the prospectus supplement relating thereto.

We use the term “discount security” to mean any debt security (other than a principal indexed security) that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof in respect of the occurrence of an event of default and the continuation thereof. (Section 101) We will describe the United Stated federal income tax consequences and other special considerations applicable to any discount securities in the prospectus supplement relating thereto.

Unless otherwise specified in the applicable prospectus supplement, we use the term “indexed security” to mean any debt security that provides that the amount of principal (a “principal indexed security”) or interest (an “interest-indexed security”), or both, payable in respect thereof shall be determined by reference to an index based on a currency or currencies or on the price or prices of one or more commodities or securities, by reference to changes in the price or prices of one or more currencies, commodities or securities or otherwise by application of a formula. (Section 101) We will describe the United States federal income tax consequences and other special considerations with respect to any indexed securities in the prospectus supplement relating thereto.

Unless the prospectus supplement relating thereto specifies otherwise, we will issue any registered securities denominated in U.S. dollars only in denominations of U.S.$1,000 or integral multiples thereof. We will issue one or more global securities in a denomination or aggregate denominations equal to the aggregate principal or face amount of the outstanding debt securities of the series to be represented by such global security or securities. (Sections 302 and 303)

Exchanges and Transfers

At the option of the holder thereof upon request confirmed in writing, and subject to the terms of the indenture, registered securities of any series (other than a global security, except as set forth below) will be exchangeable into an equal aggregate principal amount (or, in the case of any principal indexed security, face amount) of registered securities of such series of like tenor, but with different authorized denominations (unless otherwise specified in the applicable prospectus supplement or related pricing supplement). Holders may present registered securities for exchange, and may present registered securities (other than a global security, except as provided below) for transfer (with the form of transfer endorsed thereon duly executed), at the office of the security registrar or any transfer agent or other agency we designate for such purpose, without service charge and upon payment of any taxes and other governmental charges as described in the indenture. The transfer or exchange will be effected when we and the security registrar or the transfer or other agent are satisfied with the documents of title and identity of the person making the request. We have appointed the trustee as the initial security registrar. (Section 305)

In the event of any redemption in part of the registered securities of any series, we shall not be required:

·                  during the period beginning at the opening of business 15 days before the day on which notice of such redemption is mailed and ending at the close of business on the day of such mailing, to issue, register the transfer of or exchange any registered security of such series having the same original issue date and terms as the registered securities called for redemption, or

·                  to register the transfer of or exchange any registered security, or portion thereof, called for redemption, except the unredeemed portion of any registered security we are redeeming in part. (Section 305)

Global Securities

We may issue the debt securities of a series in whole or in part in the form of one or more global securities that we will deposit with, or on behalf of, a depositary identified in the prospectus supplement relating to such series. We may issue global securities in either registered or bearer form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for individual debt securities, a global security may not be transferred except as a whole by the depository for such global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by such depository or any such nominee to a successor of such depository or a nominee of such successor. (Sections 303 and 305)

We will describe the specific terms of the depository arrangement with respect to the debt securities of any series in the prospectus supplement relating to such series. We anticipate that provisions similar to the following will apply to such depository arrangements:

·                  Upon the issuance of a global security, the depository for such global security will credit, on its book-entry registration and transfer system, the respective principal amounts (or, in the case of principal indexed securities, face amounts) of the debt securities represented by such global security to the accounts of institutions that have accounts with such depository (“participants”).

·                  The accounts to be credited shall be designated by the underwriters or agents with respect to such debt securities, or by us if we offer and sell such debt securities directly. Only participants or persons that hold interests through participants will own beneficial interests in a global security. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by participants or persons that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities. These laws and limitations on ownership may impair the ability to transfer beneficial interests in a global security.

·                  So long as the depository for a global security, or its nominee, is the owner of such global security, such depository or such nominee, as the case may be, will be considered the sole owner or holder of the individual debt securities represented by such global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such individual debt securities and will not be considered the owners or holders thereof under the indenture. (Section 305)

·                  Subject to any restrictions that may be set forth in the applicable prospectus supplement, any principal, premium or interest payable in respect of debt securities registered in the name of or held by a depository or its nominee will be paid to the depository or its nominee, as the case may be, as the registered owner or holder of the global security representing such debt securities.

·                  None of the trustee for such debt securities, any paying agent, the security registrar for such debt securities or us will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in any global security representing such debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. (Section 308)

·                  We expect that the depository for debt securities of a series, upon receipt of any payment of principal, premium or interest in respect of a definitive global security, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security as shown on the records of such depository. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in a “street name”, and will be the responsibility of such participants. Receipt by owners of beneficial interests in a temporary global security of payments in respect of such temporary global security may be subject to restrictions. We will describe any such restrictions in the applicable prospectus supplement.

·                  If the depository for debt securities of a series is at any time unwilling or unable to continue as depository and we do not appoint a successor depository within ninety days, we will issue individual debt securities of such series in exchange for the global security or securities representing such debt securities. In addition, we may at any time and in our sole discretion determine that debt securities of a series issued in whole or in part in the form of one or more global securities shall no longer be represented by such global security or securities and, in such event, we will issue individual debt securities of such series in exchange for the global security or securities representing such debt securities. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual debt securities of the series represented by such global security equal in aggregate principal amount (or in the case of any principal indexed securities, face amount) to such beneficial interest and, if the debt securities of such series are issuable as registered securities, to have such debt securities registered in its name. If the debt securities of such series are issuable as registered securities, then we will issue individual debt securities of such series as described in the foregoing sentence. Any such individual debt securities will be issued as registered securities in denominations, unless we otherwise specify, of U.S.$ 1,000 and integral multiples thereof. (Sections 302 and 305)

Payment and Paying Agents

We will make payment of any principal or premium in respect of registered securities against surrender of such registered securities at the office of the trustee or its designee in the Borough of Manhattan, The City of New York. Unless otherwise indicated in the applicable prospectus supplement, we will make payment of any installment of interest on any registered security to the person in whose name such registered security is registered (which, in the case of a global security, will be the depository or its nominee) at the close of business on the regular record date for such interest payment; provided, however, that any interest payable at maturity will be paid to the person to whom any principal is paid. Unless otherwise specified in the applicable prospectus supplement, payments in respect of registered securities will be made in the currency designated for payment at the office of such paying agent or paying agents as we may appoint from time to time, except that any such payment may be made by check mailed to the address of the person entitled thereto as it appears in the security register, by wire transfer to an account designated by such person or by any other means acceptable to the trustee and specified in the applicable prospectus supplement. (Section 307)

Unless otherwise specified in the applicable prospectus supplement, we will appoint the office of the trustee or its designee in the Borough of Manhattan, The City of New York, as our sole paying agent for payments in respect of the debt securities of any series that are issuable solely as registered securities. Any other paying agent we initially appoint in the United States for the debt securities of a series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or terminate the appointment of any paying agent or approve a change in the office through which any paying agent acts, except that we will maintain at least one paying agent in the Borough of Manhattan, The City of New York, for payments in respect of registered securities. (Section 1002)

Any payment we are required to make in respect of a debt security at any place of payment on a date that is not a business day need not be made at such place of payment on such date, but may be made on the first succeeding business day with the same force and effect as if made on such date, and no additional interest shall accrue as a result of such delayed payment. (Section 113)

Unless otherwise specified in the applicable prospectus supplement, we use the term “business day” to mean, with respect to any place of payment or other location, each Monday, Tuesday, Wednesday, Thursday and Friday that is a day on which commercial banks in such place of payment or other location are generally open for business. (Section 101)

All moneys we pay to a paying agent for the payment of any principal, premium or interest in respect of any debt security that remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to us, and the holder of such debt security will thereafter look only to us for payment thereof. (Section 1003)

We will make any payments of principal, premium or interest in respect of any debt security without deduction or withholding for or on account of any present or future taxes, assessments or other governmental charges imposed on such debt security or the holder thereof, or by reason of the making of any such payment, by Sweden or any political subdivision or taxing authority thereof or therein. Unless otherwise specified in the applicable prospectus supplement, if we are required by law to make any such deduction or withholding, we will pay such additional amounts as may be necessary so that every net payment in respect of such debt security paid to the holder thereof will not be less than the amount provided for in such debt security and in the indenture, to be then due and payable; provided that:

·                  such holder is not otherwise liable to taxation in Sweden in respect of such payment by reason of any relationship with or activity within Sweden other than his ownership of such debt security or his receiving payment in respect thereof; and

·                  no such additional amount will be paid:

·               with respect to any debt security if the holder thereof is able to avoid such withholding by making a declaration of non-residence or other similar claim for exemption to the relevant tax authority, or

·               with respect to any bearer security presented for payment more than 30 days after the later of (A) the date on which the payment of principal, premium or interest relating to such additional amount first becomes due and (B) if we fail to provide for such payment of principal, premium or interest on or prior to such due date, the date on which such payment has been duly provided for, except to the extent that the holder thereof would have been entitled to such additional amount on presenting such bearer security for payment on such thirtieth day, or

·               where the withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to the European Union Directive on the taxation of savings adopted June 3, 2003 (implementing the conclusions of the Economics and Financial Council meeting of November 26-27, 2000) or any law implementing or complying with, or introduced in order to conform to, such Directive. (Section 1007)

Negative Pledge

So long as any debt securities are outstanding, we will not and will not permit any Subsidiary (as defined in the indenture) to secure or allow to be secured any indebtedness for money borrowed now or hereafter existing by any mortgage, lien (other than a lien arising by operation of law), pledge, charge or other encumbrance upon any of our or any Subsidiary’s present or future revenues or assets (except for any mortgage, lien, pledge, charge or other encumbrance on property purchased by us or any Subsidiary as security for all or part of the purchase price thereof) without at the same time affording the debt securities the same or equivalent security therefor. (Section 1010)

Consolidation, Merger and Transfer of Assets

We may not consolidate with or merge into, or convey, transfer or lease our properties and assets substantially as an entirety to, any person, and may not permit any person to consolidate with or merge into, or convey, transfer or lease its properties and assets substantially as an entirety to, us, unless:

(i)                     in the event that we consolidate with or merge into, or convey, transfer or lease our properties and assets substantially as an entirety to, any person, such person is a corporation organized and existing under the laws of Sweden and such person expressly assumes our obligations on the debt securities and under the indenture;

(ii)                  immediately after giving effect to the transaction, no event of default and no event that, after notice or lapse of time or both, would become an event of default shall have occurred and be continuing; and

(iii)               certain other conditions are met. (Section 801)

Modification of the Indenture

The indenture permits us and the trustee, with the consent of the holders of not less than a majority in principal amount (or, in the case of any principal indexed security, face amount) of the outstanding debt securities affected thereby, to execute a supplemental indenture modifying the indenture or the rights of the holders of such debt securities; provided that no such modification shall, without the consent of the holder of each debt security affected thereby:

·                  change the stated maturity of any principal or interest in respect of any debt security, or reduce the principal amount (or, in the case of any principal indexed security, face amount) thereof, or reduce the rate or change the time of payment of any interest thereon, or change the manner in which the amount of any payment of any principal, premium or interest in respect of any indexed security is determined, or change any place of payment or change the coin or currency in which a debt security or coupon is payable or affect the right of any holder to institute suit for the enforcement of payment in accordance with the foregoing; or

·                  reduce the aforesaid percentage of principal amount (or, in the case of any principal indexed security, face amount) of debt securities, the consent of the holders of which is required for any such modification. (Section 902)

The provisions contained in the indenture for convening meetings of the holders of all or a portion of the debt securities of a series issuable in whole or in part as bearer securities will be described in the prospectus supplement relating to such bearer securities.

Events of Default

The indenture provides that the following shall constitute events of default with respect to the debt securities of any series:

(i)                                     default for 30 days in the payment of any interest on any debt security of such series when due;

(ii)                                  default for 15 days in the payment of any principal or premium in respect of any debt security of such series when due;

(iii)                               default for 15 days in the deposit of any sinking fund payment in respect of any debt security of such series when due;

(iv)                              default in the performance of any other covenant in the indenture (other than a covenant expressly included in the indenture solely for the benefit of debt securities of a series other than such series) that has continued for 30 days after written notice thereof by the trustee or the holders of 25% in aggregate principal amount (or, in the case of any principal indexed security, face amount) of the outstanding debt securities of such series;

(v)                                 default resulting in the acceleration of the maturity of any of our other indebtedness for borrowed money having an aggregate principal or face amount in excess of U.S.$10,000,000; and

(vi)                              certain events of bankruptcy, insolvency or reorganization. (Section 501)

We are required to file with the trustee annually a certificate of our principal executive officer, principal financial officer or principal accounting officer stating whether we have complied with all conditions and covenants under the indenture. (Section 1008)

The indenture provides that if an event of default with respect to the debt securities of any series at the time outstanding shall occur and be continuing, either the trustee or the holders of 25% in aggregate principal amount (or, in the case of any principal indexed security, face amount) of the outstanding debt securities of such series may declare the principal amount (or, in the case of any discount securities or indexed securities, such portion of the principal amount thereof as may be specified in the terms thereof) of all such debt securities together with any accrued but unpaid interest, to be due and payable immediately. (Section 502) In certain cases, the holders of a majority in aggregate principal amount (or, in the case of any principal indexed security, face amount) of the outstanding debt securities of any series may, on behalf of the Holders of all such debt securities, waive any past default or event of default, except, for example, a default not previously cured in payment of any principal, premium or interest in respect of the debt securities of such series. (Sections 502 and 513)

The indenture contains a provision entitling the trustee, subject to the duty of the trustee during default to act with the required standard of care, to be indemnified by the holders of the debt securities of any series before proceeding to exercise any right or power under the indenture with respect to such series at the request of such holders. (Section 603) The indenture provides that no holder of any debt security of any series may institute any proceeding, judicial or otherwise, to enforce the indenture, except in the case of failure of the trustee, for 60 days, to act after the trustee is given notice of default, a request to enforce the indenture by the holders of not less than 25% in aggregate principal amount (or, in the case of any principal indexed security, face amount) of the then outstanding debt securities of such series and an offer of reasonable indemnity to such trustee. (Section 507) This provision will not prevent any holder of debt securities from enforcing payment of any principal, premium or interest in respect thereof at the respective due dates for such payments. (Section 508) The holders of a majority in aggregate principal amount (or, in the case of any principal indexed security, face amount) of the outstanding debt securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of such series. However, the trustee may refuse to follow any direction that conflicts with law or the indenture, or which would be unjustly prejudicial to holders not joining in such action. (Section 512)

The indenture provides that the trustee will, within 90 days after the occurrence of a default with respect to the debt securities of any series known to the trustee, give to the holders of debt securities of such series notice of such default if not cured or waived, but, except in the case of a default in the payment of any principal, premium or interest in respect of any debt securities, the trustee may withhold such notice if it determines in good faith that withholding such notice is in the interests of the holders of such debt securities. (Section 602)

Defeasance

If so specified in the prospectus supplement relating to the debt securities of any series, we may terminate certain of our obligations under the indenture with respect to all or a portion of such debt securities, on the terms and subject to the conditions contained in the indenture, by depositing in trust with the trustee money or U.S. government securities sufficient to pay any principal, premium or interest in respect of such debt securities to stated maturity. It is a condition to such deposit and termination that we deliver:

(i)                                     an opinion of independent United States tax counsel that the holders of such debt securities will have no United States federal income tax consequences as a result of such deposit and termination; and

(ii)                                  if such debt securities are then listed on any national securities exchange, an opinion of counsel that such debt securities will not be delisted as a result of the exercise of this option.

Such termination will not relieve us of our obligation to pay when due any principal, premium or interest in respect of such debt securities if such debt securities are not paid from the cash or U.S. government securities held by the trustee for the payment thereof. (Section 1301)

Optional Redemption Due to Change in Swedish Tax Treatment

In addition to any redemption provisions that may be specified in the prospectus supplement relating to the debt securities of any series, if, at any time subsequent to the issuance of debt securities of any series, any tax, assessment or other governmental charge shall be imposed by Sweden or any political subdivision or taxing authority thereof or therein, as a result of which we shall become obligated under the indenture to pay any additional amount in respect of any debt security of such series (the determination as to whether payment of such additional amount would be required on account of such debt security being made by us on the basis of the evidence in our possession in respect of the interest payment date or other payment date immediately preceding the date of such determination and on the basis of the treaties and laws in effect on the date of such determination or, if we so elect, those to become effective on or before the first succeeding interest payment date or other payment date), then we shall have the option to redeem such debt security and all other debt securities of such series having the same original issue date and terms as such debt security, as a whole, at any time (except that debt securities that bear interest at a floating rate shall only be redeemable on an interest payment date). Any such redemption shall be at a redemption price equal to 100% of the principal amount thereof, together with accrued interest, if any, to the redemption date (except in the case of discount securities and indexed securities, which may be redeemed at the redemption price specified in such securities); provided, however, that at the time notice of any such redemption is given, our obligation to pay such additional amount shall remain in effect. (Section 1108)

Governing Law

The indenture, the supplemental indentures and the debt securities will be governed by, and construed in accordance with, the law of the State of New York, except that matters relating to our authorization and execution of the indenture, the supplemental indentures and the debt securities shall be governed by the law of Sweden. If the debt securities are at any time secured by property or assets in Sweden, matters relating to such security and the enforcement thereof in Sweden, shall be governed by the law of Sweden. (Section 112)

Consent To Service

We have irrevocably designated the Swedish Consulate-General in The City of New York as our authorized agent under the indenture for service of process in any legal action or proceeding arising out of or relating to the indenture, the supplemental indentures or the debt securities brought in any federal or State court in The City of New York. We have irrevocably submitted to the jurisdiction of such courts in any such action or proceeding. This designation does not constitute consent to service of process in any legal action or proceeding predicated upon the Securities Act. (Section 115)

Other Relationships with the Trustee

We maintain banking relationships in the ordinary course of business with the trustee.

SWEDISH TAXATION

Except where otherwise stated, the following summary outlines certain Swedish tax consequences relating to the notes for prospective purchasers that are not considered to be Swedish residents for Swedish tax purposes. This summary is based on the laws of the Kingdom of Sweden as in effect on the date of this document. These laws are subject to change, possibly on retroactive basis. Prospective purchasers are urged to consult their professional tax advisors regarding the Swedish and other tax consequences (including the applicability and effect of double taxation treaties) of acquiring, owning and disposing of notes in their particular circumstances.

Payments of any principal or interest to the holder of a note should not be subject to Swedish income tax, provided that such holder is not resident in Sweden for Swedish tax purposes and provided further that such holder does not have a permanent establishment or fixed base in Sweden to which the notes are effectively connected.

Swedish withholding tax, or Swedish tax deduction, is not imposed on payments of any principal or interest to the holder, except on certain payments of interest to private individuals (or estates of deceased individuals) with residence in Sweden for tax purposes.

Generally, for Swedish corporations and private individuals (and estates of deceased individuals) with residence in Sweden for tax purposes, all capital income (e.g., interest and capital gains on a note) will be taxable. Specific tax consequences, however, may be applicable to certain categories of corporations, such as investment companies and life insurance companies.

PLAN OF DISTRIBUTION

Terms of Sale

We will describe the terms of a particular offering of debt securities in the applicable prospectus supplement, including the following:

·                  the name or names of any underwriters or agents;

·                  the purchase price of the debt securities;

·                  the proceeds to us from the sale;

·                  any underwriting discounts and other items constituting underwriters’ compensation;

·                  any initial public offering price of the debt securities;

·                  any concessions allowed or reallowed or paid to dealers; and

·                  any securities exchanges on which such debt securities may be listed.

Any underwriters, dealers or agents participating in a sale of debt securities may be considered to be underwriters under the U.S. Securities Act of 1933. Furthermore, any discounts or commissions received by them may be considered to be underwriting discounts and commissions under the Securities Act. We may agree to indemnify any agents and underwriters against certain liabilities, including liabilities under the Securities Act. The agents and underwriters may also be entitled to contribution from us for payments they make relating to these liabilities.

Method of Sale

We may sell the debt securities in any of three ways:

·                  through underwriters or dealers;

·                  directly to one or more purchasers; or

·                  through agents.

If we use underwriters in a sale, they will acquire the debt securities for their own account and may resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. We may offer the debt securities to the public either through underwriting syndicates represented by managing underwriters or directly through underwriters. The obligations of the underwriters to purchase a particular offering of debt securities may be subject to conditions. The underwriters will also be obligated to purchase all the debt securities of an issue if any are purchased. Any initial public offering price or any concessions allowed or reallowed or paid to dealers may be changed.

We may also sell the debt securities directly or through agents. Any agent will be named and any commissions payable to the agent by us will be set forth in the applicable prospectus supplement. Any agent will act on a reasonable best efforts basis for the period of its appointment unless the applicable prospectus supplement states otherwise.

We may authorize underwriters or dealers to solicit offers by certain institutions to purchase a particular offering of debt securities at the public offering price set forth in the applicable prospectus supplement using delayed delivery contracts. These contracts provide for payment and delivery on one or more specified dates in the future. The applicable prospectus supplement will describe the commission payable for solicitation and the terms and conditions of these contracts.

Any restrictions on the offer, sale or delivery of bearer securities to United States persons or within the United States in connection with the original issuance of the debt securities will be described in the applicable prospectus supplement. Such prospectus supplement will also describe any restrictions on the sale of debt securities in other jurisdictions if and as appropriate.

Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

EXCHANGE CONTROLS AND OTHER LIMITATIONS AFFECTING SECURITY HOLDERS

No approvals are necessary under Swedish law to enable us, at the times and in the manner provided or to be provided in the debt securities we may offer, or in the indenture, to acquire and transfer out of Sweden all amounts necessary to pay in full all amounts payable thereunder, and no approval of Sveriges Riksbank would be required for prepayment of any debt securities. Under Swedish law and our Articles of Association, there are no limitations on the right of persons who are not residents of Sweden or persons who are not citizens of Sweden to own or hold the debt securities offered hereby.

VALIDITY OF THE DEBT SECURITIES

The following persons will give opinions regarding the validity of the debt securities:

·                  For us:  Advokatfirman Vinge, Stockholm; and

·                  For the underwriters and agents, if any:  Cleary Gottlieb Steen & Hamilton LLP, New York, New York.

As to all statements in this prospectus with respect to Swedish law, Cleary Gottlieb Steen & Hamilton LLP will rely on the opinion of Advokatfirman Vinge.

Cleary Gottlieb Steen & Hamilton LLP has provided legal services to us from time to time.

AUTHORIZED REPRESENTATIVE

Our authorized representative in the United States is the Consulate General of Sweden, One Dag Hammarskjöld Plaza, 885 Second Avenue, New York, NY 10017.

EXPENSES

The table below sets forth the estimated expenses to be paid by us in connection with the issuance and distribution of an assumed aggregate principal amount of $4,000,000,000 debt securities being registered pursuant to this registration statement. The assumed amount has been used to demonstrate the expenses of an offering and does not represent an estimate of the amount of debt securities that may be registered or distributed because such amount is unknown at this time.

Legal fees and expenses	U.S.$ 110,000
Accounting fees and expenses	26,500
Printing and engraving expenses	5,000
Miscellaneous	100,000
Total	U.S.$ 241,000

As a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act), upon each offering of debt securities made under this prospectus we will pay a registration fee to the Securities and Exchange Commission at the prescribed rate, currently U.S.$107 per $1,000,000 of offering price. We will offset against these fees an aggregate amount of U.S.$120,930.94 representing registration fees paid in respect of unsold securities previously registered on our Registration Statement on Form F-3 (No. 333-115102).

EXPERTS

Our financial statements contained in our Annual Report on Form 20-F for the year ended December 31, 2004 are incorporated by reference in this prospectus and have been audited by KPMG Bohlins AB, independent auditors, as set forth in their report dated March 10, 2005 and, in respect to notes 32 and 38 to such financial statements, April 6, 2005.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form F-3 (No. 333-131369) that we filed with the SEC using a shelf registration process. This prospectus does not contain all of the information provided in the registration statement. For further information, you should refer to the registration statement.

We file reports and other information with the SEC. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. You may also read and copy these documents at the SEC’s public reference room in Washington, D.C. at 100 F Street, N.E., Washington, D.C. 20549.

Please call the SEC at 1-800-SEC-0330 for further information on its public reference rooms, including those in New York and Chicago. Some of our SEC filings are also available on the SEC’s website at http:/ /www.sec.gov.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this pricing supplement.  You must not rely on any unauthorized information or representations.   This pricing supplement is an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.  The information contained in this pricing supplement is current only as of its date.

$5,000,000

AB SVENSK
EXPORTKREDIT
(Swedish Export
Credit Corporation)

S&P GSCITM Index Linked Notes
Due May 5, 2009

Goldman, Sachs & Co.